EXHIBIT 2(a)
                                  ------------


THIS PLAN AND AGREEMENT OF MERGER IS NOT A PROSPECTUS AND ANY OFFERING OF THE SHARES OF COMMON STOCK OF THE SHAW GROUP INC., COVERED BY THIS AGREEMENT IS NOT A PUBLIC OFFERING. RECIPIENTS OF SUCH SHARES WILL NOT BE ENTITLED TO BRING A CAUSE OF ACTION FOR RESCISSION UNDER SECTION 12(2) OF THE SECURITIES ACT OF 1933 FOR AN UNTRUE STATEMENT OF A MATERIAL FACT OR FOR THE FAILURE TO STATE A MATERIAL FACT.














                          PLAN AND AGREEMENT OF MERGER



                                      AMONG


                THE SHAREHOLDERS OF NAPTech, INC., NAPTech, INC.,
                       SAON, INC. AND THE SHAW GROUP INC.



                           Dated as of August 5, 1996

                                TABLE OF CONTENTS
                                -----------------
                          (Not a Part of the Agreement)


                                                                           Page
                                                                           ----

ARTICLE I  DEFINITIONS .................................................      1

         SECTION 1.01.           Certain Defined Terms..................      1

ARTICLE II  THE MERGER, ETC. ...........................................     10

         SECTION 2.01.           The Merger.............................     10
         SECTION 2.02.           Effective Time.........................     10
         SECTION 2.03.           Closing................................     10
         SECTION 2.04.           Terms of Merger........................     10
         SECTION 2.05.           Merger Consideration; Cancellation of
                                 the Shares in the Merger, Etc..........     11

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE
                  SHAREHOLDERS AND THE COMPANY..........................     12

SECTION 3.01.              Capacity of the Shareholders ................     12
SECTION 3.02.              Organization, Authority and Qualification of
                           the Company..................................     12
SECTION 3.03.              Capital Stock of the Company; Ownership of
                           the Shares...................................     13
SECTION 3.04.              Subsidiaries ................................     13
SECTION 3.05.              Corporate Books and Records..................     15
SECTION 3.06.              No Conflict..................................     15
SECTION 3.07.              Governmental Consents and Approvals..........     16
SECTION 3.08.              Financial Information and Books and Records..     16
SECTION 3.09.              Certain Additional Representations...........     17
SECTION 3.10.              No Undisclosed Liabilities or Capital
                           Commitments .................................     17
SECTION 3.11.              Acquired Assets .............................     18
SECTION 3.12.              Conduct in the Ordinary Course; Absence of
                           Certain Changes, Events and Conditions.......     18
SECTION 3.13.              Litigation...................................     20
SECTION 3.14.              Certain Interests............................     21
SECTION 3.15.              Compliance with Laws.........................     21
SECTION 3.16.              Environmental and Other Permits and Licenses;
                           Related Matters..............................     21
SECTION 3.17.              Material Contracts...........................     23
SECTION 3.18.              Intellectual Property........................     25
SECTION 3.19.              Real Property................................     26
SECTION 3.20.              Tangible Personal Property...................     26
SECTION 3.21.              Assets.......................................     27

SECTION 3.22.              Accounts Receivable and Inventory............     28
SECTION 3.23.              Customers ...................................     28
SECTION 3.24.              Employee Benefit Matters ....................     28
SECTION 3.25.              Labor Matters................................     32
SECTION 3.26.              Key Employees................................     33
SECTION 3.27.              Risk Management..............................     33
SECTION 3.28.              Accounts; Lockboxes; Safe Deposit Boxes;
                           Powers of Attorney...........................     34
SECTION 3.29.              Full Disclosure..............................     35
SECTION 3.30.              Investment Purpose, Etc......................     35
SECTION 3.31.              Brokers......................................     36
SECTION 3.32.              Freeport Property............................     36

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF THE
                  PARENT AND THE PARENT SUB.............................     36

SECTION 4.01.              Organization and Authority of the Parent and
                           the Parent Sub ..............................     37
SECTION 4.02.              No Conflict..................................     37
SECTION 4.03.              Governmental Consents and Approvals..........     37
SECTION 4.04.              Litigation...................................     37
SECTION 4.05.              Brokers......................................     38
SECTION 4.06.              Reports; Financial Statements ...............     38

ARTICLE V  ADDITIONAL AGREEMENTS .......................................     39

SECTION 5.01.              Conduct of Business Prior to the Effective
                           Time.........................................     39
SECTION 5.02.              Access to Information........................     40
SECTION 5.03.              Confidentiality .............................     41
SECTION 5.04.              Regulatory and Other Authorizations; Notices
                           and Consents.................................     43
SECTION 5.05.              Notice of Developments.......................     44
SECTION 5.06.              Acquisition Proposals........................     44
SECTION 5.07.              Use of Names and Intellectual Property.......     45
SECTION 5.08.              Non-Competition..............................     45
SECTION 5.09.              Release of Indemnity and Other Obligations...     46
SECTION 5.10.              Further Action...............................     46

SECTION 5.11.              Removal of Encumbrances on Assets............     46
SECTION 5.12.              Certain Additional Covenants.................     47
SECTION 5.13.              Termination of Inter-Company Arrangements,
                           etc..........................................     48

ARTICLE VI  MINORITY SHAREHOLDERS.......................................     48

SECTION 6.01.              Certain Limitations on Representations
                           and Warranties of the Minority Shareholders..     48

ARTICLE VII  TAX MATTERS................................................     49

SECTION 7.01.              Representations, Warranties and Covenants ...     49
SECTION 7.02.              Access to Information........................     54
SECTION 7.03.              Returns and Payments.........................     55
SECTION 7.04.              Refunds .....................................     56
SECTION 7.05.              Indemnity ...................................     56
SECTION 7.06.              Contests ....................................     58
SECTION 7.07.              Time of Payment..............................     59
SECTION 7.08.              Cooperation and Exchange of Information......     60
SECTION 7.09.              Retention of Tax Returns and Records.........     60
SECTION 7.10.              Conveyance Taxes.............................     61
SECTION 7.11.              Miscellaneous................................     61

ARTICLE VIII  CONDITIONS TO CLOSING.....................................     62

SECTION 8.01.              Conditions to Obligations of the Shareholders
                           and the Company..............................     62
SECTION 8.02.              Conditions to Obligations of the Parent and
                           the Parent Sub...............................     64

ARTICLE IX  SURVIVAL AND INDEMNIFICATION................................     68

SECTION 9.01.              Survival of Representations, Warranties and
                           Covenants....................................     68
SECTION 9.02.              Indemnification..............................     69
SECTION 9.03.              Limits on Indemnification....................     73
SECTION 9.04               Security for Shareholders' Agreement to
                           Indemnify....................................     74

ARTICLE X  TERMINATION AND WAIVER........................................    74

SECTION 10.01.             Termination by the Shareholders or Parent.....    74
SECTION 10.02.             Effect of Termination.........................    75
SECTION 10.03.             Waiver........................................    76

ARTICLE XI  GENERAL PROVISIONS...........................................    76

SECTION 11.01.             Solidary Obligation of Shareholders
                           Other than Minority Shareholders..............    76
SECTION 11.02.             Expenses......................................    76
SECTION 11.03.             Notices.......................................    76
SECTION 11.04.             Public Announcements..........................    78
SECTION 11.05.             Headings; Construction........................    78
SECTION 11.06.             Severability..................................    78
SECTION 11.07.             Entire Agreement..............................    78
SECTION 11.08.             Assignment....................................    78
SECTION 11.09.             No Third Party Beneficiaries..................    78

SECTION 11.10.             Amendment......................................   79
SECTION 11.11.             Governing Law..................................   79
SECTION 11.12.             Counterparts...................................   79
SECTION 11.13.             Specific Performance...........................   79
SECTION 11.14.             Legal Advice ..................................   79
SECTION 11.15              Remedies Not Exclusive ........................   79

ARTICLE XII  SHAREHOLDER REPRESENTATIVE; POWER
         OF ATTORNEY             .........................................   79

         SECTION 12.01.          Shareholder Representative; Etc. ........   79



Exhibits

Exhibit 1.01(i)               List of Minority Shareholders
Exhibit 1.01(ii)              Permitted Encumbrances
Exhibit 1.01(iii)             List of Shareholders Represented by Company's
                              Counsel
Exhibit 2.05(a)(ii)           Allocation of Merger Consideration Among
                              Shareholders
Exhibit 3.03                  List of Shares Owned by Each of the Shareholders
Exhibit 3.32                  Members and Percentage Ownership of Freeport
                              Properties, L.L.C.
Exhibit 5.04                  Third Party Consents and Estoppel Certificates
Exhibit 5.08(a)               Locations for Non-Competition
Exhibit 8.01(f)               Legal Opinion of Parent's Counsel
Exhibit 8.01(s)(1)            Registration Rights Agreement
Exhibit 8.02(f)               Legal Opinion of Company's Counsel
Exhibit 8.02(h)(1)            Directors and Officers of the Subsidiary who are
                              not resigning or to be removed
Exhibit 8.02(s)(2)            Representation Letter by the Shareholders
Exhibit 8.02(l)               Escrow Agreement

Disclosure Schedule

3.02 Organization, Authority and Qualification of the Company
3.03                          Outstanding Options of the Company
3.04                          Subsidiaries
3.07                          Governmental Consents and Approvals
3.10                          No Undisclosed Liabilities or Capital Commitments
3.13                          Litigation
3.14                          Certain Interests
3.15                          Compliance with Laws
3.16                          Environmental and Other Permits and Licenses;
                              Related Matters
3.17                          Material Contracts
3.18                          Intellectual Property
3.19                          Real Property

3.20                          Tangible Personal Property
3.21                          Assets Needing Repairs
3.22                          Accounts Receivable and Inventory
3.23                          Customers
3.24                          Employee Benefit Matters
3.25                          Labor Matters
3.26                          Key Employees
3.27                          Risk Management
3.28                          Accounts; Lockboxes; Safe Deposit Boxes;
                              Powers of Attorney
5.09                          Certain Agreements Not Released
5.13                          Inter-Company Agreements Not Terminated
7.01                          Representations and Warranties
8.01(l)                       Certain Obligations to be Paid by the Company
                              Pre-Closing

         THIS PLAN AND AGREEMENT OF MERGER, dated as of August 5, 1996, among the undersigned shareholders of NAPTech, INC. (collectively, the "Shareholders"), NAPTech, INC., a Delaware corporation (the "Company"), THE SHAW GROUP INC., a Louisiana corporation (the "Parent"), and SAON, INC., a Louisiana corporation (the "Parent Sub").

                                    RECITALS

         WHEREAS, the Shareholders own all the issued and outstanding shares (the "Shares") of common stock, $0.01 par value per share (the "Common Stock"), of the Company; and

         WHEREAS, the Parent owns all of the issued and outstanding shares of common stock, $0.01 par value, of the Parent Sub; and

         WHEREAS, the Parent, the Parent Sub, the Shareholders and the Company each have determined that it is in their best interests for the Parent Sub to merge with and into the Company, upon the terms and subject to the conditions of this Agreement with the Company to be the Surviving Corporation; and

         WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Sections 368(a)(1)(A) and (a)(2)(E) or Section 368(a)(1)(B) of the Code;

         WHEREAS, the Boards of Directors of the Company and the Parent Sub have duly approved this Agreement and have authorized the execution hereof by the respective undersigned officers of the Company and the Parent Sub, and have directed that this Agreement be submitted to the votes of their respective shareholders, the Shareholders and the Parent, in accordance with Sections 251-262 of the General Corporation Law of the State of Delaware and Part XI of the Business Corporation Law (La.R.S. 12:111-116) of the State of Louisiana, respectively;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the Shareholders, the Company, the Parent Sub and the Parent hereby agree as follows:

     ARTICLE I DEFINITIONS SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

         "Acquisition Documents" has the meaning specified in Section 9.01.

         "Acquisition Proposal" has the meaning specified in Section 5.06.

         "Action"  means  any  claim,   action,  suit,   arbitration,   inquiry,
proceeding or investigation by or before any Governmental Authority.

         "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

         "Agreement" or "this Agreement" means this Plan and Agreement of Merger, dated as of the date set forth in the preamble to this Agreement, among the Shareholders, the Company, the Parent Sub and the Parent (including the Exhibits hereto and the Disclosure Schedule) and all amendments hereto made in accordance with the provisions of Section 11.10.

         "APB 16" has the meaning specified in Section 3.09.

         "Asset" or "Assets" has the meaning specified in Section 3.21.

         "Balance Sheet Date" means March 29, 1996.

         "Best" means A.M. Best Company, Inc.

         "Business" means the forming, bending, coating, welding, sale, engineering, fabrication and manufacture of piping, pipeline systems, piping sub-assemblies, skids, and modules, and seamless steel pressure vessels, and all other businesses which are on the date hereof being conducted by the Company, the Subsidiary and the LLC Subsidiary.

         "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the State of Louisiana or in the State of Utah.

     "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. ss.ss. 9601 et seq.

         "Certificate of Merger" shall mean the certificate of merger with respect to the merger of the Parent Sub with and into the Company, containing the provisions required by, and executed in accordance with, Section 112 of the LBCL and Sections 103 and 251 of the DGCL.

         "Claim Notice" has the meaning specified in Section 9.02.

         "Closing" has the meaning specified in Section 2.03 .

         "Closing Date" has the meaning specified in Section 2.03.

         "COBRA" means continuation coverage as set forth in Sections 601 and 602 of ERISA.

         "Code" means the Internal Revenue Code of 1986, as amended through the date hereof.

         "Common Stock" has the meaning specified in the Recitals to this Agreement.

         "Company" has the meaning specified in the preamble to this Agreement.

         "Company Certificate(s)" has the meaning specified in Section 2.05.

         "Company GAAP Statements" has the meaning specified in Section 3.08.

         "Company Interim GAAP Statements" has the meaning specified in
Section 3.08.

         "Company's Counsel" means LeBoeuf, Lamb, Greene & MacRae L.L.P., legal counsel to the Shareholders listed on Exhibit 1.01 (iii), the Company, the Subsidiary and the LLC Subsidiary in connection with this Agreement and the transactions contemplated hereby.

         "Company Options" means those outstanding stock options issued by the Company which are identified in Section 3.03(b) of the Disclosure Schedule.

         "Control" (including, without limitation, the terms "controls", "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

         "Convertible Note" means that certain convertible promissory note dated July 26, 1996, made by the Company, having a principal amount outstanding as of the date hereof of $36,000, payable to Edward Davin.

         "D&P" means Duff & Phelps Credit Rating Co.

         "DGCL" means the General Corporation Law of the State of Delaware.

         "Disclosure Schedule" means the schedules attached hereto and delivered to the Parent and the Parent Sub by the Shareholders and the Company together with this Agreement.

         "Effective Time" shall have the meaning specified in Section 2.02.

         "Encumbrance" or "Encumbrances" means any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

         "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, notices of liability or potential liability, investigations, proceedings, settlements, consent orders or consent agreements by any Person relating in any way to any Environmental Law, Environmental
Permits or Hazardous Materials, or arising from alleged injury or threat of injury to health, safety or the environment.

         "Environmental Law" means any Law, now in effect, and any judicial or administrative interpretation thereof, including, without limitation, any judicial or administrative order, consent decree or judgment, relating to or addressing the environment, health, safety or Hazardous Materials, including without limitation any Occupational Safety and Health Law.

         "Environmental Lien" means a lien in favor of any Governmental Authority for any (a) liability under any Environmental Law, or (b) damages arising from, or costs incurred by, such Governmental Authority in response to a Release of a Hazardous Material.

         "Environmental Permits" means all Permits required under any applicable Environmental
Law.

         "ERISA" has the meaning specified in Section 3.24.

         "Escrow Agreement" means the agreement referred to in Section 8.02.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Financial Statements" has the meaning specified in Section 3.08.

         "Freeport Property" means the land, building(s) and other improvements located on South Freeport Industrial Parkway, Clearfield, Utah, in which the Company conducts its primary business activities and which is owned by Freeport Properties, L.L.C.

         "GAAP" means United States generally accepted accounting principles and practices as in effect from time to time.

         "Governmental Authority" means any United States federal, state or local or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

         "Governmental Order" or "Governmental Orders" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

         "Hazardous Materials" means any pollutant, hazardous substance, radioactive substance, toxic substance, hazardous waste, medical waste, radioactive waste, special waste, petroleum or petroleum-derived substance or waste, asbestos, polychlorinated biphenyls, or any hazardous or toxic constituent thereof and includes, but is not limited to, any substance defined in or regulated under any Environmental Law.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

         "Indebtedness" means, with respect to any Person, (a) all indebtedness of such Person, whether or not contingent, for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Indebtedness of others referred to in clauses (a) through (f) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to or in any other manner invest in the debtor (including, without limitation, any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (i) all Indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

         "Indemnified Party" has the meaning specified in Section 9.02.

         "Indemnifying Party" has the meaning specified in Section 9.02.

         "Indemnity Notice" has the meaning specified in Section 9.02.

         "Intellectual Property" means (a) trademarks, service marks, trade dress, logos, trade names and corporate names, whether or not registered, (b) copyrights, whether or not registered, and all patents, patent applications and inventions and discoveries, (c) registrations of and applications for registration of any of the foregoing, (d) computer software, including, without limitation, source code, operating systems and specifications, data, data bases, files, documentation and other materials related thereto, data and documentation, (e) trade secrets and confidential, technical and business information, and (f) whether or not confidential, technology (including, without limitation, know-how and show-how), research and development information, drawings, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing information, business and marketing plans and customer and supplier lists and information.

         "Inter-Company Arrangements" has the meaning specified in Section 3.14.

         "IRS" means the Internal Revenue Service of the United States.

         "Law" or "Laws" means any United States federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, Permit, other legal requirement or rule of law.

         "LBCL" means the Business Corporation Law of the State of Louisiana, La.R.S. 12:1, et
seq.

         "LLC Subsidiary" means IRM NAPTech Joint Venture, L.L.C.

         "Lease" for purposes of Sections 3.17, 3.19 and 3.20 means any and all leases, subleases, sale/leaseback agreements or similar arrangements, whether or not capitalized.

         "Leased Real Property" means the real property leased by the Company, the Subsidiary or the LLC Subsidiary, as tenant, together with, to the extent leased by the Company or the Subsidiary, all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Company or the Subsidiary attached or appurtenant thereto, and all easements, licenses, rights and appurtenances relating to the foregoing.

         "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Law (including, without limitation, any Environmental Law), Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

         "Licensed   Intellectual  Property"  means  all  Intellectual  Property licensed or sublicensed to the Company, the Subsidiary or the LLC Subsidiary from a third party.

         "Losses" has the meaning specified in Section 9.02 .

         "Material Adverse Effect" means any circumstance, change in, or effect on the Business or the Company that, individually or in the aggregate with any other circumstances, changes in, or effects on, the Business or the Company: (a) is or could be materially adverse to the business, operations, prospects, results of operations or financial condition of the Company, or (b) could materially and adversely affect the ability of the Parent or the Company to operate or conduct the Business in the manner in which it is currently operated or conducted by the Company, the Subsidiary and the LLC Subsidiary.

         "Material Contracts" has the meaning specified in Section 3.17.

         "Merger" shall mean the merger of the Parent Sub with and into the Company as contemplated by Section 2.01.

         "Merger Consideration" shall have the meaning specified in Section
2.05.

         "Minority Shareholders" means the Shareholders owning 4.33% of the Shares who are identified on Exhibit 1.01(i).

         "Multiemployer Plan" has the meaning specified in Section 3.24.

         "Multiple Employer Plan" has the meaning specified in Section 3.24.

         "Name" has the meaning specified in Section 5.07.

         "Notice Period" has the meaning specified in Section 9.02.

         "Occupational Safety and Health Law" means any law, rule or regulation designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any mandatory program designed to provide safe and healthful working conditions.

         "Owned Intellectual Property" means all Intellectual Property in and to which the Company, the Subsidiary, or the LLC Subsidiary holds, or has a right to hold, any right, title and interest.

         "Owned Real Property" means the real property owned by the Company, the Subsidiary or the LLC Subsidiary prior to the Closing, together with all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Company, the Subsidiary or the LLC Subsidiary attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

         "Parent" has the meaning specified in the preamble to this Agreement.

         "Parent SEC Reports" has the meaning specified in Section 4.06.

         "Parent Sub" has the meaning specified in the preamble of this Agreement.

         "Parent's Common Stock" means the common stock, no par value, of the Parent.

         "Parent's   Counsel"  means  Kantrow,   Spaht,   Weaver  &  Blitzer (A
Professional Law Corporation) and Fulbright & Jaworski L.L.P., legal counsel to the Parent and the Parent Sub in connection with this Agreement and the transactions contemplated hereby.

         "Parent's Due Diligence Review" has the meaning specified in Section 8.02(q).

         "Permits" has the meaning specified in Section 3.16.

         "Permitted Encumbrances" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) liens for taxes, assessments and governmental charges or levies not yet due and payable which are not in excess of $10,000 in the aggregate or which are being contested in good faith and for which reserves in accordance with GAAP have been established on the Financial Statements; (b) Encumbrances imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 30 days or (ii) are not in excess of $5,000 in the case of a single property or $10,000 in the aggregate at any time or which are being contested in good faith and for which reserves in accordance with GAAP have been established on the Financial Statements; (c) pledges or deposits to secure obligations under worker's compensation laws or similar legislation or to secure public or statutory obligations; (d) minor survey exceptions, reciprocal easement agreements and other customary encumbrances on title to real property that (i) were not incurred in connection with any Indebtedness,(ii) do not render title to the property encumbered thereby unmarketable and (iii) do not, individually or in the aggregate, materially adversely affect the value or use of such property for its current purposes; (e) in the case of stock of a corporation, restrictions on the payment of dividends arising under applicable corporate law or on transferability arising under applicable securities laws; and (f) the Encumbrances identified on Exhibit 1.01(ii).

         "Person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization, governmental authority or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

         "Plan of Merger" shall mean this Agreement.

         "Plans" has the meaning specified in Section 3.24.

         "Real Property" means the Leased Real Property and the Owned Real Property.

         "Regulations"  means  the  Treasury  Regulations  (including,   without
limitation, Temporary Regulations) promulgated by the United States Department of Treasury with respect to the Code or other federal tax statutes.

         "Release" means the release or threatened release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migrating into the indoor or outdoor environment of any Hazardous Material.

         "Replacement Options" means stock options to be issued by the Parent at the Closing pursuant to its 1993 Employee Stock Option Plan in substitution of the Company Options held by employees of the Company which have not been exercised prior to the Effective Time, each such Replacement Option to have the same term, aggregate exercise price, vesting and other provisions, as the Company Option for which it is substituted and shall be exercisable into the number of shares of the Parent's Common Stock equal to the product of 0.0772611 times the aggregate number of shares included in the Company Option.

         "Returns" has the meaning specified in Section 7.01.

         "S&P" means Standard & Poor's Corporation.

         "SEC" means the Securities and Exchange Commission.

         "Secured Real Property" has the meaning specified in Section 3.16.

         "Securities" has the meaning specified in Section 2(11) of the Securities Act.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Shareholder Representative" has the meaning specified in Section
12.07.

         "Shareholders" has the meaning specified in the preamble to this Agreement.

         "Shareholders' Accountants" means Deloitte & Touche LLP, independent accountants of the Company and the Subsidiary.

         "Shares" has the meaning specified in the preamble to this Agreement.

         "Subsidiary" means NAPTech Pressure Systems Corporation, a Utah corporation.

         "subsidiaries" means any and all other corporations, partnerships, joint ventures, limited liability companies, associations and other entities controlled by the Company directly or indirectly through one or more intermediaries.

         "Surviving Corporation" shall mean the surviving corporation in the Merger.

         "Tangible Personal Property" has the meaning specified in Section 3.20.

         "Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, premiums, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs duties, tariffs, and similar charges.

         "Tax Returns" has the meaning specified in Section 7.01.

         "Third Party Claim" has the meaning specified in Section 9.02.


                                   ARTICLE II

                                THE MERGER, ETC.

         SECTION 2.01 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, the Parent Sub will be merged with and into the Company in accordance with the provisions of the LBCL and the DGCL and with the effect provided in Section 115 of the LBCL and Section 259 of the DGCL. The separate corporate existence of the Parent Sub shall thereupon cease and the Company shall be the Surviving Corporation and shall continue to be governed by the laws of the State of Delaware.

         SECTION 2.02 Effective Time. The merger shall become effective on such date and at such time (the "Effective Time") as (a) the Plan of Merger or, in lieu thereof, a certificate of merger as permitted by La.R.S. 12:112(F) and
Section 251(c) of the DGCL (the "Certificate of Merger"), shall have been accepted for filing by the Secretary of State of the State of Louisiana and the Secretary of State of the State of Delaware, or (b) such later date and time as may be specified in the Plan of Merger or Certificate of Merger, as permitted by the LBCL and the DGCL.

         SECTION 2.03 Closing. Upon the terms and subject to the conditions of this Agreement, the exchange of the Shares contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of Kantrow, Spaht, Weaver & Blitzer (A Professional Law Corporation), Baton Rouge,
Louisiana, at 10:00 A.M. Baton Rouge time on a day selected by the Parent following the satisfaction or waiver of all other conditions to the obligations of the parties set forth in Article 8, or at such other place or at such other time or on such other date as the Shareholders and the Parent may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date"). The Effective Time shall occur on the Closing Date.

         SECTION 2.04 Terms of Merger.

         (a) Articles of Incorporation. The Articles of Incorporation of the Company as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, until duly amended in accordance with the terms thereof and of the DGCL.

         (b) Bylaws. The Bylaws of the Company in effect at the Effective Time shall be the Bylaws of the Surviving Corporation, until duly amended in accordance with the terms thereof, of the Articles of Incorporation of the Surviving Corporation and of the DGCL.

         (c) Directors and Officers. The directors and officers of the Parent Sub at the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation and the DGCL.

         SECTION 2.05 Merger Consideration; Cancellation of the Shares in the Merger, Etc.

         (a) Consideration; Cancellation of the Shares in the Merger. At the Effective Time, by virtue of the Merger and without any action by the holders thereof:

                  (i) The Shares, constituting all of the issued and outstanding capital stock of the Company immediately prior to the Effective Time, shall be converted into the right to receive in exchange therefor 432,783 unregistered shares of the Parent's Common Stock (the "Merger Consideration"), such number of shares to be (i) appropriately adjusted for any stock dividends, stock split or combination of the outstanding shares of the Parent's Common Stock declared after the date hereof and prior to the Closing Date and (ii) reduced by the aggregate number of shares of the Parent's Common Stock for which (A) Replacement Options shall be exercisable after the Effective Time and (B) the Convertible Note is convertible after the Effective Time at a conversion ratio of 0.0772611 of shares of the Parent's Common Stock for each share of the Common Stock.

                  (ii) All of the Shares to be converted into the right to receive in exchange therefor the Parent's Common Stock, pursuant to this Section 2.05, shall cease to be outstanding, shall be canceled and retired and shall cease to exist, and the Shareholders, which are the registered holders of the certificates representing the Shares (the "Company Certificate(s)") shall thereafter cease to have any rights with respect to the Shares, except the right to receive, upon the surrender of the Company Certificate(s) in accordance with
Section 2.05(b), the Merger Consideration to be allocated among the Shareholders as set forth on Exhibit 2.05(a)(ii).

                  (iii) Each share of common stock par value $0.01 per share, of the Parent Sub issued and outstanding immediately prior to the Effective Time shall continue to be outstanding and shall be converted into a share of common stock of the Surviving Corporation.

         (b) Exchange of the Shares in the Merger. Following the Effective Time, upon surrender of the Company Certificate(s) for cancellation to the Parent, the Shareholders shall receive, in exchange for the Shares represented by the Company Certificate(s), the Merger Consideration and the Company Certificate(s) so surrendered shall forthwith be canceled. Until surrendered, the Company Certificate(s) shall, upon and after the Effective Time, be deemed canceled and for all purposes to evidence ownership of the number of shares of the Parent's Common Stock into which the Shares have been converted pursuant to Section 2.05(a).

         (c) No Transfer of Shares after the Day Prior to the Date of this Agreement. The Shareholders and the Company agree that no transfers of the Shares will be made on the stock transfer books of the Company after the close of business on the day prior to the date of this Agreement except as contemplated by Section 5.12(c)-(e).

                                   ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF THE
                          SHAREHOLDERS AND THE COMPANY

         Subject to the terms and conditions of this Agreement, each of the Shareholders and the Company hereby represents and warrants to the Parent and the Parent Sub as of the date hereof, except as may otherwise be set forth on the Disclosure Schedule, as set forth in Sections 3.01 through 3.31, as follows:

         SECTION 3.01. Capacity of the Shareholders. The Shareholders are either
(i) individuals with full legal capacity to enter into this Agreement, to carry out Shareholders' obligations hereunder and to consummate the transactions contemplated hereby, or (ii) corporations, partnerships or limited liabilities companies duly organized, validly existing and in good standing under the laws of their respective state(s) of formation with all necessary power and authority to enter into this Agreement and to carry out their obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Shareholders, the performance by the Shareholders of their obligations hereunder and the consummation by the Shareholders of the transactions contemplated hereby have been duly authorized by all requisite action by the Shareholders signatories hereto. This Agreement has been duly executed and delivered by the Shareholders, and this Agreement constitutes a legal, valid and binding obligation of the Shareholders enforceable against the Shareholders in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting rights of creditors generally or by general principles of equity.

         SECTION 3.02. Organization, Authority and Qualification of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to conduct the Business. The Company has all necessary power and authority to enter into this Agreement, and upon shareholder approval as required by the DGCL, to carry out the Company's obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company, and this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting rights of creditors generally or by general principles of equity. The Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary (other than those jurisdictions where the failure to be so licensed or qualified are not reasonably likely to have a Material Adverse Effect) and all such jurisdictions are set forth on Schedule 3.02 of the Disclosure Schedule. All of the foregoing registrations, licenses, and qualifications are in full force and effect and the Company has not received any notice of any event, inquiry, investigation or proceeding that could result in the suspension, revocation or limitation of any such registration, license, or qualification and to the best knowledge of the Shareholders and the Company, there is no sustainable basis for any such suspension, revocation or limitation. All corporate actions taken by the Company have been duly authorized or ratified, and the Company has not taken any action that in any respect conflicts with, constitutes a default under or results in a violation of any provision of its Articles of Incorporation or By-laws. True and correct copies of the articles of incorporation and by-laws of the Company, each as in effect on the date hereof, have been delivered by the Shareholders to the Parent.

         SECTION 3.03.  Capital  Stock of the Company;  Ownership of the Shares.
(a) The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock. As of the date hereof, 5,124,058 shares of Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable. None of the issued and outstanding shares of Common Stock was issued in violation of any preemptive rights.

         (b) Except as set forth in Section 3.03 of the Disclosure Schedule, there are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of the Company or obligating the Shareholders or the Company to issue or sell any shares of capital stock of, or any securities or obligations convertible into or exchangeable for shares of capital stock of the Company, or any other interest in, the Company; and, except as permitted by Section 5.12(c) and (d), no options, warrants, convertible securities or other such rights, agreements, assignments or commitments shall be outstanding as of the Closing Date.

         (c) The Shares constitute all the issued and outstanding capital stock of the Company. The Shares are owned of record and beneficially solely by Shareholders and are registered in the names of Shareholders free and clear of all Encumbrances other than those set forth in item (e) of Permitted Encumbrances. Exhibit 3.03 accurately sets forth the number of the Shares owned by each of the Shareholders.

         (d) There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Shares.

         SECTION 3.04. Subsidiaries. (a) There are no subsidiaries other than the Subsidiary and the LLC Subsidiary. Section 3.04 of the Disclosure Schedule sets forth, with respect to the Subsidiary and the LLC Subsidiary, the jurisdiction and date of its incorporation or formation, its authorized capital stock or membership interests, the number and type of its issued and outstanding shares of capital stock or membership interests and the current ownership of such shares or membership interests.

         (b) The Company is not a partner or member of (nor is any part of the Business conducted through) any partnership or limited liability company other than the LLC Subsidiary. The Company is not a participant in any other joint venture or similar arrangement.

         (c) (i) The Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and has all necessary power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to conduct its business. The Subsidiary is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary (other than those jurisdictions where the failure to be so qualified or licensed is not reasonably likely to have a Material Adverse Effect) and all such jurisdictions are set forth on
Schedule 3.04(a) of the Disclosure Schedule. All of the foregoing registrations, licenses, and qualifications are in full force and effect and the Subsidiary has not received any notice of any event, inquiry, investigation or proceeding that could result in the suspension, revocation or limitation of any such registration, license, qualification or membership, and to the best knowledge of the Shareholders and the Company, there is no sustainable basis for any such suspension, revocation or limitation.

                  (ii) The LLC Subsidiary is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Utah and has all necessary power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to conduct its business. The LLC Subsidiary is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary (other than those jurisdictions where the failure to be so qualified or licensed is not reasonably likely to have a Material Adverse Effect) and all such jurisdictions are set forth on Schedule 3.04(a) of the Disclosure Schedule. All of the foregoing registrations, licenses, and qualifications are in full force and effect and the LLC Subsidiary has not received any notice of any event, inquiry, investigation or proceeding that could result in the suspension, revocation or limitation of any such registration, license, qualification or membership, and to the best knowledge of the Shareholders and the Company, there is no sustainable basis for any such suspension, revocation or limitation. Satisfactory evidence of the execution and registration of the Articles of Organization of the LLC Subsidiary was provided to Kennecott Utah Cooper Corporation ("Kennecott") prior to the commencement of any work being performed by the LLC Subsidiary relating to Kennecott's purchase order no. BP009.0A-P.

         (d) (i) All the outstanding shares of capital stock of the Subsidiary are validly issued, fully paid, nonassessable, free of preemptive rights and owned by the Company, free and clear of all Encumbrances other than those set forth in item (e) of Permitted Encumbrances.

                  (ii) No less than 50% of the  membership  interests of the LLC
Subsidiary are owned by the Company, and all membership interests of the LLC Subsidiary are validly issued, fully paid, nonassessable, free of preemptive rights and, as of the Closing Date, all membership interests of the LLC Subsidiary shall be owned by the Company and the Subsidiary, free and clear of all Encumbrances other than those set forth in item (e) of Permitted Encumbrances.

         (e) (i) There are no options, warrants, convertible securities, or other rights, agreements, arrangements or commitments of any character relating to the capital stock of the Subsidiary or obligating the Shareholders, the Company, the Subsidiary or the LLC Subsidiary to issue or sell any shares of capital stock of, or any other interest in, the Subsidiary.

                  (ii) There are no options, warrants, convertible securities, or other rights, agreements, arrangements or commitments of any character relating to the membership interests of the LLC Subsidiary or obligating the Shareholders, the Company, the Subsidiary or the LLC

Subsidiary to issue or sell any membership interests of, or any other interest in, the LLC Subsidiary.

         (f) (i) All corporate actions taken by the Subsidiary have been duly authorized or ratified and the Subsidiary has not taken any action that in any respect conflicts with, constitutes a default under or results in a violation of any provision of, its articles of incorporation or by-laws. Complete and accurate copies of the articles of incorporation and by-laws, in each case as in effect on the date hereof, of the Subsidiary have been delivered by the Shareholders and the Company to the Parent.

                  (ii) All actions taken by the LLC Subsidiary have been duly authorized or ratified and the LLC Subsidiary has not taken any action that in any respect conflicts with, constitutes a default under or results in a violation of any provision of, its articles of organization or operating agreement. Complete and accurate copies of the articles of organization and operating agreement, in each case as in effect on the date hereof, of the LLC Subsidiary have been delivered by the Shareholders and the Company to the Parent.

         (g) (i) The Subsidiary is not a partner or member of (nor is any part of its business conducted through) any partnership or limited liability company nor is the Subsidiary a participant in any joint venture or similar arrangement.

                  (ii) The LLC Subsidiary is not a partner or member of (nor is any part of its business conducted through) any partnership or limited liability company nor is the LLC Subsidiary a participant in any joint venture or similar arrangement.

         (h) (i) There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any shares of capital stock of or any other interests in the Subsidiary.

                  (ii) There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any membership interest of or any other interests in the LLC Subsidiary.

         SECTION 3.05. Corporate Books and Records. The minute books of the Company and the Subsidiary contain minutes of all meetings of the stockholders, Boards of Directors and all committees of the Boards of Directors of the Company and the Subsidiary. Complete and accurate copies of all such minute books of the Company and the Subsidiary have been made available to the Parent by the Shareholders and the Company.

         SECTION 3.06. No Conflict. Assuming that all consents, approvals, authorizations and other actions described in Section 3.07 have been obtained and all filings and notifications listed in Section 3.07 of the Disclosure Schedule have been made, the execution, delivery and performance of this Agreement by the Shareholders and the Company do not and will not (a) violate, conflict with or result in the breach of any provision of (i) the articles of incorporation or by-laws (or similar organizational documents) of the Company or the Subsidiary or (ii) the articles of organization or operating agreement of the LLC Subsidiary, (b) conflict with or violate any Law or Governmental Order applicable to the Shareholders, the Company, the Subsidiary or any of their respective assets, properties or businesses, including, without limitation, the Business, or (c) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or the lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the Shares or on any of the assets or properties of the Shareholders, the Company, the Subsidiary or the LLC Subsidiary pursuant to any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Shareholders, the Company, the Subsidiary or the LLC Subsidiary is a party or by which any of the Shares or any of such assets or properties is bound or affected.

         SECTION 3.07. Governmental Consents and Approvals. (a) The execution, delivery and performance of this Agreement do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to any Governmental Authority or any other third party, except as set forth on Section 3.07 of the Disclosure Schedule.

         (b) Neither the Shareholders nor the Company has knowledge of any facts or circumstances pertaining to the Parent or the Parent Sub which are reasonably likely to prevent the parties hereto from obtaining the governmental consents and approvals contemplated by Section 3.07(a).

         SECTION 3.08. Financial Information and Books and Records. (a) The Shareholders have previously furnished the Parent complete and accurate copies of (i) the audited consolidated GAAP balance sheet of the Company and the Subsidiary for each of the fiscal years ended as of March 29, 1996, March 31, 1995, and April 1, 1994, and the related audited GAAP consolidated statements of earnings, stockholder's equity and cash flows for each of such periods then ended together with all related notes and schedules thereto, accompanied by the reports thereon of the Company and the Shareholders' Accountants (collectively referred to herein as the "Company GAAP Statements") and (ii) the unaudited GAAP consolidated balance sheets of the Company and its Subsidiary as May 31, 1996, and the related unaudited GAAP consolidated statements of earnings for two-month period then ended (collectively referred to herein as the "Company Interim GAAP Statements" and, together with the Company GAAP Statements, the "Financial Statements"). The Financial Statements (i) were prepared in accordance with the books of account and other financial records of the Company and the Subsidiary,
(ii) present fairly in all material respects the consolidated financial condition and results of operations of the Company and the Subsidiary as of the dates thereof or for the periods covered thereby in accordance with GAAP, applied on a basis consistent with the past practices of the Company, and (iii) include all adjustments that are necessary for a fair presentation of the consolidated financial condition and the results of the operations of the Company and the Subsidiary as of the dates thereof or for the periods covered thereby in accordance with GAAP (subject, in the case of the Company Interim GAAP Statements, to normal year-end audit adjustments).

         (b) The books of account and other financial records of the Company and the Subsidiary: (i) reflect all items of income and expense and all assets and liabilities required to be reflected therein in accordance with GAAP, (ii) are in all material respects complete and correct, and (iii) have been maintained in accordance with good business and accounting practices.

         (c) The LLC  Subsidiary  has no  liabilities  except  as  disclosed  in
Section 3.08(c) of the Disclosure Schedule. All receipts and disbursements of the LCC Subsidiary are reflected in its bank account or will be reflected in the Company's June and July, 1996 inter-company account.

         SECTION 3.09.  Certain Additional Representations.

         (a) The Shareholders and the Company hereby acknowledge that the Parent would not have entered into this Agreement unless it were able to account for the transactions contemplated by this Agreement by the pooling of interest method within the meaning of Accounting Principles Board Opinion No. 16 ("APB 16"). Accordingly, with respect to the transactions contemplated by this Agreement, the Shareholders and the Company hereby represent, warrant and covenant that the Company has as of the date hereof, and will have as of the Closing Date, the attributes of a combining enterprise for the pooling of interest method within the meaning of APB 16. Not by way of limitation or exclusion, the Shareholders and the Company represent and warrant that there have not been any transactions which could be construed and interpreted to be a change in the equity interest of the common stock of the Company in accordance with APB 16, Paragraph 47c, within two years before the date of this Agreement and between the date of this Agreement and the Closing Date.

         (b)      The Convertible Note has been paid in full.

         (c) The consolidated losses of the Company, computed in accordance with GAAP, for the months of April through August, 1996, shall not exceed $700,000.

         (d) The Company and the Shareholders represent and warrant that all of the Company Options held by individuals no longer employed by the Company, the Subsidiary or the LLC Subsidiary as of the date hereof are fully vested in accordance with the original terms of such Company Options.

         SECTION 3.10.  No Undisclosed Liabilities or Capital Commitments.

         (a) There are no Liabilities of the Company, the Subsidiary or the LLC Subsidiary, other than Liabilities (i) reflected or reserved against in the Financial Statements, (ii) completely and accurately disclosed in Section 3.10 of the Disclosure Schedule or (iii) incurred since the Balance Sheet Date in the ordinary course of business of the Company or the Subsidiary and which have not had and could not have a Material Adverse Effect.

         (b) Except as completely and accurately set forth in Section 3.10 of the Disclosure Schedule or arising in the ordinary course of business, none of the Company, the Subsidiary or the LLC Subsidiary is subject to any commitment, actual or contingent, to make any investment or capital contribution, or purchase any securities, or supply funds to any Person, in each case in excess of $5,000 or $10,000 in the aggregate.

         SECTION 3.11. Acquired Assets. Each asset of the Company, the Subsidiary or the LLC Subsidiary (including, without limitation, the benefit of any licenses, leases or other agreements or arrangements) acquired since the Balance Sheet Date has been acquired for consideration not more than the fair market value of such asset at the date of such acquisition.

         SECTION 3.12. Conduct in the Ordinary Course; Absence of Certain Changes, Events and Conditions. Since the Balance Sheet Date, except as completely and accurately disclosed in Section 3.12 of the Disclosure Schedule
(a) the Business has been conducted in the ordinary course and consistent with past practice and (b) none of the Company, the Subsidiary or the LLC Subsidiary has:

                  (i)  permitted  or  allowed  any of the  assets or  properties
(whether tangible or intangible) of the Company, the Subsidiary or the LLC Subsidiary to be subjected to any Encumbrance, other than Permitted Encumbrances and Encumbrances that will be released at or prior to the Closing;

                  (ii) except in the ordinary course of business, discharged or otherwise obtained the release of any Encumbrance or paid or otherwise discharged any Liability, other than current liabilities reflected on the Financial Statements and current liabilities incurred in the ordinary course of business since the Balance Sheet Date;

                  (iii) guaranteed any Indebtedness of, or otherwise incurred any Indebtedness on behalf of any Person;

                  (iv) failed to pay any creditor any amount owed to such creditor when due;

                  (v) redeemed any of the capital stock or declared, made or paid any dividends or distributions with respect to capital (whether in cash, securities or other property) to the holders of capital stock of the Company or the Subsidiary or otherwise, other than dividends, distributions and redemptions declared, made or paid by the Subsidiary solely to the Company;

                  (vi) made any material changes in the customary methods of operations of the Company, the Subsidiary or the LLC Subsidiary, including, without limitation, purchasing, marketing, selling, pricing, investing or accounting practices and policies;

                  (vii) merged with, entered into a consolidation with or acquired any interest of 5% or more in any Person or acquired a substantial portion of the assets or business of any Person or any division or line of business thereof, or otherwise acquired any assets other than in the ordinary course of business consistent with past practice;

                  (viii) made any capital expenditure or commitment for any capital expenditure in excess of $5,000 in any individual instance, $10,000 in the aggregate;

                  (ix)  sold,  transferred,   leased,  subleased,   licensed  or
otherwise disposed of any properties or assets, real, personal or mixed (including, without limitation, investment assets, leasehold interests and intangible assets), other than the sale of its products in the ordinary course of business;

                  (x) issued or sold any capital stock, notes, bonds or other securities, or any option, warrant or other right to acquire the same, of, or any other interest in, the Company, the Subsidiary or the LLC Subsidiary.

                  (xi) except as completely  and accurately set forth in Section
3.12 of the Disclosure Schedule, entered into any agreement, arrangement or transaction with any of its directors, officers, employees or shareholders (or with any relative, beneficiary, spouse or Affiliate of such Person);

                  (xii) except as completely and accurately set forth in Section
3.12 of the Disclosure Schedule, (A) granted any increase, or announced any increase, in the wages, salaries, compensation, bonuses, incentives, pension or other benefits payable by the Company, the Subsidiary or the LLC Subsidiary to any of its employees, including, without limitation, any increase or change pursuant to any Plan or (B) established or increased or promised to increase any benefits under any Plan;

                  (xiii) revalued (other than in accordance with GAAP and as completely and accurately set forth in Section 3.12 of the Disclosure Schedule) or restructured any assets of the Company, the Subsidiary or the LLC Subsidiary

                  (xiv)  amended,  terminated,   cancelled  or  compromised  any
material claims of the Company or the Subsidiary or waived any other rights of substantial value to the Company, the Subsidiary or the LLC Subsidiary;

                  (xv) made any change in any method of accounting or accounting practice or policy used by the Company, the Subsidiary or the LLC Subsidiary other than changes which were required by GAAP and are completely and accurately set forth in Section 3.12 of the Disclosure Schedule;

                  (xvi) failed to maintain the Assets material to the operation of the Business in such operating condition and repair as is suitable for the purposes for which they are used;

                  (xvii) allowed any material Permit or material Environmental Permit that was issued or relates to the Company, the Subsidiary or the LLC Subsidiary or otherwise relates to any Asset to lapse or terminate or failed to renew any such Permit or Environmental Permit or any insurance policy under which the Company, the Subsidiary or the LLC Subsidiary is an insured that is scheduled to terminate or expire within forty-five (45) days of the Closing Date;

                  (xviii) incurred any Indebtedness in excess of $5,000 in any individual instance or since the Balance Sheet Date $10,000 in the aggregate;

                  (xix) amended or modified in any material respects, or consented to the termination of, any Material Contract or the Company's, the Subsidiary's or the LLC Subsidiary's rights thereunder;

                  (xx) amended or restated the articles of incorporation or the by-laws (or other organizational documents) of the Company or the Subsidiary or the articles of organization or operating agreement of the LLC Subsidiary;

                  (xxi) terminated, discontinued, closed or disposed of any office, facility or other business operation, or laid off any employees (other than less than 15 employees in the ordinary course of business consistent with past practice) or implemented any early retirement, separation or program providing early retirement window benefits within the meaning of Section 1.401(a)-4 of the Regulations or announced or planned any such action or program for the future;

                  (xxii) settled or compromised any liability, with respect to Taxes of the Company, the Subsidiary or the LLC Subsidiary;

                  (xxiii) suffered any casualty loss or damage with respect to any of the Assets which in the aggregate have a replacement cost in excess of $10,000, whether or not such loss or damage shall have been covered by insurance;

                  (xxiv) disclosed any confidential Intellectual Property (other than as requested by the Parent) or permitted to lapse or abandoned any Intellectual Property (or any registration or grant thereof or any application relating thereto) to which, or under which, the Company or the Subsidiary has any right, title, interest or license and which is material to the Business;

                  (xxv)    suffered any Material Adverse Effect; or

                  (xxvi) agreed, whether in writing or otherwise, to take any of the actions specified in this Section 3.12 or granted any options to purchase, rights of first refusal, rights of first offer or any other similar rights or commitments with respect to any of the actions specified in this Section 3.12, except as expressly contemplated by this Agreement.

         SECTION 3.13. Litigation. Set forth in Section 3.13 of the Disclosure Schedule (with respect to each Action disclosed therein) are the parties, the nature of the proceeding, the date and method commenced and the amount of damages or other relief sought and, if applicable, paid or granted. Except as completely and accurately set forth in Section 3.13 of the Disclosure Schedule, there are no Actions by or against the Company, the Subsidiary or the LLC Subsidiary (or by or against the Shareholders or any Affiliate thereof and relating to the Business, the Company, the Subsidiary or the LLC Subsidiary), or affecting any of the Assets, pending before any Governmental Authority (or, to the best knowledge of the Shareholders and the Company, threatened to be brought by or before any Governmental Authority). No such Action has, has had or could have a Material Adverse Effect or could affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby. None of the Company, the Subsidiary, or the LLC Subsidiary, any of the Assets or the Shareholders is subject to any Governmental Order (nor, to the best knowledge of the Shareholders and the Company, are there any such Governmental Orders threatened to be imposed by any Governmental Authority) which has, has had or could have a Material Adverse Effect.

         SECTION 3.14. Certain Interests. None of the Shareholders or any Affiliate of the Shareholders (other than the Company, the Subsidiary or the LLC Subsidiary) have and no officer or director of the Company, the Subsidiary or the LLC Subsidiary, and no relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such officer or director has (i) outstanding any Indebtedness to the Company or the Subsidiary, or (ii) entered into any transactions with the Company, the Subsidiary or the LLC Subsidiary, individually or in the aggregate, exceeding $20,000, other than market rate loans which have been paid in full as of the date hereof (any arrangement referred to in (i) or (ii) shall be referred to as an "Inter-Company Arrangement") except as completely and accurately set forth in Section 3.14 of the Disclosure Schedule. Except as set forth in Section 3.14 of the Disclosure Schedule, all Inter-Company Arrangements are on terms that are at least as favorable to the Company, the Subsidiary or the LLC Subsidiary as would prevail in a comparable arm's-length transaction with a third party.

         SECTION 3.15. Compliance with Laws. The Company, the Subsidiary and the LLC Subsidiary have each conducted and continue to conduct the Business in accordance with all material Laws and Governmental Orders applicable to the Company, the Subsidiary or the LLC Subsidiary or any of the Assets or the Business, and none of the Company, the Subsidiary or the LLC Subsidiary is in violation of any such Law or Governmental Order. The Company, the Subsidiary and the LLC Subsidiary have duly and validly filed or caused to be filed all material reports, statements, documents, registrations, filings or submissions that were required by applicable Laws to be filed; all such filings complied with all applicable Laws in all material respects when filed, and no material deficiencies have been asserted with respect to any such filings which have not been satisfied.

         SECTION 3.16. Environmental and Other Permits and Licenses; Related Matters.

         (a)  The  Shareholders,   the  Company,  the  Subsidiary  and  the  LLC
Subsidiary   currently   hold  all  the  permits,   licenses,   authorizations,
certificates, consents, exemptions and approvals required under any Law (collectively, "Permits"), including, without limitation, Environmental Permits, necessary for the ownership, use, occupancy and operation of each Asset of the Company, the Subsidiary and the LLC Subsidiary and the conduct of the Business, and all such Permits are in full force and effect.

         (b) (i) Each tenant and occupant of the Real Property holds all Permits, including, without limitation, Environmental Permits, necessary for the use, occupancy and operation of the Real Property by such tenant or occupant, and all such Permits are in full force and effect; (ii) there is no existing practice, action or activity of any tenant or occupant of the Real Property, or of any owner, tenant or occupant of any real property in which the Company, the Subsidiary or the LLC Subsidiary or with respect to the Business, the Shareholders currently holds a security interest (the "Secured Real Property"), which will give rise to any criminal liability or civil Liability under, or violate or prevent compliance with, any applicable material Law, including, without  limitation,  any  applicable  Environmental  Law;  (iii) no  tenant  or occupant
of the Owned Real Property has received any notice from any Governmental Authority revoking, cancelling, rescinding, materially modifying or refusing to renew any Permit or providing written notice of violations under any Law, including, without limitation, any applicable Environmental Law; (iv) each tenant and occupant of the Owned Real Property is in all respects in compliance with its Permits, including, without limitation, Environmental Permits; (v) there is no existing practice, action or activity of the Company, the Subsidiary or the LLC Subsidiary or, with respect to any portion of the Business, the Shareholders and no existing condition of the Assets of the Company, the Subsidiary or the LLC Subsidiary or the Business which has given or will give rise to any unresolved criminal liability or civil Liability under, or violate or prevent compliance with, any applicable Law, including, without limitation,any applicable Environmental Law; (vi) none of the Shareholders, the Company, the Subsidiary or the LLC Subsidiary has received any notice from any Governmental Authority revoking, cancelling, rescinding, materially modifying or refusing to renew any Permit; and (vii) the Company, the Subsidiary and the LLC Subsidiary are in all respects in compliance with the Permits, including, without limitation, Environmental Permits. Section 3.16(a) of the Disclosure Schedule completely and accurately identifies all Permits, including, without limitation, Environmental Permits and indicates by asterisk those that will require the consent of any Governmental Authority in the event of the execution of this Agreement or the consummation of the transactions contemplated by this Agreement.

         (c) (i) None of the Company, the Subsidiary or the LLC Subsidiary, nor, with respect to any portion of the Business, the Shareholders has violated or is violating any applicable Environmental Law; (ii) no tenant or occupant of the Real Property or owner, tenant or occupant of the Secured Real Property is violating any applicable Environmental Law in connection with the ownership, use, occupancy or operation of the Real Property or Secured Real Property; (iii) there has been no Release of Hazardous Materials at, to, from, or under any real property currently or formerly owned, leased, or operated by the Company, the Subsidiary or the LLC Subsidiary, or, with respect to any portion of the Business, the Shareholders, or at, to, from or under any Secured Real Property except (x) Releases which individually or collectively do not exceed the applicable reportable quantity established pursuant to CERCLA, or (y) Releases of petroleum or its derivatives which individually or collectively do not exceed ten gallons; (iv) none of the Company, the Subsidiary or the LLC Subsidiary nor, with respect to any portion of the Business, the Shareholders has generated, transported or arranged for the transport of, or disposed of any Hazardous Materials at any location, other than amounts and types of Hazardous Materials normally present in ordinary office trash or household waste other than the transportation set forth in Section 3.16 of the Disclosure Schedule; (v) no tenant or occupant of the Real Property has generated at such Real Property any Hazardous Material, other than amounts and types of Hazardous Materials normally present in ordinary office trash or household waste; (vi) none of the Company, the Subsidiary or the LLC Subsidiary nor, with respect to any portion of the Business, the Shareholders has any Liabilities in connection with the Release of any Hazardous Material at any location; (vii) there is not present at any of the Real Property any underground storage tanks or sumps, asbestos, or polychlorinated biphenyls; (viii) no Environmental Lien has attached to any of the Real Property; and (ix) there are no unresolved past, pending or threatened Environmental Claims against the Company, the Subsidiary or the LLC Subsidiary, or, with respect to the Business, the Shareholders, nor are there any circumstances that may form the basis of any such Environmental Claim.

         SECTION 3.17. Material Contracts. (a) Section 3.17(a) of the Disclosure Schedule completely and accurately lists each of the following contracts and agreements (including, without limitation, oral agreements) of the Company, the Subsidiary and the LLC Subsidiary (such contracts and agreements, together with all contracts, agreements and Leases concerning the management or operation of any Real Property (including, without limitation, brokerage contracts) listed or otherwise disclosed in Section 3.19(a) or 3.19(b) of the Disclosure Schedule to which the Company, the Subsidiary or the LLC Subsidiary is a party and all agreements relating to Intellectual Property set forth in Section 3.18(a) of the Disclosure Schedule, being "Material Contracts"):

                  (i) each contract and agreement for the purchase of materials or personal property with any supplier or for the furnishing of services to the Company, the Subsidiary and the LLC Subsidiary or otherwise related to the Business under the terms of which the Company, the Subsidiary or the LLC
Subsidiary: (A) is likely to pay or otherwise give consideration of more than $10,000 individually and $20,000 in the aggregate during the current fiscal year, (B) is likely to pay or otherwise give consideration of more than $5,000 in the aggregate over the remaining term of such contract or (C) cannot be cancelled by the Company, the Subsidiary or the LLC Subsidiary without penalty or further payment and without more than 30 days' notice;

                  (ii) each contract and agreement for the sale of materials or personal property or for the furnishing of services by the Company, the Subsidiary or the LLC Subsidiary which: (A) is likely to involve consideration of more than $5,000 in the aggregate during the calendar year ending December 31, 1996, (B) is likely to involve consideration of more than $5,000 in the aggregate over the remaining term of the contract or (C) cannot be cancelled by the Company, the Subsidiary or the LLC Subsidiary without penalty or further payment and without more than 30 days' notice;

                  (iii) all broker, distributor, agency, sales promotion, market research, marketing consulting and advertising contracts and agreements to which the Company, the Subsidiary or the LLC Subsidiary is a party pursuant to which services were being provided on the Balance Sheet Date in an amount more than $5,000 individually and $10,000 in the aggregate over the term of the contract or agreement;

                  (iv) all management contracts and contracts with independent contractors or consultants (or similar arrangements) to which the Company, the Subsidiary or the LLC Subsidiary is a party and which are not cancelable without penalty or further payment and without more than 30 days' notice;

                  (v) all contracts and agreements relating to Indebtedness of the Company, the Subsidiary or the LLC Subsidiary in an amount more than $5,000 individually and $10,000 in the aggregate over the term of the contract or agreement;

                  (vi) all contracts and agreements with any Governmental Authority to which the Company, the Subsidiary or the LLC Subsidiary is a party;

                  (vii) all contracts and agreements that limit or purport to limit the ability of the Company, the Subsidiary or the LLC Subsidiary to compete in any line of business or with any Person or in any geographic area or during any period of time;

                  (viii) all Inter-Company Arrangements and all other contracts and agreements between or among the Company, the Subsidiary or the LLC Subsidiary and the Shareholders or any Affiliate of the Shareholders (other than the Company, the Subsidiary or the LLC Subsidiary);

                  (ix) all trust agreements or other security agreements related thereto, to which the Company, the Subsidiary or the LLC Subsidiary is a party that remain in force; and

                  (x) all other contracts and agreements whether or not made in the ordinary course of business, which are material to the Company, the Subsidiary or the LLC Subsidiary or the conduct of the Business or the absence of which would have a Material Adverse Effect.

         (b) Each Material Contract is legal, valid, binding, enforceable and in full force and effect, and will not cease to be in full force and effect on terms identical to those currently in effect following the consummation of the transactions contemplated by this Agreement, except, in either case, as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting rights of creditors, of creditors generally or by general principles of equity, nor will the consummation of the transactions contemplated by this Agreement constitute a breach or default under such Material Contract. None of the Company, the Subsidiary or the LLC Subsidiary is in breach of, or default under, any Material Contract.

         (c) To the best knowledge of the Shareholders and the Company, no other party to any Material Contract is in breach thereof or default thereunder.

         (d) There is no contract, agreement or other arrangement granting any Person any preferential right to purchase, other than the ordinary course of business consistent with past practice, any of the properties or assets of the Company, the Subsidiary or the LLC Subsidiary.

         SECTION 3.18.  Intellectual Property.

         (a) Section 3.18(a)(i) of the Disclosure Schedule sets forth a complete and accurate list and a brief description of the Owned Intellectual Property consisting of trademarks, service marks, corporate and assumed names, trade names and copyrights, patents and pending registrations and applications therefor and Section 3.18(a)(ii) of the Disclosure Schedule sets forth a complete and accurate list and a brief description, including, without limitation, a description of any license or sublicense thereof, of all Licensed Intellectual Property. In each case where a registration or application for registration listed in Section 3.18(a)(i) of the Disclosure Schedule is held by assignment, the assignment has been duly recorded with the United States Patent and Trademark Office. To the Shareholders' and the Company's knowledge, the rights of the Company, the Subsidiary or the LLC Subsidiary, as the case may be, in or to such Intellectual Property do not conflict with or infringe on the rights of any other Person, and none of the Shareholders, the Company, the Subsidiary or the LLC Subsidiary has received any claim or written notice of infringement or conflict in respect of any Intellectual Property.

         (b) (i) all the Owned Intellectual Property is owned by either the Company, the Subsidiary or the LLC Subsidiary, as the case may be, free and clear of any Encumbrance other than Permitted Encumbrances, (ii) the Company, the Subsidiary or the LLC Subsidiary has the right, pursuant to valid and enforceable licenses, to use the Licensed Intellectual Property in the manner in which the Licensed Intellectual Property is currently being used and (iii) no Actions have been made or asserted or are pending (nor, to the best knowledge of the Shareholders and the Company, has any such Action been threatened) against the Company, the Subsidiary or the LLC Subsidiary either (A) based upon or challenging or seeking to deny or restrict the use by the Company, the Subsidiary or the LLC Subsidiary of any of the Intellectual Property or (B) alleging that any services provided or products sold by the Company, the Subsidiary or the LLC Subsidiary are being provided or sold in violation of any trademarks, or any other rights of any Person. To the best knowledge of the Shareholders and the Company, no Person is using any trademarks, service marks, trade names or similar property that are confusingly similar to the Owned Intellectual Property or that infringe upon the Owned Intellectual Property or upon the rights of the Company, the Subsidiary or the LLC Subsidiary therein. None of the Shareholders, the Company, the Subsidiary or the LLC Subsidiary has granted any license or other right to any other Person with respect to the Owned Intellectual Property. The consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any of the owned Intellectual Property or any of the rights of the Company, the Subsidiary or the LLC Subsidiary in any of the Licensed Intellectual Property.

         (c) The Intellectual Property described in Section 3.18(a)(i) and 3.18(a)(ii) of the Disclosure Schedule constitutes all of the Intellectual Property used or held or intended to be used by the Company, the Subsidiary or the LLC Subsidiary or forming a part of all such Intellectual Property necessary and material in the conduct of the Business and there are no other items of Intellectual Property that are material to the Company, the Subsidiary or the LLC Subsidiary or the Business. Such Intellectual Property is all that is necessary for the operation of the Businesses as currently conducted.

         SECTION 3.19.  Real Property.

         (a) Section 3.19(a) of the Disclosure Schedule lists: (i) the street address of each parcel of Owned Real Property, (ii) the date on which each parcel of Owned Real Property was acquired, (iii) the current owner of each such parcel of Owned Real Property, (iv) information relating to the recordation of the deed pursuant to which each such parcel of Owned Real Property was acquired and (v) the current use of each such parcel of Owned Real Property.

         (b) Section 3.19(b) of the Disclosure Schedule lists: (i) the street address of each parcel of Leased Real Property, (ii) the identity of the lessor, lessee and current occupant (if different from lessee) of each such parcel of Leased Real Property and (iii) the current use of each such parcel of Leased Real Property.

         (c) The Shareholders have, or have caused to be, delivered to the Parent complete and accurate copies of all Leases listed in Section 3.19(b) of the Disclosure Schedule. Each such Lease is legal, valid, binding, enforceable and in full force and each such Lease will not cease to be in full force and effect on terms identical to those currently in effect as a result of the consummation of the transactions contemplated by this Agreement, except, in either case, as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting rights of creditors generally or by general principles of equity, nor will the consummation of the transactions contemplated by this Agreement constitute a breach or default under such Lease or otherwise give the landlord a right to terminate such Lease in accordance with the terms thereof.

         (d) There are no condemnation proceedings or eminent domain proceedings of any kind pending or, to the best knowledge of the Shareholders and the Company, threatened against the Real Property.

         (e) The rental set forth in each Lease of the Leased Real Property is the actual rental being paid, and there are no separate agreements or understandings with respect to the same.

         SECTION 3.20. Tangible Personal Property. (a) Section 3.20 of the Disclosure Schedule lists each group of equipment, inventory, supplies, furniture, fixtures, personalty, vehicles and other tangible personal property (the "Tangible Personal Property") used in the Business or owned or leased by the Company, the Subsidiary or the LLC Subsidiary with a value reasonably estimated by the Shareholders for each group to exceed $5,000. Except as set forth in Section 3.20 of the Disclosure Schedule, all of the Tangible Personal Property is located at 851 South Freeport Industrial Parkway, Clearfield, UT 84105.

         (b) The Shareholders have, or have caused to be, delivered to the Parent complete and accurate copies of all Leases for Tangible Personal Property providing for annual rentals in excess of $5,000 and any and all material ancillary documents pertaining thereto. Each such Lease is legal, valid, binding, enforceable and in full force and effect and each such Lease will not cease to be legal, valid, binding, enforceable and in full force and effect on terms identical to those currently in effect as a result of the consummation of the transactions contemplated by this Agreement except, in either case, as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting rights of creditors generally or by general principles of equity, nor will the consummation of the transactions contemplated by this Agreement constitute a breach or default under such Lease or otherwise give the lessor a right to terminate such Lease in accordance with the terms thereof.

         SECTION 3.21. Assets. (a) None of the Company, the Subsidiary or the LLC Subsidiary, as the case may be, owns, leases or has the legal right to use all the properties and assets, including, without limitation, the Owned Intellectual Property, the Licensed Intellectual Property, the Real Property and the Tangible Personal Property, used in the conduct of the Business or otherwise purported to be owned, leased or used by the Company, the Subsidiary or the LLC Subsidiary and, with respect to contract rights, is a party to and enjoys the right to the benefits of all material contracts, agreements and other arrangements used by the Company, the Subsidiary or the LLC Subsidiary or in or relating to the conduct of the Business (all such properties, assets and contract rights being the "Assets"). Any of the Company, the Subsidiary or the LLC Subsidiary, as the case may be, has good and marketable title to, or, in the case of leased or subleased Assets, valid and subsisting leasehold interests in, all the Assets, free and clear of all Encumbrances, except for Permitted Encumbrances. All buildings, plants, and structures owned by the Company, the Subsidiary and the LLC Subsidiary lie wholly within the boundaries of the real property owned by the Company and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person. The LLC Subsidiary owns no buildings, plants or structures.

         (b) Except as set forth in Section 3.21 of the Disclosure Schedule, all the Assets, including without limitation the buildings, plants, structures, and equipment of the Company, the Subsidiary and the LLC Subsidiary, are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, equipment or other Assets is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The building, plants, structures, and equipment of the Company, the Subsidiary and the LLC Subsidiary are sufficient for the continued conduct of the Business after the Closing in substantially the same manner as conducted prior to the Closing.

         (c) Immediately following the Closing, any of the Company, the Subsidiary or the LLC Subsidiary, as the case may be, will continue to own, pursuant to good and marketable title, or lease, under valid and subsisting leases, or otherwise retain its respective interest in, the Assets without incurring any material penalty or other materially adverse consequence, including, without limitation, any increase in rentals, royalties, or licenses or other fees imposed as a result of, or arising from, the consummation of the transactions contemplated by this Agreement. Immediately following the Closing, any of the Company, the Subsidiary or the LLC Subsidiary, as the case may be, shall own and possess all presently existing documents, books, records, agreements and financial data of any sort used by the Company, such Subsidiary or such LLC Subsidiary, in the conduct of the Business or otherwise.

         SECTION 3.22. Accounts Receivable and Inventory. (a) All accounts receivable of the Company, the Subsidiary and the LLC Subsidiary that are reflected on the Financial Statements or on the accounting records of the Company, the Subsidiary and the LLC Subsidiary as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date collectible net of the respective reserves shown on the Financial Statements or on the accounting records of the Company, the Subsidiary and the LLC Subsidiary as of the Closing Date (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing Date, will not represent a greater percentage of the Accounts Receivable as of the Closing Date than the reserve reflected in the Company GAAP Statements represented of the Accounts Receivable reflected therein and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). Subject to such reserves, each of the Accounts Receivable either has been or will be collected in full, without any set-off, within 90 days after the day on which it first becomes due and payable. There is no contest, claim or right of set-off, other than returns in the ordinary course of business, under any contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable.
Section 3.22(a) of the Disclosure Schedule contains a complete and accurate list of all Accounts Receivable as of the last day of the calendar month preceding the date of this Agreement, which list sets forth the aging of such Accounts Receivable.

         (b) Except as set forth in Section 3.22(b) of the Disclosure Schedule, all inventory of the Company, the Subsidiary and the LLC Subsidiary, whether or not reflected in the Financial Statements, consists of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Financial Statements or on the accounting records of the Company, the Subsidiary and the LLC Subsidiary as of the Closing Date, as the case may be. All inventories not written off have been priced at the lower of cost or market on a first in, first out basis. Except as set forth in Section 3.22 of the Disclosure Schedule, the quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of the Company, the Subsidiary and the LLC Subsidiary

         SECTION 3.23. Customers. Listed in Section 3.23 of the Disclosure Schedule are the names and addresses of the most significant customers (by sales volume) of the Company, the Subsidiary and the LLC Subsidiary for the twelve-month period ended March 29, 1996 and the amount of products which each purchased during such period.

         SECTION 3.24.  Employee Benefit Matters.

         (a) Plans and Material  Documents.  Section  3.24(a) of the  Disclosure
Schedule is a complete and accurate list of (i) all employee welfare benefit and employee pension benefit plans as defined in Sections 3(1) and 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, but not limited to, plans that provide retirement income or result in a deferral of income by employees for periods extending to termination of employment or beyond, and plans that provide medical, surgical, or hospital care benefits or benefits in the event of sickness, accident, disability, death or unemployment, and (2) all other employee benefit agreements or arrangements, including without limitation deferred compensation plans, incentive plans, bonus plans or arrangements, stock option plans, stock purchase plans, stock award plans, golden parachute agreements, severance pay plans, dependent care plans, cafeteria plans, employee assistance programs, scholarship programs, employment contracts, vacation policies, and other similar plans, agreements and arrangements that are currently in effect or were maintained within three years of the date of this Agreement, or have been approved before this date but are not yet effective, for the benefit of directors, officers, employees or former employees (or their beneficiaries) of the Company, the Subsidiary or the LLC Subsidiary, (ii) each employee benefit plan for which the Company, the Subsidiary or the LLC Subsidiary could reasonably be expected to incur liability under Section 4069 of ERISA in the event such plan has been or were to be terminated, and (iii) any plan in respect of which the Company, the Subsidiary or the LLC Subsidiary could reasonably be expected to incur liability under Section 4212(c) of ERISA (collectively, the "Plans"). Section 3.24(a) of the Disclosure Schedule sets forth a complete description of each Plan that is not in writing and, with respect to each Plan that is in writing, the Shareholders has furnished the Parent with a complete and accurate copy of each Plan and a complete and accurate copy of each material document prepared in connection with each such Plan including, where applicable, without limitation, (i) a copy of each trust or other funding arrangement, (ii) the most recently distributed summary plan description and summary of material modifications, (iii) the most recently filed annual IRS Form 5500, 990 and 1041 reports, (iv) the most recently prepared actuarial report and financial statement in connection with each such Plan, (v) the most recent IRS determination letter and all rulings or determinations requested from the IRS after the date of that determination letter, and (vi) all other correspondence from the IRS or the Department of Labor received that relate to one or more of the Plans with respect to any matter, audit or inquiry that is still pending. Except as completely and accurately set forth in Section 3.24(a) of the Disclosure Schedule, none of the Company, the Subsidiary or the LLC Subsidiary has any express or implied commitment (i) to create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (ii) to enter into any contract or agreement to provide compensation or benefits to any individual or (iii) to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

         (b) Absence of Certain Types of Plans. Except as completely and accurately disclosed in Section 3.24(b) of the Disclosure Schedule, none of the Plans provides for the payment of separation, severance, termination or similar-type benefits to any Person or obligates the Company, the Subsidiary or the LLC Subsidiary to pay separation, severance, termination or similar-type benefits solely as a result of any transaction contemplated by this Agreement or as a result of a "change in control", within the meaning of such term under
Section  280G of the Code.  Except as  completely  and  accurately  described in
Section 3.24(b) of the Disclosure Schedule, none of the Plans provides for the deferral of compensation (other than any Plan intended to be qualified under Section 401(a) of the Code) or for the grant of stock options, restricted stock, stock appreciation rights, phantom shares or other equity-based awards or contingent compensation. Each of the Plans is subject only to the laws of the United States or a political subdivision thereof.

         (c) Compliance with Applicable Law. Except as completely and accurately disclosed in Section 3.24(c) of the Disclosure Schedule, each Plan is now and always has been operated in all material respects in accordance with the requirements of all applicable Law, including, without limitation, ERISA and the Code, and all "fiduciaries" of such Plans (within the meaning of Section 3(21) of ERISA) have always acted in accordance with the provisions of all applicable Law, including, without limitation, ERISA and the Code. Each of the Company, the Subsidiary and the LLC Subsidiary has performed all obligations required to be performed by it under, is not in any respect in default under or in violation of, and has no knowledge of any default or violation by any party to, any Plan. There is no litigation, action, proceeding, investigation or claim asserted or, to the Shareholders', the Company's or the Subsidiary's or the LLC Subsidiary's knowledge, threatened or contemplated, with respect to any Plan (other than the payment of benefits in the normal course) nor any issue resolved adversely to the Company, the Subsidiary or the LLC Subsidiary that may subject the Company, the Subsidiary or the LLC Subsidiary to the payment of a penalty, interest, tax or other amount.

         (d) Qualification of Certain Plans. Except as completely and accurately disclosed in Section 3.24(d) of the Disclosure Schedule, each Plan which is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has received a favorable determination letter from the IRS that it is so qualified and each trust established in connection with any Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and no fact or event has occurred since the date of such determination letter from the IRS which could reasonably be expected to adversely affect the qualified status of any such Plan or the exempt status of any such trust.

         (e) Absence of Certain Liabilities and Events. There has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan. Except as completely and accurately set forth in Section 3.24(e) of the Disclosure Schedule, none of the Company, the Subsidiary or the LLC Subsidiary has incurred any liability for any penalty or tax arising under Section 4971, 4972, 4980, 4980B or 6652 of the Code or any liability under Section 502 of ERISA, and no fact or event exists which could reasonably be expected to give rise to any such liability. Except as set forth in Section 3.24(e) of the Disclosure Schedule, none of the Company, the Subsidiary or the LLC Subsidiary has incurred any liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), including, without limitation, any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any Multiemployer Plan or Multiple Employer Plan, and no fact or event exists which could reasonably be expected to give rise to any such liability. Except as completely and accurately set forth in
Section 3.24(e) of the Disclosure Schedule, no complete or partial termination has occurred within the five years preceding the date hereof with respect to any Plan. No reportable event (within the meaning of Section 4043 of ERISA) for which the 30 days' notice to the Pension Benefit Guaranty Corporation is not waived has occurred or is expected to occur with respect to any Plan subject to Title IV of ERISA. Except as set forth in Section 3.24(d) of the Disclosure Schedule, no Plan had an accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the most recently ended plan year of such Plan. None of the assets of the Company, the Subsidiary or the LLC Subsidiary is the subject of any lien arising under Section 302(f) of ERISA or Section 412(n) of the Code; none of the Company, the Subsidiary or the LLC Subsidiary has been required to post any security under Section 307 of ERISA or Section 401(a)(29) of the Code; and no fact or event exists which could reasonably be expected to give rise to any such lien or requirement to post any such security.

         (f) Plan Contributions and Funding. All contributions, premiums or payments required to be made with respect to any Plan have been made on or before their due dates. All such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any government entity and no fact or event exists which could reasonably be expected to give rise to any such challenge or disallowance.

         (g) Certain Employee-Benefit Assets. Except as completely and accurately disclosed in Section 3.24(g) of the Disclosure Schedule, each of the guaranteed investment contracts and other funding contracts with any insurance company that are held by any of the Plans and any annuity contracts purchased by any of the Plans was issued by an insurance company which carried the highest rating from each of D&P, S&P, Best and Moody's Investors Service, Inc., as of the date such contract was issued, the date hereof and the Closing Date.

         (h) Retiree Medical Benefits. No Plan is or includes any plan or arrangement providing for post-employment health and/or medical benefit coverage except to the extent required by COBRA.

         (i) Supplemental Pension Benefits. The Company, the Subsidiary and the LLC Subsidiary have no Liability for any (i) supplemental retirement benefits or other nonqualified deferred compensation, (ii) severance pay relating to any termination of employment which occurs prior to the Closing, (iii) for nonqualified deferred compensation or incentive or contingent compensation relating to any Plan as in effect, or commitment made, prior to the Closing Date (to the extent related to periods prior to the Closing Date), (iv) for uninsured health, medical, disability or worker's compensation claims incurred prior to the Closing Date, regardless of whether such claims are reported prior to the Closing Date or are not so reported, or (v) the payment of accrued bonuses to the extent related to periods prior to the Closing Date and not accrued or reflected on the Balance Sheet.

         (j) No Implied Rights. Nothing contained herein, express or implied, is intended to or shall confer upon any employee or former employee of the Company, the Subsidiary or the LLC Subsidiary any right or remedy of any nature or kind whatsoever under or by reason of this Agreement, including any rights of continued employment for any period.

         (k) Severance Pay and Vacation Pay. No Plan will cause the Company, the Subsidiary, the LLC Subsidiary or the Parent Sub to have liability for severance pay or vacation pay as a result of the consummation of the transactions described in this Agreement.

         SECTION 3.25. Labor Matters. (a) Except as completely and accurately disclosed in Section 3.25(a) of the Disclosure Schedule, none of the Company, the Subsidiary or the LLC Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company, the Subsidiary or the LLC Subsidiary and currently there are no known organizational campaigns, petitions or other unionization activities seeking recognition of any other collective bargaining unit.

         (b) There are no strikes, slowdowns, work stoppages or material labor relations controversies pending or, to the best knowledge of the Shareholders and the Company, threatened between the Company, the Subsidiary or the LLC Subsidiary and any of their respective employees, and none of the Company, the Subsidiary or the LLC Subsidiary has experienced any such strike, slowdown, work stoppage or material controversy within the past three years.

         (c) The Company, the Subsidiary and the LLC Subsidiary are in compliance, in all material respects, with all applicable Laws relating to the employment of labor, including, without limitation, those related to wages, hours and the payment and withholding of taxes and other sums as required by the appropriate Governmental Authority, and have withheld and paid to the appropriate Governmental Authority or is holding for payment not yet due to such Governmental Authority all amounts required to be withheld from employees of the Company, the Subsidiary or the LLC Subsidiary and are not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing.

         (d) Except as set forth in Section 3.25(e) of the Disclosure Schedule, the Company, the Subsidiary and the LLC Subsidiary have paid in full to all their respective employees, retired employees and contractors or adequately accrued for in accordance with GAAP all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees, retired employees and contractors.

         (e) There is no claim against the Company, the Subsidiary or the LLC Subsidiary with respect to payment of wages, salary or overtime pay that has been asserted or is now pending or, to the best knowledge of the Shareholders and the Company, threatened before any Governmental Authority with respect to any Persons currently or formerly employed by the Company, the Subsidiary or the LLC Subsidiary.

         (f) None of the Company, the Subsidiary or the LLC Subsidiary is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices.

         (g) There is no charge or proceeding with respect to a violation of any occupational safety or health standards that has been asserted or is now pending or, to the best knowledge of the Shareholders and the Company, threatened with respect to the Company, the Subsidiary or the LLC Subsidiary.

         (h) Except as set forth in Section 3.25(h) of the Disclosure Schedule, there is no charge against the Company, the Subsidiary or the LLC Subsidiary of discrimination in employment or employment practices, for any reason, including, without limitation, age, gender, race, religion or other legally protected category, which has been asserted or is now pending or, to the best knowledge of the Shareholders and the Company, threatened before the United States Equal Employment Opportunity Commission, or any other Governmental Authority in any jurisdiction in which the Company, the Subsidiary or the LLC Subsidiary has employed or currently employs any Person.

         SECTION 3.26. Key Employees. Section 3.26 of the Disclosure Schedule lists the name, place of employment, the current annual salary rates, bonuses, deferred or contingent compensation, pension, accrued vacation, "golden parachute" and other like benefits paid or payable (in cash or otherwise) in 1995, 1994, 1993 and 1992, the date of employment and a brief description of position and job function of each current salaried employee, officer or director of the Company, the Subsidiary or the LLC Subsidiary whose current base salary exceeded (or, in 1996, is expected to exceed) $50,000.

         SECTION 3.27. Risk Management. (a) Section 3.27(a) of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including, without limitation, policies providing property, casualty, business interruption, liability, workers' compensation, and bond and surety arrangements) under which the Company, the Subsidiary or the LLC Subsidiary is an insured, a named insured or otherwise the principal beneficiary of coverage:
(i) the name of the agent or broker; (ii) the name of the insurer and the names of the principal insured and each named insured; (iii) the policy number and the period of coverage; (iv) the type, scope (including an indication of whether the coverage was on a claims made, occurrence or other basis) and amount of coverage; and (v) the premium charged for the policy, including, without limitation, a description of any retroactive premium adjustments or other loss-sharing arrangements.

         (b) With respect to each such insurance policy: (i) the policy is in full force and effect; (ii) none of the Company, the Subsidiary or the LLC Subsidiary is in breach or default (including any breach or default with respect to the payment of premiums or the giving of notice), and no event has occurred which, with the giving of notice or the lapse of time or both, would constitute such a breach or default or permit termination or modification, under the policy; (iii) no party to the policy has repudiated in writing, or given written notice of an intent to repudiate, any provision thereof; and (iv) to the best knowledge of the Shareholders and the Company, no insurer on the policy has been declared insolvent or placed in receivership, conservatorship or liquidation or currently has a rating of "B+" or below from Best or a claims paying ability rating of "BBB" or below from S&P.

         (c) Section 3.27(c) of the Disclosure Schedule completely and accurately sets forth all risks of the Company, the Subsidiary or the LLC Subsidiary which are covered under any material risk retention program in which the Company, the Subsidiary or the LLC Subsidiary participates, together with details for the last three years of the Company's, the Subsidiary's and the LLC Subsidiary's loss experience with respect to such risks.

         (d) Since February 10, 1992, the Company, the Subsidiary and the LLC Subsidiary have been covered by insurance policies or binders of insurance in such types and covering such risks as are consistent with customary practices and standards of companies engaged in businesses and operations similar to those of the Company, the Subsidiary or the LLC Subsidiary, as the case may be, in amounts deemed reasonable by the Company, the Subsidiary or the LLC Subsidiary, as the case may be.

         (e) Except as set forth in Section 3.27(e) of the Disclosure Schedule, at no time subsequent to January 1, 1993 has the Company, the Subsidiary or the LLC Subsidiary (i) been denied any insurance or indemnity bond coverage which it has requested, (ii) made any material reduction in the scope or amount of its insurance coverage, or received notice from any of its insurance carriers that any insurance coverage listed in Section 3.27(a) of the Disclosure Schedule will not be available in the future substantially on the same terms as are now in effect or (iii) suffered any extraordinary increase in premium for renewed coverage. Since February 10, 1992, no insurance carrier has cancelled, failed to renew or materially reduced any insurance coverage for the Company, the Subsidiary or the LLC Subsidiary or given any notice or other indication of its intention to cancel, not renew or reduce any such coverage.

         (f) The Shareholders are not aware of any facts pertaining to the Company, the Subsidiary or the LLC Subsidiary or the Business which are reasonably likely to prevent the Parent from obtaining insurance following the consummation of the transactions contemplated by this Agreement on terms substantially similar to the terms currently in effect.

         SECTION 3.28. Accounts; Lockboxes; Safe Deposit Boxes; Powers of Attorney. Section 3.28 of the Disclosure Schedule is a complete and accurate list of (a) the names of each bank, savings and loan association, securities or commodities broker or other financial institution in which the Company, the Subsidiary or the LLC Subsidiary has an account, including, without limitation, cash contribution accounts, and the names of all persons authorized to draw thereon or have access thereto, (b) the location of all lockboxes and safe deposit boxes of the Company, the Subsidiary and the LLC Subsidiary and the names of all Persons authorized to draw thereon or have access thereto and (c) the names of all Persons, if any, holding powers of attorney from the Shareholders relating to the Company, the Subsidiary or the LLC Subsidiary or the Business, or from the Company, the Subsidiary or the LLC Subsidiary. At the time of the Closing, without the prior written consent of the Parent, none of the Company, the Subsidiary or the LLC Subsidiary shall have any such account, lockbox or safe deposit box other than those listed in Section 3.28 of the Disclosure Schedule, nor shall any additional Person have been authorized, from the date of this Agreement, to draw thereon or have access thereto or to hold any such power of attorney relating to the Company, the Subsidiary or the LLC Subsidiary or the Business or from the Company, the Subsidiary or the LLC Subsidiary. There are no commingled monies or accounts of the Company, the Subsidiary or the LLC Subsidiary with other monies or accounts of the Shareholders or relating to the other businesses of the Shareholders nor has the Shareholders transferred monies or accounts of the Company, the Subsidiary or the LLC Subsidiary other than to an account of the Company, such Subsidiary or the LLC Subsidiary. At the time of the Closing, all monies and accounts of the Company, the Subsidiary and the LLC Subsidiary shall be held by, and be accessible only to, the Company, such Subsidiary or such LLC Subsidiary.

         SECTION 3.29. Full Disclosure. (a) There are no facts pertaining to the Company, the Subsidiary or the LLC Subsidiary or the Business that are reasonably likely to have a Material Adverse Effect that have not been disclosed in this Agreement, the Disclosure Schedule or the Financial Statements.

         (b) No representation or warranty of the Shareholders in this Agreement, nor any certificate furnished or to be furnished by the Shareholders to the Parent pursuant to this Agreement, or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

         SECTION 3.30.  Investment Purpose; Etc.

         (a) Each of the Shareholders hereby confirms that the Parent's Common Stock which (it)(he) will receive in the Merger will be acquired for investment for the Shareholders' own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that each of the Shareholders has no present intention of selling, granting any participation in or otherwise distributing the Parent's Common Stock. By executing this Agreement, each of the Shareholders further represents that (it)(he) has no present intention of selling, granting any participation in or otherwise distributing the same in a manner contrary to the Securities Act or applicable state law.

         (b) Each of the Shareholders understands that the shares of the Parent's Common Stock that (it)(he) will receive in the Merger are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Parent in a transaction not involving a public offering and that under such laws and applicable regulations such shares of the Parent's Common Stock may be resold without registration under the Securities Act only in certain limited circumstances and in accordance with the terms and conditions set forth in the legend described in Section 3.30(c). In this connection, each of the Shareholders represents that (it)(he) is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

         (c) To the extent applicable, each certificate evidencing any of the shares of the Parent's Common Stock issued to the Shareholders shall be endorsed with a legend in substantially the form set forth below, and each of Shareholders covenants that, except to the extent such restrictions are waived by the Parent, the Shareholders shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in the legend endorsed on such certificate:

                  THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE LAW, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (i) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, OR (ii) THIS CORPORATION RECEIVES AN OPINION OF LEGAL
         COUNSEL FOR THE HOLDER OF THESE SECURITIES SATISFACTORY TO THIS CORPORATION STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION. THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO (A) THE RESTRICTION SET FORTH IN SECTION 7.01(a)(ii)(A)(2) OF THAT CERTAIN PLAN AND AGREEMENT OF MERGER DATED AS OF SEPTEMBER _____, 1996 (THE "PLAN OF MERGER") AMONG THE SHAREHOLDERS OF NAPTech, INC., SAON, INC. AND THE SHAW GROUP INC. ("SHAW") AND (B) THE RESTRICTIONS SET FORTH IN THOSE TWO (2) CERTAIN REGISTRATION RIGHTS AGREEMENTS DATED AS OF ______________, 1996 (THE "REGISTRATION AGREEMENTS") BETWEEN SHAW AND THE SHAREHOLDERS OF

         NAPTech, INC. AND SHAW AND FREEPORT PROPERTIES, L.L.C., RESPECTIVELY. COPIES OF THE PLAN OF MERGER AND THE REGISTRATION AGREEMENTS ARE FILED WITH THE SECRETARY OF SHAW. BY ACCEPTANCE OF THIS CERTIFICATE, THE HOLDER HEREOF AGREES TO BE BOUND BY THE TERMS OF THE PLAN OF MERGER AND THE REGISTRATION AGREEMENTS.

         (d) Each of the Shareholders is an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act.

         (e) None of the Shareholders or their Affiliates have purchased or sold any shares of Parent's Common Stock since February 1, 1996.

         SECTION 3.31. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement from the Company, the Subsidiary or the LLC Subsidiary based upon arrangements made by or on behalf of the Shareholders, the Company, the Subsidiary or the LLC Subsidiary

         SECTION 3.32 Freeport Property. The Freeport Property is owned by Freeport Properties, L.L.C., a Utah limited liability company, the members of which and percentage ownership of each member is set forth on Exhibit 3.32, and the only Encumbrance thereon other than Permitted Encumbrances, is a mortgage in favor of Research Industries having a present outstanding principal balance of $1,848,588.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                        OF THE PARENT AND THE PARENT SUB

         Each of the Parent and the Parent Sub hereby represents and warrants to the Shareholders and the Company as follows:

         SECTION 4.01. Organization and Authority of the Parent and the Parent Sub. Each of the Parent and the Parent Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana and has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. Upon the approval of this Agreement by the Board of Directors of the Parent, the execution and delivery of this Agreement by the Parent and the Parent Sub, the performance by the Parent and the Parent Sub of their respective obligations hereunder and the consummation by the Parent and the Parent Sub of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Parent. This Agreement has been duly executed and delivered by the Parent and the Parent Sub, and (assuming due authorization, execution and delivery by the Company and the Shareholders) upon receipt of the necessary approvals by Governmental Authorities, this Agreement will constitute a legal, valid and binding obligation of the Parent and the Parent Sub enforceable against the Parent and the Parent Sub in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting rights of creditors or by general principles of equity.

         SECTION 4.02. No Conflict. Assuming the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 4.03, except as may result from any facts or circumstances relating solely to the Shareholders or the Parent Sub, the execution, delivery and performance of this Agreement by the Parent and the Parent Sub does not and will not (a) violate, conflict with or result in the breach of any provision of the articles of incorporation or by-laws of the Parent or the Parent Sub, (b) conflict with or violate any Law or Governmental Order applicable to the Parent or the Parent Sub which would have a Material Adverse Effect on the ability of the Parent or Parent Sub to consummate the transactions contemplated by this Agreement or (c) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or the lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation, or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of the Parent or the Parent Sub pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Parent or the Parent Sub is a party or by which any of such assets or properties are bound or affected which would have a Material Adverse Effect on the ability of the Parent or the Parent Sub to consummate the transactions contemplated by this Agreement. The Parent's Common Stock to be issued pursuant to Section 2.05 will, when issued, be duly authorized, validly issued, fully paid and nonassessable.

         SECTION 4.03. Governmental Consents and Approvals. The execution, delivery and performance of this Agreement by the Parent and the Parent Sub do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Authority or any other third party, except as set forth in Section 3.07 of the Disclosure Schedule.

         SECTION 4.04. Litigation. Except as disclosed in a writing given to the Shareholders by the Parent prior to the execution of this Agreement, no claim, action, proceeding or investigation is pending or, to the best knowledge of the Parent and the Parent Sub after due inquiry, threatened, which seeks to delay or prevent the consummation of, or which could reasonably be expected to materially adversely affect the Parent's or the Parent's Sub ability to consummate, or which could otherwise affect the legality, validity or enforceability of, the transactions contemplated by this Agreement.

         SECTION 4.05. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Parent.

           SECTION 4.06.  Reports; Financial Statements.

         (a) Copies of all reports, registration statements and other filings, together with any amendments thereto, filed by the Parent with the Securities and Exchange Commission (the "SEC") since December 8, 1993 through the date of this Agreement (the "Parent SEC Reports"), have been heretofore delivered to the Shareholders by the Parent. As of the respective dates of their filing with the SEC, the Parent SEC Reports complied, and all such reports, registration statements and other filings to be filed by the Parent with the SEC prior to the Closing Date will comply, in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, and did not at the time they were filed with the SEC, or will not at the time they are filed with the SEC, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not materially misleading.

         (b) The consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports and in any such reports, registration statements and other filings to be filed by the Parent with the SEC prior to the Closing Date (i) have been or will be prepared in accordance with the published rules and regulations of the SEC and GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and (ii) fairly present or will fairly present in all material respects the consolidated financial position of the Parent and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated, except that any unaudited interim financial statements were or will be subject to normal and recurring year-end adjustments and may omit footnote disclosure as permitted by regulations of the SEC.

         (c) Since May 31, 1996, to the date hereof, there has been no material adverse event relating to the Parent and its subsidiaries taken as a whole and no material adverse change in the financial position or results of operations of the Parent and its subsidiaries taken as a whole which, in either case, (i) require a public disclosure or filing by the Parent with the SEC or (ii) will be required to be included in a Parent SEC Report which report includes the period from May 31, 1996, to the date hereof.


                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         SECTION 5.01. Conduct of Business Prior to the Effective Time. (a) Each of the Shareholders and the Company covenants and agrees that from the date hereof through the earlier of the Closing Date or the termination of this Agreement, none of the Company, the Subsidiary or the LLC Subsidiary shall conduct its business other than in the ordinary course and consistent with the Company's, the Subsidiary's or the LLC Subsidiary's prior practice in order to protect the value of the Company, the Subsidiary and the LLC Subsidiary. Without limiting the generality of the foregoing, the Shareholders shall cause the Company, the Subsidiary, and the LLC Subsidiary, and the Company agrees, to (i) continue their advertising and promotional activities, pricing and purchasing policies, operations, and business plan implementation; (ii) not materially shorten or lengthen the customary payment cycles for any of their payables or receivables; (iii) use reasonable efforts to attempt to (A) keep available to the Parent and the Parent Sub the services of the employees of the Company, (B) continue in full force and effect without material modification all existing policies or binders of insurance currently maintained in respect of the Company and the Business except as required by applicable law and (C) preserve their current relationships with their suppliers, employees, customers and other persons with which they have significant business relationships; (iv) exercise, but only after notice to the Parent and receipt of the Parent's prior written approval, any rights of renewal pursuant to the terms of any of the leases or subleases set forth in Section 3.19(b) or Leases for Tangible Personal Property set forth in Section 3.20(a) of the Disclosure Schedule which by their terms would otherwise expire; (v) maintain all material licenses, qualifications, registrations and authorizations to do business in each jurisdiction in which they are so licensed, qualified, registered or authorized; and (vi) not engage in any practice, take any action, fail to take any action or enter into any transaction, in each case outside the normal course of business which could reasonably be expected to cause any representation or warranty of the Shareholders or the Company to be untrue for purposes of this Section 5.01(a) as of the date made in any material respect or result in a breach of any covenant made by the Shareholders or the Company in this Agreement.

         (b) Each of the Shareholders and the Company covenants and agrees that, prior to the Effective Time, without the prior written consent of the Parent, which consent will not be unreasonably withheld, none of the Company, the Subsidiary or the LLC Subsidiary will make outside the ordinary course of business consistent with past practice any commitment, actual or contingent, to make any investment or capital contribution, or otherwise expend capital, or purchase any inventory, or supply funds to any Person, in each case in excess of $5,000 individually or $10,000 in the aggregate.

         (c) Each of the Shareholders and the Company covenants and agrees to, and shall cause the Company to, use reasonable efforts to minimize the termination, withdrawal or nonrenewal of any Material Contract.

         (d) Prior to the Effective Time, neither the Shareholders nor the Company, without the prior written consent of the Parent, will:

                  (i) except as set forth in Section 3.03 of the Disclosure Schedule, issue, deliver, sell, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, delivery, sale, disposition or pledge or other encumbrance of, (A) any additional shares of the capital stock of any class of the Company, or the Subsidiary, or any membership interest of the LLC Subsidiary, or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of the capital stock of the Company, or the Subsidiary, or any membership interest of the LLC Subsidiary or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of the capital stock of the Company, the Subsidiary or any membership interest of the LLC Subsidiary or any securities or rights convertible into, exchangeable for or evidencing the right to subscribe for any shares of the capital stock or membership interest of the LLC Subsidiary, or (B) any other securities in respect of, in lieu of, or in substitution for the Shares;

                  (ii) redeem, purchase or otherwise acquire any of the outstanding Securities of the Company, the Subsidiary or the LLC Subsidiary;

                  (iii) split, combine, subdivide or reclassify any shares of the capital stock or declare, set aside for payment or pay any dividend, or make any other actual constructive or deemed distribution in respect of any shares of the capital stock of the Company, or the Subsidiary, or any membership interest of the LLC Subsidiary or otherwise make any payments to the shareholder or shareholders of the Company, the Subsidiary or the LLC Subsidiary, as the case may be, in its capacity as such.

         SECTION 5.02. Access to Information. (a) From the date hereof until the earlier of the Effective Time or the termination of this Agreement, upon reasonable notice, each of the Shareholders and the Company shall and shall cause each of its Affiliates and each of the Company's and such Affiliates' officers, directors, employees, agents, representatives, accountants and counsel to: (i) afford the officers, employees and authorized agents, accountants, counsel, financing sources, prospective financing sources, and representatives of the Parent full access to the offices, properties, other facilities, books and records of the Company, the Subsidiary and the LLC Subsidiary to those officers, directors, employees, managers, members, agents, accountants and counsel of the Shareholders and the Company and each of their Affiliates who have any knowledge relating to, and to the books and records of the Shareholders and their Affiliates relating to, the Company, the Subsidiary or the LLC Subsidiary or the Business, (ii) furnish to the Parent monthly financial and management statements of the Company, the Subsidiary or the LLC Subsidiary as prepared in the ordinary course of business and (iii) furnish to the officers, employees and authorized agents, accountants, counsel, financing sources, prospective financing sources, and representatives of the Parent such additional financial and operating data and other information regarding the assets, properties and good will of the Company, the Subsidiary and the LLC Subsidiary, and the Business (or legible copies thereof) as the Parent or any of its officers, employees, authorized agents, accountants, counsel, financing sources, prospective financing sources or representatives may from time to time reasonably request.

         (b) Subject to Section 7.08, in order to facilitate the resolution of any claims made by or against or incurred by the Shareholders or the Company prior to the Effective Time for a period of seven years after the Effective Time, or for such longer period as may be required so as to extend to the end of the applicable statute of limitations, the Parent or Parent Sub shall (i) retain the books and records (or copies thereof) of the Company, the Subsidiary and the LLC Subsidiary relating to periods prior to the Effective Time in a manner reasonably consistent with past practice and (ii) upon reasonable notice, afford the authorized agents and representatives of the Shareholders reasonable access (including, without limitation, the right to make, at the Shareholders' expense, photocopies), during normal business hours, to such books and records.

         (c) Subject to Section 7.08, in order to facilitate the resolution of any claims made by or against or incurred by the Parent, the Parent Sub, any Affiliate of the Parent or the Parent Sub, the Company, the Subsidiary or the LLC Subsidiary after the Effective Time, for a period of seven years following the Effective Time, or for such longer period as may be required so as to extend to the end of the applicable statute of limitations, the Shareholders shall (i) retain the books and records (or copies thereof) of the Shareholders which relate to the Company, the Subsidiary and the LLC Subsidiary and their operations for periods prior to the Effective Time and which shall not otherwise have been delivered to the Parent, the Company, the Subsidiary or the LLC Subsidiary and (ii) upon reasonable notice, afford the officers, employees and authorized agents and representatives of the Parent, the Parent Sub, any Affiliate of the Parent or the Parent Sub, the Company, the Subsidiary or the LLC Subsidiary reasonable access (including, without limitation, the right to make photocopies, at the expense of the Parent, the Parent Sub, such Affiliate of the Parent or the Parent Sub, the Company, such Subsidiary or such LLC Subsidiary), during normal business hours, to such books and records.

         (d) Within 45 days after the end of each month, each of the Shareholders and the Company covenants and agrees to provide to the Parent the monthly consolidated financial statements of the Company prepared in accordance with GAAP for each month ending between the date hereof and the Closing Date, together with all related notes, exhibits and schedules thereto.

         (e) From the date hereof until the earlier of the Effective Time or the termination of this Agreement, the Parent agrees to make available to the Shareholder Representative and the Company's Counsel, upon reasonable notice, its executive officers to discuss the publicly available information of the Parent.

         SECTION 5.03.  Confidentiality.  (a) Each of the  Shareholders  and the
Company agrees to, and shall use their best efforts to cause its agents, representatives, Affiliates, employees, officers and directors and those of its Affiliates to: (i) treat and hold as confidential all non-public information relating to trade secrets, trademark applications, product development, price, distributor, and customer lists, pricing and marketing plans, policies and strategies, details of client and consultant contracts, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans and all other confidential information with respect to the Business, the Company, the Subsidiary and the LLC Subsidiary, except as the Shareholders or the Company reasonably believes is otherwise required to be disclosed by applicable Law, in which event each of the Shareholders or the Company agrees to, and shall instruct its agents, representatives, Affiliates, employees, officers and directors and those of its Affiliates to, furnish only that portion of such confidential information which the Shareholders or the Company are legally required to be provided and exercise its reasonable efforts to obtain assurances that confidential treatment will be accorded such information, and (ii) in the event that the Shareholders or any such agent, representative, Affiliate, employee, officer or director and those of its Affiliates are served with a subpoena, order or other legal process to disclose any such information, provide the Parent with prompt written notice of such requirement so that the Parent, the Parent Sub, the Company, the Subsidiary or the LLC Subsidiary may, at the expense of the Parent, seek a protective order or other remedy. Each of the Shareholders and the Company agrees to, and shall cause its agents, representatives, Affiliates, employees, officers and directors to, furnish promptly (prior to, at, or as soon as practicable following, the Effective Time) to the Parent Sub or the Parent any and all copies (in whatever form or medium) of all such confidential information then in the possession of the Shareholders or the Company or any of their agents, representatives, Affiliates, employees, officers and directors and, except as otherwise required by Section 5.02(c) or Section 7.09, destroy any and all additional copies then in the possession of the

Shareholders or any of such agents, representatives, Affiliates (other than the Company, the Subsidiary and the LLC Subsidiary), employees, officers and directors of such information and of any analyses, compilations, studies or other documents prepared, in whole or in part, on the basis thereof; provided, however, this Section 5.03(a) shall not apply to any information that, at the time of disclosure, is available publicly or was not disclosed in breach of this Agreement by the Shareholders or the Company or their agents, representatives, Affiliates, employees or officers or directors of its Affiliate. Each of the Shareholders and the Company agrees and acknowledges that remedies at law for any breach of its obligations under this Section 5.03(a) are inadequate and that in addition thereto the Parent or the Parent Sub shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach. The non-disclosure obligations of the Company and the Shareholders in this Section 5.03(a) shall include any non-public or proprietary information relating to the Parent or its Affiliates which they may obtain in the course of their due diligence activities permitted by this Agreement.

         (b) Prior to the Closing or upon earlier termination of this Agreement, each of the Parent and the Parent Sub agrees to, and shall use their best efforts to cause its agents, representatives, Affiliates, employees, officers and directors and those of its Affiliates to: (i) treat and hold as confidential all non-public information relating to trade secrets, trademark applications, product development, price, distributor, and customer lists, pricing and marketing plans, policies and strategies, details of client and consultant contracts, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans and all other confidential information with respect to the Business, the Company, the Subsidiary and the LLC Subsidiary, except as the Parent or the Parent Sub reasonably believes is otherwise required to be disclosed by applicable Law, in which event each of the Parent or the Parent Sub agrees to, and shall instruct its agents, representatives, Affiliates, employees, officers and directors and those of its Affiliates to, furnish only that portion of such confidential information which the Parent or the Parent Sub are legally required to be provided and exercise its reasonable efforts to obtain assurances that confidential treatment will be accorded such information, and (ii) in the event that the Parent Sub or any such agent, representative, Affiliate, employee, officer or director and those of its Affiliates are served with a subpoena, order or other legal process to disclose any such information, provide the Shareholders Representative with prompt written notice of such requirement so that the Company or the Shareholders may, at the expense of the Shareholders seek a protective order or other remedy. Upon termination of this Agreement, each of the Parent and the Parent Sub agrees to, and shall cause its agents, representatives, Affiliates, employees, officers and directors to, furnish promptly (prior to, at, or as soon as practicable following, the Effective Time) to the Company any and all copies (in whatever form or medium) of all such confidential information then in the possession of the Parent or the Parent Sub or any of their agents, representatives, Affiliates, employees, officers and directors and, except as otherwise required by Section 5.02(b) or Section 7.09, destroy any and all additional copies then in the possession of the Parent, the Parent Sub or any of such agents, representatives, Affiliates, employees, officers and directors of such information and of any analyses, compilations, studies or other documents prepared, in whole or in part, on the basis thereof; provided, however, this
Section 5.03(b) shall not apply to any information that, at the time of disclosure, is available publicly or was not disclosed in breach of this Agreement by the Parent or the Parent Sub or their agents, representatives, Affiliates, employees or officers or directors of its Affiliate. Each of the Parent and the Parent Sub agrees and acknowledges that remedies at law for any breach of its obligations under this Section 5.03(b) are inadequate and that in addition thereto the Parent or the Parent Sub shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach.

         (c) Notwithstanding the foregoing provisions of this Section 5.03, the Parent is expressly permitted to make a press release or other public announcement on filing regarding this transaction as it deems appropriate in its discretion.

         SECTION 5.04. Regulatory and Other Authorizations; Notices and Consents. (a) Each of the Shareholders, the Company, the Parent Sub and the Parent shall use all reasonable efforts to obtain (or cause the Company, the Subsidiary and the LLC Subsidiary to obtain) all authorizations, consents, orders and approvals of all Governmental Authorities and officials that are or become necessary for their execution and delivery of, and the performance of their obligations pursuant to, this Agreement, including without limitation those set forth on Exhibit 5.04 and will cooperate fully with each other in promptly seeking to obtain all such authorizations, consents, orders and approvals.

         (b) The Shareholders shall cause the Company, the Subsidiary, and the LLC Subsidiary, and the Company agrees, to give promptly such notices to third parties and use all reasonable efforts to obtain such third party consents and estoppel certificates in connection with the transactions contemplated by this Agreement, including without limitation those set forth on Exhibit 5.04.

         (c) The Parent and the Parent Sub shall cooperate and use all reasonable efforts to assist the Shareholders, the Company, the Subsidiary and the LLC Subsidiary in giving such notices and obtaining such consents and estoppel certificates; provided, however, that none of the Shareholders, the Company, the Parent or the Parent Sub shall have any obligation to give any guarantee or other consideration of any nature in connection with any such notice, consent or estoppel certificate or to consent to any change in the terms of any agreement or arrangement which would be adverse to the interests of the Shareholders, the Parent, the Parent Sub, the Company, the Subsidiary and the LLC Subsidiary or the Business.

         (d) The Shareholders and the Parent agree that, in the event any such consent, approval or authorization reasonably necessary to preserve for the Business, the Company, the Subsidiary or the LLC Subsidiary any right or benefit under any lease, license, contract, commitment or other agreement or arrangement to which the Shareholders, the Company, the Subsidiary or the LLC Subsidiary are or is a party is not obtained prior to the Effective Time, the Shareholders will, subsequent to the Effective Time, cooperate with the Parent and the Parent Sub in attempting to obtain such consent, approval or authorization as promptly thereafter as practicable and, in the case of contracts and agreements, so as to provide for the Parent and Parent Sub the benefits under such contracts and agreements.

         SECTION 5.05. Notice of Developments. (a) Prior to the earlier of the Closing or termination of this Agreement, the Shareholders and the Company shall notify promptly, and in any event within five Business Days, the Parent in writing, to the extent of the best knowledge of the Shareholders and the Company, of (i) all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which could reasonably be expected to result in any breach of a representation or warranty or covenant of the Shareholders or the Company in this Agreement or which could reasonably be expected to have the effect of making any representation or warranty of the Shareholders or the Company in this Agreement untrue or incorrect in any material respect and (ii) all other material developments, other than general economic or market changes, and changes in Tax Law affecting the assets, Liabilities, business, financial condition, operations, results of operations, distributor, customer or employee relations or prospects of the Company, the Subsidiary or the LLC Subsidiary or the Business.

         (b) Prior to the earlier of the Effective Time or termination of this Agreement, the Parent and the Parent Sub shall promptly, and in any event within five Business Days, notify the Shareholders in writing, to the extent of the best knowledge of the Parent and the Parent Sub, of all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which could reasonably be expected to result in any breach of a representation or warranty or covenant of the Parent or Parent Sub in this Agreement or which could reasonably be expected to have the effect of making any representation or warranty of the Parent or Parent Sub in this Agreement untrue or incorrect in any respect.

         SECTION 5.06. Acquisition Proposals. (a) The Shareholders and the Company and their respective officers, directors, employees, representatives and agents shall immediately cease any existing discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. Neither the Shareholders, the Company, nor their respective officers, directors, employees or investment bankers, attorneys, accountants or other agents retained by either of them will (i) initiate or solicit, directly or indirectly, any inquiries regarding the making of any Acquisition Proposal, or (ii) engage in negotiations or discussions with, or furnish any information or data to any third party relating to an Acquisition Proposal.

         (b) For purposes of this Agreement, the term "Acquisition Proposal" shall mean any purchase offer made by a third party to acquire (i) beneficial ownership (as defined pursuant to Section 13(d) of the Exchange Act) of an equity interest in the Company or the Assets or Business pursuant to a merger, consolidation or other business combination, sale of shares of capital stock or similar transaction involving the Company, including, without limitation, any single or multi step transaction or series of related transactions which is structured to permit such third party to acquire beneficial ownership of a majority or greater equity interest in the Company or the Assets or Business or
(ii) all or substantially all of the business or assets of the Company or the Business (other than the transactions contemplated by this Agreement).

         SECTION 5.07. Use of Names and Intellectual Property. (a) Each of the Shareholders covenants and agrees that following the Effective Time, the Parent shall have the exclusive and royalty-free right to use the names NAPTech, North American Piping Technologies, NAPTech Pressure Systems, NAPTech and Design
Pressure Products and such other names as may be determined upon completion of the Due Diligence Review by Shaw (collectively, the "Name").

         (b) From and after the Effective Time, neither the Shareholders nor any of its Affiliates shall use the Name, any of the Owned Intellectual Property or any of the Licensed Intellectual Property.

         SECTION 5.08. Non-Competition. (a) For a period of two years following the Effective Time, none of the Shareholders shall, directly or indirectly, or as a member, shareholder, officer, director, consultant or employee of any other person or entity, compete with the Parent or any of its subsidiaries or Affiliates, or own, manage, operate, join, control or participate in the ownership, management, operation, or control of, or become employed by, consult or advise, or be connected in any manner with any business or activity which is in actual, direct or indirect competition or anticipated competition with the Parent or any of its subsidiaries or Affiliates within those counties, parishes, municipalities or other places listed in Exhibit 5.08(a) annexed hereto and made a part hereof, so long as the Parent or any of its subsidiaries or Affiliates carries on a like business therein. Not by way of limitation or exclusion, none of the Shareholders shall, within the aforesaid locations and during the aforesaid time period, call upon, solicit, advise or otherwise do, or attempt to do, business with any customers or distributors of the Business, the Company, the Subsidiary or the LLC Subsidiary with whom the Business, the Company, the Subsidiary or the LLC Subsidiary or any of the Shareholders had any dealings during the period of time in which the Company was an Affiliate of the Shareholders, or take away or interfere or attempt to interfere with any custom, trade, business or patronage of the Business, the Company, the Subsidiary or the LLC Subsidiary, or interfere with or attempt to interfere with any officers, employees, distributors, representatives or agents of the Business, the Company, the Subsidiary or the LLC Subsidiary, or employ or induce or attempt to induce any of them to leave the employ of the Company, the Subsidiary or the LLC Subsidiary or violate the terms of their contracts, or any employment arrangements, with the Company, the Subsidiary or the LLC Subsidiary. Each of the Shareholders acknowledges and agrees that any breach of the foregoing covenant not to compete would cause irreparable injury to the Parent and its subsidiaries and Affiliates, and that the amount of injury would be impossible or difficult to fully ascertain. Each of the Shareholders agrees that the Parent and its subsidiaries and affiliates shall, therefore, be entitled to obtain an injunction restraining any violation, further violation or threatened violation of the covenant not to compete hereinabove set forth, in addition to any other remedies that the Parent or its subsidiaries or Affiliates may pursue. Notwithstanding the foregoing provisions of this Section 5.08, the Shareholders, may own, solely as an investment, securities if the Shareholders (A) are not an affiliate of the issuer of such securities and (B) do not, directly or indirectly, beneficially own more than 5% of the class of which such securities are a part. If the two year period referred to in this Section 5.08(a) shall be finally determined by a court to exceed the maximum period which is permissible by applicable law, the said period shall be reduced to the maximum period permitted by such law.

         (b) Each of the Shareholders acknowledges that the covenants of the Shareholders set forth in Section 5.08(a) are an essential element of this Agreement and that, but for the agreement of the Shareholders to comply with these covenants, the Parent would not have entered into this Agreement. Each of the Shareholders has independently consulted with its counsel and after such consultation agrees that the covenants set forth in this Section 5.08 are reasonable and proper.

         SECTION 5.09. Release of Indemnity and Other Obligations. The Shareholders covenant and agree, on or prior to the Effective Time, to execute and deliver to the Parent, for the benefit of the Company, the Subsidiary and the LLC Subsidiary, a general release and discharge, in form and substance satisfactory to the Parent, releasing and discharging the Parent, Parent Sub, the Company, the Subsidiary and the LLC Subsidiary, from any and all obligations to pay any amounts to or perform any obligations owing to, or indemnify, the Shareholders or otherwise hold the Shareholders harmless pursuant to any agreement or other arrangement entered into prior to the Effective Time between the Shareholders or any Affiliate of the Shareholders (other than the Company, the Subsidiary and the LLC Subsidiary) and the Company, the Subsidiary or the LLC Subsidiary except such agreements as are described in Section 5.09 of the Disclosure Schedule.

         SECTION 5.10. Further Action. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.

         SECTION 5.11. Removal of Encumbrances on Assets. Each of the Shareholders and the Company covenants and agrees to cause all Encumbrances on the Assets (other than Permitted Encumbrances) to be removed at or prior to the Effective Time. The Parent shall cooperate and use all reasonable efforts to assist the Shareholders and the Company in obtaining the removal of such Encumbrances; provided, however, that the Parent and the Parent Sub shall have no obligation to give any guarantee or other consideration of any nature in connection with the removal of any such Encumbrance. The parties hereto agree that, in the event the Shareholders and the Company are unable to cause the removal of any Encumbrance on any Asset (other than Permitted Encumbrances) prior to the Effective Time, the Shareholders shall, following the Effective Time, use reasonable efforts to cooperate with the Parent and the Company in attempting to remove such Encumbrance as promptly as practicable.

         SECTION 5.12. Certain Additional Covenants. (a) The Parent agrees to cause the Company to maintain, for a period of three years after the Closing, products liability insurance providing coverage comparable to that maintained by the Company as of the date hereof, to the extent such coverage is available at a reasonable cost.

         (b) The Shareholders agree not to take, and prior to the Effective Time to cause the Company not to take, an action which would cause the representations set forth in Section 3.09(a) to become untrue or inaccurate in any way.

         (c) The Parent agrees to issue the Replacement Options at the Effective Time in substitution of the Company Options held by employees of the Company at the Effective Time.

         (d) If any of the Company Options are exercised by any of the persons listed in Section 3.03(b) of the Disclosure Schedule after the date of this Agreement but before the Closing Date, then the Company and the Shareholders covenant and agree:

                  (i) If the person exercising the Company Option is an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act, to cause such person to become a signatory to this Agreement at the time of such exercise; or

                  (ii) If the person exercising the Company Option is not an "accredited
                                                  ---
                           investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act, to purchase on or before the Closing Date, but prior to the Closing, the Common Stock into which the Company Option is exercised at a price per share equal to the product of 0.0772611 times the average of the published
                                                  -----
                           closing price of the Parent's Common Stock on the Nasdaq Stock Market for the five trading days immediately preceding the date upon which the Company purchases the Common Stock.

         (e) The Company and the Shareholders covenant and agree to cause the exercise, prior to the Closing Date, of any Company Options held by individuals no longer employed by the Company, the Subsidiary or the LLC Subsidiary as of the date hereof, and upon such exercise, to cause compliance with the provisions of Section 5.12(d)(i) or (ii) above, as applicable; provided, however, the Company shall make no payments to such individuals to cause them to exercise any such Company Options. Provided further, however, the Company and the Shareholders shall not be required to cause such exercise if the Company's Counsel renders an opinion satisfactory to the Parent that the exchange of the Parent's Common Stock in lieu of the Common Stock as permitted by each such Company Option at a conversion rate of 0.0772611 and the issuance of the Parent's Common Stock upon exercise of such Company Option is a transaction which qualifies for an exemption under applicable federal and state securities laws.

         (f) If the Convertible Note is converted, after the date of this Agreement, but before the Closing Date, by the holder thereof into shares of the Common Stock, then the Company and the Shareholders agree:

                  (i) If the Person converting the Convertible Note into shares of Common Stock is an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act, to cause such Person to become a signatory to this Agreement at the time of such conversion; or

                 (ii) If the Person converting the Convertible Note into shares of Common Stock is not an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act, to purchase, on or before the losing Date, but prior to the Closing, Common Stock into which the Convertible Note was converted at a price per share equal to the product of 0.0772611 times the average of the published closing price of the Parent's Common Stock for the five trading days immediately preceding the date upon which the Company purchases the Common Stock.

         (g) The Company and the Shareholders agree to cause the Subsidiary to acquire on or prior to the Closing Date all of the membership interests of the LLC Subsidiary not owned as of the date hereof by the Company.

         SECTION 5.13. Termination of Inter-Company Arrangements, etc. At or prior to the Closing, the Shareholders shall cause the Inter-Company Arrangements, other than those described in Section 5.13 of the Disclosure Schedule, to be terminated on terms reasonably satisfactory to the Parent. The Parent shall have received the general releases and discharges from the Shareholders referred to in Section 5.09 in form and substance reasonably satisfactory to the Parent.


                                   ARTICLE VI

                              MINORITY SHAREHOLDERS

         SECTION 6.01. Certain Limitations on Representations and Warranties of the Minority Shareholders. Notwithstanding any other provision of this Agreement to the contrary: (a) the representations and warranties of each of the Minority Shareholders in Sections 3.01, 3.03(b), (c) and (d) and 3.30 are limited to the Shares owned by each of such Minority Shareholder and to each such Minority Shareholder, as applicable; and (b) the other representations and warranties of each of the Minority Shareholders in Article III and Section 7.01 are limited to the actual knowledge of each such Minority Shareholder.


                                   ARTICLE VII
                                   TAX MATTERS
         SECTION 7.01. Representations, Warranties and Covenants.

         (a)      Reorganization.

                  (i) The parties hereto intend that the Merger will qualify as a reorganization under Sections 368(a)(1)(A) and (a)(2)(E) or Section 368(a)(1)(B) of the Code and each party agrees that, unless otherwise required by law, no such party shall at any time file any return or other document with the U.S. Internal Revenue Service or any other taxing authority inconsistent with such treatment.

                  (ii) In regard to Section 7.01(a) above, the parties hereto make the following representations, warranties and covenants:

                           (A) Each of the Shareholders hereby represents and warrants, as of the date hereof and as of the Closing Date, and covenants to the Parent as follows:

                                    (1)  The  Company  will  retain  immediately
                  after the Merger 90% of the fair market value of the net assets and 70% of the fair market value of the gross assets held by the Company immediately prior to the Merger.

                                    (2) None of the Shareholders has any plan or
                  intention, and agrees for a period of two years following the Effective Time not, to sell, exchange or otherwise dispose of a number of shares of the Parent's Common Stock received in the Merger that would reduce the Shareholders' ownership of shares of the Parent's Common Stock to a number of shares having a value, as of the Closing Date, of less than 50% of the value of all of the formerly outstanding stock of the Company as of the same date.

                                    (3) The  Parent  will  acquire in the Merger
                  80% of the outstanding stock of the Company solely in exchange for voting stock of the Parent (i.e., the Parent's Common Stock).

                                    (4)   The   liabilities   of  the   Company,
                  including the liabilities to which the transferred assets of the Company are subject, were incurred by the Company in the ordinary course of business.

                                    (5) The Company  will bear its own  expenses
                  incurred in connection with this Agreement, and any expenses attributable to the Shareholders incurred in connection with this Agreement (including the fees and costs of Company's Counsel and accountants in excess of $81,000) will be paid by them.

                           (B) The Parent hereby represents and warrants, as of the date hereof and as of the Closing Date, to the Shareholders as follows:

                                    (1) The Parent Sub is newly  formed,  has no
                  other business or assets and was created for the purpose of this transaction.

                                    (2)     The Parent has no plan or intention
                  to redeem or otherwise reacquire any of its stock issued in the Merger.

                                    (3) The Parent has no plan or  intention  to
                  liquidate the Surviving Corporation; to sell or otherwise dispose of the stock of the Surviving Corporation, or cause the Surviving Corporation to issue additional shares of its stock, thereby resulting in the Parent losing control of the Surviving Corporation within the meaning of Section 368(c) of the Code; or to cause the Surviving Corporation to dispose of, in transactions for which full consideration is not received, more than 20% of the assets of the Company acquired in the Merger, except for transfers of assets to a corporation controlled (within the meaning of Section 368(c) of the Code) by the Surviving Corporation.

                                    (4)  Following  the  Merger,  it is intended
                  that the Surviving Corporation will continue the historic business of the Company or will use a significant portion of the historic business assets of the Company in a business as such terms are used in Treas.
                  Reg. ss.1.368-1(d).

                                    (5) The  Parent  will  pay its own  expenses
                  incurred in this transaction and the Parent Sub's expenses, if any, incurred in connection with this Agreement will be paid by the Parent.

                                    (6) The Parent  will  control the Parent Sub
                  within the meaning of Section 368(c) of the Code immediately prior to the Closing Date.

                                    (7) The Parent has no present  intention  to
                  merge the Company with or into any other corporation, to transfer the stock of the Company to a corporation other than one it controls within the meaning of Section 368(c) of the Code, or to sell or otherwise dispose of the stock of the Company.

                                    (8) The Parent Sub has no  liabilities  that
                  will be assumed by the Company, and the Parent Sub will not transfer any assets subject to liabilities in the Merger.

                                    (9)     Neither the Parent nor the Parent
                  Sub is an "investment company" as defined in Section 368
                  (a)(2)(F) of the Code.

                                    (10) There is no intercorporate indebtedness
                  existing between the Parent and the Company or between the Parent Sub and the Company that was issued, acquired or will be settled, in each case at a discount, and that the Parent and the Parent Sub do not own, nor have they owned during the past five (5) years, any stock of the Company.


                                    (11)  Immediately  prior  to  the  Effective
                  Time, Parent will control the Parent Sub within the meaning of
                  Section 368(c) of the Code.

                                    (12)  Neither  the Parent nor the Parent Sub
                  is an "investment company" as defined in Section 368(a)(2)(F) of the Code.

                                    (13)    There is no intercorporate
                  indebtedness existing between the Parent and the Company or between the Parent

                  Sub and the Company that was issued, acquired or will be settled at a discount.

                                    (14) The  Parent  and the  Parent Sub do not
                  own, nor have they owned during the past five (5) years, any stock of the Company.

         (b) Each of the Shareholders hereby represents and warrants, as of the date hereof and as of the Closing Date, as follows:

                  (i) except as set forth in Section 7.01 of the Disclosure Schedule, (A) all returns and reports in respect of Taxes ("Tax Returns" or "Returns") required to be filed as of the date of this Agreement with respect to the Company, the Subsidiary and the LLC Subsidiary (including the consolidated federal income Tax Returns and state income or franchise Tax Returns that include the Company, the Subsidiary or the LLC Subsidiary on a consolidated, combined, or unitary ("combined") basis) have been timely filed; (B) all Taxes shown to be payable on such Returns and all assessments of Tax made against the Company, the Subsidiary or the LLC Subsidiary with respect to such Returns have been paid; (C) all such Returns are true, correct, and complete in all material respects; and (D) no adjustment relating to such Returns has been proposed formally or informally by any Tax authority and, to the best knowledge of the Shareholders and the Company, no basis exists for any such adjustment;

                  (ii) except as set forth in Section 7.01 of the Disclosure Schedule, there is no pending or, to the best knowledge of the Shareholders and the Company, threatened actions or proceedings for the assessment or collection of Taxes against the Company, the Subsidiary or the LLC Subsidiary;

                  (iii) no consent under Section 341(f) of the Code has been filed with respect to the Company, the Subsidiary or the LLC Subsidiary;

                  (iv) there are no Tax liens on any assets of the Company, the Subsidiary or the LLC Subsidiary, except liens for Taxes that are not yet due and payable;

                  (v) no acceleration of the vesting schedule for any property that is substantially nonvested within the meaning of the regulations under
Section 83 of the Code will occur in connection with the transactions contemplated by this Agreement;

                  (vi) none of the Company, the Subsidiary or the LLC Subsidiary has been a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code during the applicable period specified in
Section 897(c)(1)(A)(ii) of the Code;

                  (vii) except as set forth in Section 7.01 of the Disclosure Schedule, none of the Company, the Subsidiary or the LLC Subsidiary is or has been doing business in, is, or has been engaged in a trade or business or has business in force in any jurisdiction in which it has not filed all required material income, franchise, or gross premium tax returns or other applicable returns;

                  (viii)  none  of  the  Company,  the  Subsidiary  or  the  LLC
Subsidiary is subject to any accumulated earnings tax penalty or personal holding company tax;

                  (ix) there are no outstanding waivers or agreements extending the statute of limitations for any tax period with respect to any Tax to which the Company, the Subsidiary or the LLC Subsidiary may be subject;

                  (x) none of the Company,  the Subsidiary or the LLC Subsidiary
(A) has an unrecaptured overall foreign loss within the meaning of Section 904(f) of the Code or (B) has participated in or cooperated with an international boycott within the meaning of Section 999 of the Code;

                  (xi) except as set forth in Section 7.01(a) of the Disclosure Schedule, as of March 29, 1996, none of the Company, the Subsidiary or the LLC Subsidiary had any (1) income reportable for a taxable period ending after March 29, 1996, but attributable to a transaction (e.q., an installment sale) occurring in or a change in accounting method made for a taxable period ending on or prior to March 29, 1996, that resulted in a deferred reporting of income from such transaction or from such change in accounting method (other than a deferred intercompany transaction), or (2) deferred gain or loss arising out of any deferred intercompany transaction that occurred prior to March 29, 1996;

                  (xii) there are no outstanding requests for information made by a taxing authority to the Company, the Subsidiary or the LLC Subsidiary;

                  (xiii) none of the Company, the Subsidiary or the LLC Subsidiary has been advised by any Governmental Authority of any proposed reassessments of the value (or other Tax base) of any property owned by the Company, the Subsidiary or the LLC Subsidiary that could increase the amount of a property Tax to which the Company, the Subsidiary or the LLC Subsidiary would be subject;

                  (xiv)  none  of  the  Company,   the  Subsidiary  or  the  LLC
Subsidiary is obligated under any agreement with respect to industrial development bonds or other obligations with respect to which the excludability from gross income of the holder for federal income tax purposes could be affected by the transactions contemplated hereunder;

                  (xv) no power of attorney that is currently in force has been granted with respect to any matter relating to Taxes that could affect the Company, the Subsidiary or the LLC Subsidiary;

                  (xvi) except as set forth in Section 3.04 of the Disclosure Schedule, none of the Company, the Subsidiary or the LLC Subsidiary has been a member of any partnership or joint venture or the holder of a beneficial interest in any trust for any period for which the statute of limitations for any Tax has not expired;

                  (xvii) except as set forth in Section 7.01 of the Disclosure Schedule, neither the Shareholders nor any Affiliate of the Shareholders has made any capital contributions to the

Company, the Subsidiary or the LLC Subsidiary during the two-year period preceding the date of this Agreement;

                  (xviii) no "ownership change", within the meaning of Section 382 of the Code has occurred with respect to the Company, the Subsidiary or the LLC Subsidiary except as contemplated by this Agreement since December 31, 1992;

                  (xix) Section 7.01 of the Disclosure Schedule (A) lists by type all income, franchise, and similar Tax Returns (federal, state, local, and foreign) filed with respect to each of the Company, the Subsidiary and the LLC Subsidiary for taxable periods ended on or after January 1, 1992; (B) indicates for which jurisdictions Returns have been filed on the basis of a combined group; (C) indicates the most recent income, franchise, or similar Tax Return for each relevant jurisdiction for which an audit has been completed or the statute of limitations has lapsed; and (D) indicates all Tax Returns that currently are the subject of audit;

                  (xx) Section 7.01 of the Disclosure Schedule sets forth as of March 29, 1996, the amount and expiration dates of any net operating loss, net capital loss, unused business credit, unused foreign tax credit, or excess charitable contribution allocable to the Company, the Subsidiary and the LLC Subsidiary as reported on the consolidated federal income tax return filed by such corporations. As of March 29, 1996, each of the Company, the Subsidiary and the LLC Subsidiary had no less than $4.584 million aggregate net operating losses available for carryover to taxable years beginning after March 29, 1996;

                  (xxi) liabilities, expenses (defined or otherwise), reserves and allowances on the books and records of the Company, the Subsidiary and the LLC Subsidiary have been provided which are adequate to satisfy all Liabilities for Taxes relating to the Company, the Subsidiary and the LLC Subsidiary for any and all periods (A) through the date of the Financial Statements (without regard to the materiality thereof) and (B) after the date of the last Financial Statement through and including the Effective Time (or if later, the Closing
Date);

                  (xxii) Section 7.01 of the Disclosure Schedule sets forth the tax basis of the Company, the Subsidiary and the LLC Subsidiary as of March 29, 1996 in each asset; and

                  (xxiii) Section 7.01 of the Disclosure Schedule shall, not later than 30 days prior to the Closing Date, completely and accurately list, all Tax Returns required to be filed by the Company, the Subsidiary and the LLC Subsidiary between the date of this Agreement and December 31, 1996.

         SECTION 7.02. Access to Information. (a) From the date hereof, the Shareholders shall and shall cause the Company, the Subsidiary and the LLC Subsidiary to make available to the Parent: (i) all federal, state, and foreign income, franchise, and similar Tax Returns for taxable periods ended after January 1, 1992, and any examination reports and statements of deficiencies assessed against, proposed to be assessed against, or agreed to by the Company, the Subsidiary or the LLC Subsidiary for such taxable periods; (ii) any tax sharing or allocation agreement or arrangement involving the Company, the Subsidiary or the LLC Subsidiary and a complete and accurate description of any such unwritten or informal agreement or arrangement; (iii) any pro forma federal income Tax Returns of the Subsidiary, together with any schedule reconciling the items in the pro forma Tax Return to the items as included in the consolidated Tax Return, for all taxable years ended after January 1, 1992; and (iv) any workpapers or schedules showing (A) the tax basis of the shareholders in the Common Stock, (B) the tax basis of the Company in the stock of the Subsidiary or the membership interest in the LLC Subsidiary, and (C) the amount of U.S. tax earnings and profits for the Company, the Subsidiary and the LLC Subsidiary.

         (b) The information described in Section 7.02(a) shall be made available to the Parent in accordance with the provisions of Section 5.02(a).

         SECTION 7.03. Returns and Payments. (a) From the date of this Agreement through and after the Closing Date, the Shareholders shall prepare and file or otherwise furnish in proper form to the appropriate Governmental Authority (or cause to be prepared and filed or so furnished) in a timely manner (with extensions) all Tax Returns required to be filed by the Company, the Subsidiary and the LLC Subsidiary that are due on or before the 10th day after the Effective Time (or if later, the Closing Date) (and the Parent shall do the same with respect to any Tax Return required to be filed after the 10th day after the Effective Time (or if later, the Closing Date)). None of the Parent, the Parent Sub, the Company, the Subsidiary or the LLC Subsidiary or their employees or agents shall have any liability to the Shareholders with respect to the preparation and filing of Returns for periods ending on or prior to the Effective Time (or if later, the Closing Date) (other than by reason of gross negligence); the Shareholders shall indemnify each such Person against any liability or cost by reason of a claim by a Tax authority under Section 6694 of the Code, or any corresponding provision of any other law, to the extent relating to such preparation; and the Shareholders shall reimburse the Company, the Parent Sub and the Subsidiary against third-party professional fees, if any, incurred in connection with such preparation. Returns of the Company, the Subsidiary and the LLC Subsidiary not yet filed for any taxable period that begins before the Effective Time (or if later, the Closing Date) shall be prepared in a manner consistent with past practices employed with respect to the Company, the Subsidiary and the LLC Subsidiary (except to the extent present counsel for the Shareholders or the Company renders a legal opinion that there is no reasonable basis in law therefor or determines that a Return cannot be so prepared and filed without being subject to penalties). With respect to any Return required to be filed by the Parent or the Shareholders with respect to the Company, the Subsidiary and the LLC Subsidiary and as to which an amount of Tax is allocable to the other party under Section 7.05(b) or as to which the other party is responsible for an amount of tax under Section 7.05(a), the filing party shall provide the other party and such party's authorized representatives with a copy of such completed Return and a statement certifying the amount of Tax shown on such Return that is allocable to such other party pursuant to Section 7.05(b), together with appropriate supporting information and schedules at least 20 Business Days prior to the due date (including any extension thereof) for the filing of such Return, and such other party and such other party's authorized representatives shall have the right to review and comment on such Return and statement prior to the filing of such Return. Such other party shall have the right to dispute the amount of Taxes allocated to such party by the filing party, and any dispute that cannot be resolved between the parties shall be resolved by an independent certified public accountant reasonably acceptable to all parties or by binding arbitration as described in
Section 7.03(c). Any objections not raised at least 10 Business Days after the date the filing party provides a draft completed Return and accompanying statement shall be deemed waived.

         (b) The Shareholders shall pay or cause to be paid when due and payable all Taxes with respect to the Company, the Subsidiary and the LLC Subsidiary for any taxable period ending before or on the Effective Time (or if later, the Closing Date). The Parent shall pay or cause to be paid when due and payable all Taxes with respect to the Company, the Subsidiary and the LLC Subsidiary for any taxable period ending before or on the Effective Time (or if later, the Closing
Date) to the extent of the amount, if any, accrued for such Taxes at the Effective Time (or if later, the Closing Date). The Parent shall also pay or cause to be paid when due and payable all Taxes for any taxable period ending after the Effective Time (or if later, the Closing Date) (subject to any right of indemnification from the Shareholders hereunder for Taxes).

         (c) If the parties cannot resolve a dispute under Section 7.03(a) in the manner set forth therein, either party shall have the right to submit such dispute to a single arbitrator for resolution. The arbitrator shall be selected by mutual agreement of the parties. The arbitrator shall be an individual who is a certified public accountant and who has substantial experience with respect to tax matters. If the parties cannot agree upon an arbitrator within fifteen (15) days after either makes a written request for arbitration of the dispute to the other party, then within ten (10) days after the expiration of such fifteen (15) day period, the Parent shall select one person qualified to serve as arbitrator and the Shareholders shall select a second person to serve as arbitrator. The Parent and the Shareholders shall each notify the other party within such ten
(10) day period of the name, address and other information regarding the person so selected. The two (2) persons so selected shall, within fifteen (15) days after the expiration of the ten (10) day period, agree upon a third person to serve as arbitrator, and such third person shall serve as the sole arbitrator. Such person must be a certified public accountant with substantial experience in tax matters. The arbitration shall be conducted as soon as practicable after final selection of the arbitrator in Baton Rouge, Louisiana according to such procedures as may be established by the arbitrator; provided, however, the arbitrator shall apply the Federal Rules of Evidence and Federal Rules of Civil Procedures to the proceeding. Each party shall advance one-half of the costs and fees of the arbitrator. Arbitration may proceed in the absence of the Parent or the Shareholders if notice of the date and time for the proceedings has been given to the absent party at least fifteen (15) days prior to the date of the proceeding. Submission of the disputed matter to an arbitrator pursuant to this
Section 7.03(c) shall be specifically enforceable. The decision of the arbitrator shall be final and binding upon the Parent and the Shareholders. All costs and expenses (including, without limitation, the arbitrator's fees, reasonable attorney's fees, disbursements and the costs and expenses of the Parent and the Shareholder) shall be paid by the non-prevailing party.

         SECTION 7.04. Refunds. Any Tax refund (or comparable benefit resulting from a reduction in Tax liability) for a period ending on or before the Effective Time (or if later, the Closing Date) arising out of the carryback of a loss or credit incurred by the Company, the Subsidiary or the LLC Subsidiary in a taxable year ending after the Effective Time (or if later, the Closing Date) shall be the property of the Parent and, if received by the Shareholders or any Affiliate of the Shareholders, shall be paid over promptly to the Parent.

         SECTION 7.05. Indemnity. (a) Subject to Section (b) of this Section 7.05, the Shareholders agree to indemnify and hold the Parent, the Company, and the Subsidiary harmless against any breach of a covenant contained in this
Article VII and the following Taxes (to the extent such Taxes are not satisfied by liabilities, expenses, reserves or allowances established on the books and records of the Company, the Subsidiary or the LLC Subsidiary through and including the Effective Time (or if later, the Closing Date)) and, except as otherwise provided in Section 7.06, against any loss, damage, liability, or expense, including reasonable fees for attorneys and consultants, incurred in contesting or otherwise in connection with any such Taxes: (i) Taxes imposed on the Company, the Subsidiary or the LLC Subsidiary with respect to taxable periods of such corporations ending before or on the Effective Time (or if later, the Closing Date); (ii) with respect to taxable periods beginning before the Effective Time (or if later, the Closing Date) and ending after the Closing Date, (A) Taxes imposed on the Company, the Subsidiary or the LLC Subsidiary which are allocable, pursuant to Section 7.05(b), to the portion of such period ending on the Effective Time (or if later, the Closing Date), and
(B) Taxes imposed on the Company, the Subsidiary or the LLC Subsidiary by reason of such corporation's distributive share of income or loss from, or otherwise in respect of, any partnership in which the Company, the Subsidiary or the LLC Subsidiary was a member on or prior to the Effective Time (or if later, the Closing Date) that are allocable, pursuant to Section 7.05(b), to the portion of such period ending on the Effective Time (or if later, the Closing Date); (iii) Taxes imposed on the Company, the Subsidiary or the LLC Subsidiary by reason of being a member of any affiliated group (other than the group for which the Company is the common parent) with which any of the Company, the Subsidiary and the LLC Subsidiary file or have filed a Return on a consolidated or combined basis for a taxable period ending before or on the Effective Date (or if later, the Closing Date); (iv) Taxes imposed on the Parent or the Company, the Subsidiary or the LLC Subsidiary as a result of any breach of warranty or misrepresentation under Section 7.01 (for which purpose the representations in
Section 7.01 shall be deemed to have been made with no exception for items disclosed in Section 7.01 of the Disclosure Schedule or otherwise), including as the result of any failure of the Tax attributes referred to in Sections 7.01(xxi) and 7.01(xxii) to at least equal the amounts represented; (v) Taxes arising in any taxable period ending after the Effective Time (or if later, the Closing Date) as a result of the disallowance or deferral of any expense or capitalized item from prior periods or the deferral of income items from prior periods to the current period (net of any applicable Tax reductions; and (vi) Taxes arising in any taxable period ending after the Closing Date from the failure of the Company, the Subsidiary or the LLC Subsidiary to establish or retain records required under applicable Tax law with respect to any transaction, event or item. The Shareholders' obligation to indemnify the Parent, the Company, the Subsidiary or the LLC Subsidiary for pre-Closing Date Taxes under this Section 7.05 shall be reduced to reflect the present value of any post-Closing Date benefit that the Parent, the Company, the Subsidiary or the LLC Subsidiary (or the consolidated group with which it files a federal income tax return) may be reasonably expected to obtain in post-Closing Date income tax filings that corresponds to Taxes for which an indemnity payment has been made.

         (b) In the case of Taxes that are payable with respect to a taxable period that begins before the Effective Time (or if later, the Closing Date) and ends after the Effective Time (or if later, the Closing Date), the portion of any such Tax that is allocable to the portion of the period ending on the Effective Time (or if later, the Closing Date) shall be:

                  (i) in the case of Taxes that are either (x) based upon or related to income or receipts, or (y) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible) (other than conveyances pursuant to this Agreement, as provided under Section 7.10), deemed equal to the amount which would be payable if the taxable year ended with the Effective Time (or if later, the Closing Date) (except that, solely for purposes of determining the marginal tax rate applicable to income or receipts during such period in a jurisdiction in which such tax rate depends upon the level of income or receipts, annualized income or receipts may be taken into account if appropriate for an equitable sharing of such Taxes); and

                  (ii) in the case of Taxes not described in subparagraph (i) that are imposed on a periodic basis and measured by the level of any item, deemed to be the amount of such Taxes for the entire period (or, in the case of such Taxes being determined on an arrears basis, the amount of such Taxes for the immediately preceding period) multiplied by a fraction the numerator of which is the number of calendar days in the period ending on the Effective Time (or if later, the Closing Date) and the denominator of which is the number of calendar days in the entire period.

For purposes of this Section 7.05(b) and 7.05(a), the Taxes attributable to the Company, the Subsidiary or the LLC Subsidiary by reason of such corporation's distributive share of income, gain, or loss from, or otherwise in respect of, any partnership in which the Company, the Subsidiary or the LLC Subsidiary is a member on the Effective Time (or if later, the Closing Date) shall be determined as if such partnership's taxable year ended on the Effective Time (or if later, the Closing Date).

         SECTION 7.06. Contests. (a) After the Closing, the Parent shall promptly notify the Shareholders in writing of any written notice of a proposed assessment or claim in an audit or administrative or judicial proceeding of the Parent or of any of the Company, the Subsidiary and the LLC Subsidiary which, if determined adversely to the taxpayer, would be grounds for indemnification under this Article VII; provided, however, that a failure to give such notice will not affect the Parent's rights to indemnification under this Article VII except to the extent that the Shareholders demonstrate that they were materially prejudiced thereby.

         (b) In the case of an audit or administrative or judicial proceeding that relates to periods ending on or before the Effective Time (or if later, the Closing Date), provided that the Shareholders acknowledge in writing its liability under this Agreement to hold the Parent, the Company, and the Subsidiary harmless against the full amount of any adjustment which may be made as a result of such audit or proceeding that relates to periods ending on or before the Closing Date, the Shareholders shall have the right at their expense to participate in and control the conduct of such audit or proceeding but only to the extent that such audit or proceeding relates solely to a potential adjustment for which the Shareholders have acknowledged its liability. As security for the indemnification provided hereunder, the Shareholders shall place 10% of the shares of the Parent's Common Stock received by them at the Closing in escrow pursuant to the Escrow Agreement. The Parent shall also have the right at its expense to participate in such audit or proceeding, but the Parent shall have no right to control all or any portion of such audit or proceeding permitted to be controlled by the Shareholders under the immediately preceding sentence. If the Shareholders assume the defense of any such audit or proceeding, and the Shareholders and the relevant taxing authority are thereafter willing to settle such audit or proceeding for the payment by the Shareholders of a fixed amount of Tax but the Parent rejects such settlement, then the Shareholders' liability under this sentence for Taxes with respect to such audit or proceeding shall be limited to the aggregate amount of the proposed settlement and the Shareholders shall not be liable for any expenses incurred by the Parent with respect to such audit or proceeding. If the Shareholders do not assume the defense of any such audit or proceeding, the Parent may defend the same at the reasonable expense of the Shareholders in such manner as they may deem appropriate, including, but not limited to, settling such audit or proceeding with the consent of the Shareholders, which consent shall not be unreasonably withheld. In the event that issues relating to a potential adjustment for which the Shareholders have acknowledged their liability are required to be dealt with in the same proceeding as separate issues relating to a potential adjustment for which the Parent would be liable, the Shareholders shall have the right, at its expense, to control the audit or proceeding with respect to the issues for which it is liable and the Parent shall have the right, at its expense, to control the audit or proceeding with respect to the issues for which they are liable.

         (c) With respect to issues relating to a potential adjustment for which the Shareholders, on the one hand (as evidenced by its acknowledgment under this Section 7.06), and the Parent or the Company, the Subsidiary or the LLC Subsidiary, on the other hand, could be liable, or which recur for any period ending after the Effective Time (or if later, the Closing Date) (whether or not the subject of audit at such time), (i) each party (either the Shareholders, on the one hand, or the Parent, the Company, or the Subsidiary, on the other hand) may participate at its own expense in the audit or proceeding, and (ii) the audit or proceeding with respect to such issues shall be controlled by that party which would bear the burden of the greater portion of the present value of the Tax attributable to the adjustments and any corresponding adjustments that may reasonably be anticipated for future Tax periods. The principle set forth in the immediately preceding sentence shall govern also for purposes of deciding any issue that must be decided jointly (including, without limitation, choice of judicial forum) in situations in which separate issues are otherwise controlled under this Article VII by the Parent, on the one hand, and the Shareholders, on the other hand.

         (d) Except as provided in Section 7.06(b) above, neither the Parent nor the Shareholders shall enter into any compromise or agree to settle any claim pursuant to any Tax audit or proceeding which would adversely affect the other parties for such year or a subsequent year without the written consent of the other parties, which consent may not be unreasonably withheld. The Parent and the Shareholders agree to cooperate, and the Parent agrees to cause the Company, the Subsidiary and the LLC Subsidiary to cooperate, in the defense against or compromise of any claim in any audit or proceeding.

         SECTION 7.07. Time of Payment. Payment by the Shareholders of any amounts due under this Article VII in respect of Taxes shall be made (either directly by the Shareholders or under the Escrow Agreement) as follows:

         (a) at least three Business Days before the due date of the applicable estimated or final Returns required to be filed by the Parent on which are required to be reported income for a period ending after the Effective Time (or if later, the Closing Date) for which the Shareholders are responsible under Sections 7.05(a) and 7.05(b) without regard to whether the Returns shows overall net income or loss for such period;

         (b) within ten Business Days following an agreement between the Shareholders and the Parent that an indemnity amount is payable; and

         (c) within five days before the due date for the payment of any Tax pursuant to an assessment of such Tax by either a taxing authority or a "determination" as defined in Section 1313(a) of the Code.

If liability under this Article VII is in respect of costs or expenses other than Taxes, payment by the Shareholders or the Parent of any amounts due under this Article VII shall be made within twenty Business Days after the date when the party required to make such payment has been notified by the party entitled to receive such payment that such party has a liability for a determinable amount under this Article VII and is provided with calculations or other materials supporting such liability.

         Any amounts due and payable under this Article VII shall bear interest at 18% per annum, or the highest non-usurious rate of interest allowed by applicable law, whichever is lower.

         SECTION 7.08. Cooperation and Exchange of Information. Pursuant to the terms set forth in Section 5.02 of this Agreement, the Shareholders, on the one hand, and the Parent, the Company, the Subsidiary and the LLC Subsidiary, on the other hand, will provide each other with such cooperation and information as any of them reasonably may request of the others in filing any Return, amended Return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes, participating in or conducting any audit or other proceeding in respect of Taxes or making representations to or furnishing information to parties subsequently desiring to purchase the Company, the Subsidiary or the LLC Subsidiary or any part of the Business from the Parent. Such cooperation and information shall include providing copies of relevant Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by Tax authorities. The Shareholders shall make their accountants and agents available on a basis mutually convenient to both parties to provide explanations of any documents or information provided hereunder. The Shareholders shall cooperate, and shall cause the Company, the Subsidiary and the LLC Subsidiary to cooperate, in maximizing the value to the Parent and the Company of the net operating loss and capital loss carryovers and the net unrealized built-in loss of the Company, the Subsidiary and the LLC Subsidiary. All costs and expenses reasonably incurred by a party in responding to a request for information or assistance, including the costs incurred by the Shareholders in connection with the cooperation described in the preceding sentence, pursuant to this Section 7.08 shall be paid by the party requesting such information or assistance.

         SECTION 7.09. Retention of Tax Returns and Records. Each of the Shareholders, the Parent, the Company, and the Subsidiary shall retain all Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Company, the Subsidiary and the LLC Subsidiary for each taxable period first ending after the Effective Time (or if later, the Closing Date) and for all prior taxable periods until the later of
(i) the expiration of the statute of limitations of the taxable periods to which such Returns and other documents relate, or (ii) six years following the due date (without extension) for such Returns; provided, however, that Returns, schedules, work papers, records and other documents relating to the determination of the basis of any asset shall be retained for six years following the disposition of such asset; and provided, further, that the Shareholders shall not dispose of any such documents without first notifying the Parent and providing the Parent a reasonable period of time in which to assume possession of such documents. Any information obtained under this Section 7.09 shall be kept confidential except as may be otherwise necessary in connection with the filing of Returns or claims for refund or in conducting an audit or other proceeding.

         SECTION 7.10. Conveyance Taxes. Any real property transfer or gains, sales, use, transfer, value added, stock transfer, stamp, recording, registration, and any similar Tax or fee that becomes payable in connection with any and all of the transactions contemplated by this Agreement shall be paid by the Shareholders who shall file such applications and documents as shall permit any such Tax to be assessed and paid on or prior to the Effective Time (or if later, the Closing Date) in accordance with any available pre-sale filing procedure. Each party hereto shall execute and deliver all instruments and certificates necessary to enable the other to comply with the foregoing.

         SECTION 7.11. Miscellaneous. (a) The Shareholders and the Parent agree to treat all payments made by any of them to or for the benefit of the other (including any payments to the Company, the Subsidiary or the LLC Subsidiary) under this Article VII, under other indemnity provisions of this Agreement and for any misrepresentations or breaches of warranties or covenants as adjustments to the Purchase Price or as capital contributions for Tax purposes and that such treatment shall govern for purposes hereof except to the extent that the laws of a particular jurisdiction provide otherwise, in which case such payments shall be made in an amount sufficient to indemnify the relevant party on an after-Tax basis.

         (b) None of the Shareholders, the Company, the Parent Sub or the Parent shall file any Return, or take a position with a Tax authority unless otherwise required by law, that is inconsistent with the Recitals of this Agreement and the Merger Consideration set forth in Section 2.05.

         (c) Except as otherwise specifically provided in Section 7.06, each party shall bear its own expenses, including expenses for attorneys and other outside consultants, in contesting any Tax for which such party is liable under this Article VII.

         (d) Any Tax sharing agreement or arrangement between the Company, the Subsidiary or the LLC Subsidiary, on the one hand, and any other Person, on the other hand, shall be or have been terminated on or prior to the Effective Time (or if later, the Closing Date), and no payments shall be permitted or required to be made thereunder by the Company, or the Subsidiary after the Closing except to the extent that such amount is shown on the Financial Statements.

         (e) Notwithstanding any provision in this Agreement to the contrary, the obligations of the Shareholders to indemnify and hold harmless the Parent, the Company, the Subsidiary and the LLC Subsidiary pursuant to this Article VII, and the representations and warranties contained in Section 7.01, shall terminate at the close of business on the 30th day following the expiration of the applicable statute of limitations with respect to the Tax liabilities in question (giving effect to any waiver, mitigation or extension thereof).

         (f) From and after the date hereof, neither the Company nor the Subsidiary shall, and the Shareholders shall not permit the Company, the Subsidiary or the LLC Subsidiary to, make or revoke, or cause or permit to be made or revoked, any Tax election, or adopt or change any method of accounting, that would materially affect the Company, the Subsidiary or the LLC Subsidiary for any taxable year ending after the Effective Time (or if later, the Closing
Date) without the prior written consent of the Parent, which consent shall not be unreasonably withheld.

         (g) The Parent and the Shareholders shall be entitled to recover professional fees and related costs that they may reasonably incur to enforce the provisions of this Article VII if and to the extent they prevail in such enforcement.


                                  ARTICLE VIII

                              CONDITIONS TO CLOSING

         SECTION 8.01. Conditions to Obligations of the Shareholders and the Company. The respective obligations of the Shareholders and the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

         (a) Representations, Warranties and Covenants. The representations and warranties of the Parent and the Parent Sub contained in this Agreement shall have been true and correct as of the date they were deemed to have been made and shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing, except for such changes as are permitted or contemplated by this Agreement, and other than such representations and warranties as are made as of another date. The covenants and agreements contained in this Agreement to be complied with by the Parent and the Parent Sub on or before the Closing shall have been complied with. The Shareholders shall have received a certificate from the Parent to such effect signed by duly authorized representatives thereof and dated as of the Closing Date;

         (b)      Reserved.

         (c) No Proceeding or Litigation. No Action shall have been commenced or threatened by or before any Governmental Authority against any of the Shareholders, the Company, the Parent Sub or the Parent, seeking to restrain or adversely alter the transactions contemplated by this Agreement or which is likely to render it impossible or unlawful to consummate such transactions; provided, however, that the provisions of this Section 8.01(c) shall not apply if the Shareholders or the Company has directly or indirectly solicited or encouraged any such Action;

         (d) Resolutions. The Shareholders shall have received a true and complete copy, certified by the Secretary or an Assistant Secretary of the Parent and the Parent Sub of the resolutions duly and validly adopted by the Board of Directors of the Parent and the sole shareholder and the Board of Directors of the Parent Sub evidencing its authorization of the execution and delivery of this Agreement and the other agreements to be executed by the Parent as contemplated hereby and the consummation of the transactions contemplated hereby;

     (e) Incumbency Certificate. The Shareholders shall have received a certificate of the Secretary or an Assistant Secretary of the Parent and the Parent Sub certifying the names and signatures of the officers of the Parent and the Parent Sub authorized to sign this Agreement and the other documents to be delivered hereunder;

     (f) Legal Opinion. The Shareholders shall have received from Parent's Counsel a legal opinion, addressed to the Shareholders and dated the Closing Date, substantially in the form of Exhibit 8.01(f);

         (g) Consents and Approvals. The Shareholders, the Company and the Parent Sub and the Parent shall have received in form and content satisfactory to the Company (i) all authorizations,consents, orders and approvals of all Governmental Authorities listed in Section 3.07 of the Disclosure Schedule which, in each case, shall not contain any material conditions or limitations which are reasonably unacceptable to the Shareholders, and (ii) all third party consents and estoppel certificates listed in Section 5.04 of the Disclosure Schedule;

     (h) Related Agreements.  The Registration Rights Agreement,  in the form of
Exhibit 8.01(h)(1) shall have been duly executed and delivered by the parties thereto; and

         (i) Organizational Documents. The Shareholders shall have received a copy of (i) the Articles of Incorporation, as amended, of the Parent, certified by the Louisiana Secretary of State, as of a date not earlier than 10 Business Days prior to the Closing Date and accompanied by a certificate of the Secretary or Assistant Secretary of the Parent, dated as of the Closing Date, stating that no amendments have been made to such Articles of Incorporation since such date and (ii) the By-Laws of the Parent, as amended, certified by the Secretary or Assistant Secretary of the Parent.

     (j) Sale of Freeport Property. The Freeport Property shall have been purchased and sold for the consideration and pursuant to an acquisition agreement as described in Section 8.02(w).

         (k) No Material Adverse Event. Since May 31, 1996, to the Closing Date, there has been no material adverse event relating to the Parent and its subsidiaries taken as a whole and no material adverse change in the financial position or results of operations of the Parent and its subsidiaries taken as a whole which, in either case, (i) require a public disclosure or filing by the Parent with the SEC or (ii) will be required to be included in a Parent SEC Report which report includes the period from May 31, 1996, to the Closing Date.

     (l) Payment of Certain Obligations. The Company shall have paid the obligations described in Section 8.01(l) of the Disclosure Schedule.

     (m) Tax Opinion. The Shareholders shall have received an opinion from the Company's Counsel that the Merger will qualify as a tax-free reorganization under Section 368(a) of the Code to the Shareholders.

     (n) Release of Personal Guarantees. The Shareholders shall have been released from the personal guarantees set forth on Exhibit 8.01(n).

         SECTION 8.02. Conditions to Obligations of the Parent and the Parent Sub. The respective obligations of the Parent and the Parent Sub to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may be waived by the Parent in writing, and the Company and the Shareholders shall use their best efforts to cause such conditions to be fulfilled; provided, however, Parent's election to proceed with the Closing of the transactions contemplated herein shall not be deemed a waiver of any breach of any representation, warranty or covenant herein, whether or not known to Parent or Parent Sub or existing on the Closing Date. For purposes of determining whether a breach of a representation or warranty has occurred, and determining the amount of damage suffered by the Parent or the Parent Sub or their Affiliates as a result thereof for purposes of Section 9.02 hereof, the Shareholders and the Company shall be deemed to have made the agreements contained in this Agreement and the representations and warranties set forth in
Article III on the Closing Date as if they were made on such date:

     (a) Representations, Warranties and Covenants. The representations and warranties of the Shareholders and the Company contained in this Agreement shall have been true and correct as of the date as of which they were deemed to have been made and shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing except for such changes as are permitted or contemplated by this Agreement, other than such representations and warranties as are made as of another date. The covenants and agreements contained in this Agreement to be complied with by the Shareholders, the Company, and the Subsidiary on or before the Closing shall have been complied with. The Parent shall have received a certificate from the Shareholders to such effect dated as of the Closing Date;

     (b) Reserved.

     (c) No Proceeding  or  Litigation.  No Action shall have been  commenced or threatened by or before any Governmental Authority against any of the Shareholders, the Company, the Parent Sub or the Parent, seeking to restrain or adversely alter the transactions contemplated hereby or which is likely to render it impossible or unlawful to consummate the transactions contemplated by this Agreement or which could have a Material Adverse Effect; provided, however, that the provisions of this Section 8.02(c) shall not apply if the Parent or the Parent Sub has directly or indirectly solicited or encouraged any such Action;

     (d) Release of Indemnity Obligations. The Parent shall have received (i) the general releases and discharges from the Shareholders referred to in Section
5.09 and (ii) evidence of removal of the Encumbrances as required by Section 5.09, each to be in form and substance reasonably satisfactory to the Parent;

     (e) Financing. The Parent and the Parent Sub shall have received the consent of its commercial lenders to the transactions contemplated hereunder and obtained financing on terms acceptable to them in their sole and absolute discretion sufficient to enable them to operate the Business;

     (f) Legal Opinions. The Parent and the Parent Sub shall have received from Company's Counsel a legal opinion, addressed to the Parent and the Parent Sub and dated the Closing Date, substantially in the form of Exhibit 8.02(f);

     (g) Consents and Approvals. The Parent and the Shareholders shall have received, each in form and substance reasonably satisfactory to the Parent, (i) all authorizations, consents, orders and approvals of all Governmental Authorities listed in Section 3.07 of the Disclosure Schedule which shall not contain any material conditions or limitations which are reasonably unacceptable to Parent; and (ii) all third party consents and estoppel certificates listed in
Section 5.04 of the Disclosure Schedule;

     (h) Resignations of Directors, Officers and Managers. The Parent shall have received the resignations, effective as of the Closing, or evidence of removal as of the Closing, of all the directors and officers of the Subsidiary and all managers of the LLC Subsidiary, `except for such persons as are designated on
Exhibit 8.02(h) hereto;

     (i) Organizational Documents. The Parent shall have received a copy of (i) the Articles of Incorporation, as amended, of the Company and of the Subsidiary, and Articles of Organization of the LLC Subsidiary, certified by the Secretary of State of the State of its organization, as of a date not earlier than 10 Business Days prior to the Closing Date and accompanied by a certificate of the Secretary or Assistant Secretary of each such entity, dated as of the Closing Date, stating that no amendments have been made to such Articles of Incorporation and Articles of Organization, as the case may be, since such date and (ii) the By-laws of the Company and of the Subsidiary and the Operating Agreement, if any, of the LLC Subsidiary, as amended, certified by the Secretary or Assistant Secretary of each such entity;

     (j) Minute Books. The Parent shall have received a copy of the minute books and stock register of the Company, the Subsidiary and the minutes book and membership register of the LLC Subsidiary, certified by their respective Secretaries or Assistant Secretaries as of the Closing Date;

     (k) Good Standing; Qualification to Do Business. The Parent shall have received good standing certificates, certificates of compliance, or certificates of existence, as applicable, for the Company, for the Subsidiary and for the LLC Subsidiary from the secretary of state, or the other applicable Governmental Authority, of (i) the jurisdiction in which each such entity is incorporated or organized, and (ii) each other jurisdiction in which each such entity does business requiring it to qualify in such jurisdiction, in each case dated as of a date not earlier than ten Business Days prior to the Closing Date;

     (l) Escrow Agreement. The Shareholders shall have executed and delivered the Escrow Agreement substantially in the form of Exhibit 8.02(l) and made the transfer to the escrow agreement as contemplated thereby;

     (m) Resolutions. The Parent shall have received a true and complete copy, certified by the Secretary or an Assistant Secretary of the Company resolutions duly and validly adopted by the Shareholders and the Board of Directors of the Company evidencing its authorization of the execution and delivery of this Agreement and the other agreements to be executed by the Company as contemplated hereby and the consummation of the transactions contemplated hereby;

     (n) No Material Adverse Effect. No event or events shall have occurred which, individually or in the aggregate, have a Material Adverse Effect;

     (o) Environmental Matters. (1) At Parent's election, the Parent shall have received written reports prepared by an environmental consulting firm chosen by Parent demonstrating that the Company, the Subsidiary and the LLC Subsidiary, any Affiliates of the Company, the Subsidiary or the LLC Subsidiary and, with respect to the Business, the Shareholders are, to the satisfaction of the Parent, in compliance with Environmental Laws in connection with the Business and the Assets, and that any potential liabilities of the Company, the Subsidiary and the LLC Subsidiary, any Affiliates of the Company, the Subsidiary or the LLC Subsidiary and, with respect to the Business, the Shareholders, under any Environmental Law for the Release of any Hazardous Material would not, in the opinion of the Parent, have a Material Adverse Effect;

                  (2) Prior to the Closing, the Parent shall have received a copy of each Environmental Permit currently required to be obtained or maintained by the Company or, with respect to the Business, the Shareholders, together with a description of the terms of each Environmental Law that conditions, restricts or prohibits the transfer of such Environmental Permit to any new owner or operator;

     (p) No Regulatory Restrictions. None of the Company, the Subsidiary or the LLC Subsidiary shall be subject to any restriction (whether on its business, operations, ability to pay dividends or incur indebtedness, or otherwise) imposed or proposed to be imposed as a result of the transactions contemplated by this Agreement by any Governmental Authority except restrictions generally applicable to companies engaging in businesses substantially similar to the Business and restrictions which result primarily from any action or inaction of the Parent or the fact that the Parent is a participant in the transactions contemplated by this Agreement;

     (q) Due Diligence. The Parent shall have had a full opportunity to complete its due diligence review of the Business including (i) a review of all documents, records and other information which the Parent in its opinion shall have deemed relevant and (iv) visits to or inspections of any location where the Business is conducted (the "Parent's Due Diligence Review") which Parent's Due Diligence Review shall not have revealed any information not known to Parent on the date hereof which has or is reasonably likely to have a Material Adverse Effect. Although the Parent has received the Disclosure Schedule and copies of various documents referred to therein, the Company and the Shareholders agree and acknowledge that the Parent has not had the opportunity to review the same and, accordingly, for purposes of this

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Section  8.02(q),  the Parent  shall be deemed to have no  knowledge on the date hereof of any information contained in the Disclosure Schedule or the documents referred to therein;

     (r)  Inter-Company  Arrangements.  The  Shareholders  and the Company,  the
Subsidiary or the LLC Subsidiary, as applicable, shall have terminated the Inter-Company Arrangements in accordance with Section 5.13 and delivered to the Parent and the Parent Sub evidence thereof which is reasonably acceptable to Parent;

     (s) Related Agreements. The Registration Rights Agreement and Representation Letter by the Shareholders in the respective forms of Exhibit 8.01(s)(1) and Exhibit 8.02(s)(2), respectively, shall have been duly executed and delivered by the parties thereto; and

     (t) Accountants' Opinions. No later than August 11, 1996, the Parent shall have received an opinion from its independent certified public accountants and the Company's independent certified public accountants, each in form and substance satisfactory to the Parent, that the transaction contemplated by this Agreement will qualify as a "pooling of interest" under applicable accounting rules.

     (u) Board Approval. The Board of Directors of the Parent shall have approved this Agreement and the transaction contemplated hereby.

     (v) Execution by the Board of Directors and the Shareholders of the Company. All of the members of the Board of Directors of the Company and all of the Shareholders, other than the Minority Shareholders, shall have executed this Agreement and provided a copy thereof to the Parent no later than August 7, 1996, and all of the Minority Shareholders shall have executed this Agreement and provided a copy thereof to the Parent no later than August 16, 1996.

     (w) Acquisition of Freeport Property. The Parent Sub shall have acquired the Freeport Property in consideration for 127,000 unregistered shares of the Parent's Common Stock pursuant to an acquisition agreement containing representations, warranties, covenants and indemnities by the parties thereto, including an escrow agreement by the seller(s) of no less than 12,700 shares of the Parent's Common Stock, of a type and scope substantially similar to those contained in this Agreement; provided, however, that such acquisition agreement shall not contain a provision similar to 9.03(d) and any indemnification in connection with the representations substantially similar to those in Section
3.16 shall not be limited by any cap.

     (x) Employment Agreement and Non-Competition Agreements. Bradford J. Bower shall have entered into an employment agreement with the Company providing for a term of one year from the Closing Date and an annual salary of $125,000 and Messrs. Corgiat, Bennett and Renz shall have entered into non-competition agreements in favor of the Parent, the Company and their affiliates providing for a term of no less than two (2) years, after the date of the termination of their respective employments, the terms of each such agreement to be satisfactory to the Parent and providing for periodic payments to Messrs. Corgiat, Bennett and Renz in accordance with the schedule provided to the Parent by the Company on or prior to August 7, 1996.

     (y) Membership Interest in the LLC Subsidiary. The Subsidiary shall have acquired all membership interests of the LLC Subsidiary, other than the membership interest owned by the Company as of the date hereof, on such terms as are satisfactory in the discretion of the Parent, including without limitation, no obligation by the Company, the Subsidiary or the LLC Subsidiary to make any additional payment in connection with such acquisition.


                                   ARTICLE IX

                          SURVIVAL AND INDEMNIFICATION

         SECTION 9.01.  Survival of  Representations,  Warranties and Covenants.
(a) The representations and warranties of the Shareholders contained in this Agreement, the Exhibits to this Agreement and the Disclosure Schedule and any certificate, statement or report or other document delivered pursuant to this Agreement (collectively, the "Acquisition Documents"), shall survive the Closing until the second anniversary of the Effective Time; provided, however, that all representations and warranties made by Shareholders in Section 3.03, 3.09(a), 3.16, 3.24 and Article VII shall survive until the expiration of the applicable statute of limitations or any extension thereof (or as otherwise stated in Article VII). All covenants of the Shareholders shall survive indefinitely after the Closing Date except as specifically set forth herein. Neither the period of survival nor the liability of the Shareholders or the Parent with respect to the Shareholders' or the Parent's representations and warranties shall be reduced by any investigation made at any time by or on behalf of the Parent or the Shareholders, as the case may be. If written notice of a claim has been properly given in the manner required by Section 9.02(d) prior to the expiration of the applicable representations and warranties, then the relevant representations and warranties shall survive as to such claim until such claim has been finally resolved. No representation, warranty or covenant of the Company contained in the Acquisition Documents shall survive the Closing.

         (b) The representations and warranties of the Parent contained in this Agreement, the Exhibits to this Agreement and the Disclosure Schedule and any certificate, statement or report or other document delivered pursuant to this Agreement (collectively, the "Acquisition Documents"), shall survive the Closing until the second anniversary of the Effective Time; provided, however, that all representations and warranties made by Parent in Article VII shall survive until the expiration of the applicable statute of limitations or any extension thereof (or as otherwise stated in Article VII). All covenants of the Parent shall survive indefinitely after the Closing Date except as specifically set forth herein. If written notice of a claim has been properly given in the manner required by Section 9.02(d) prior to the expiration of the applicable representations and warranties, then the relevant representations and warranties shall survive as to such claim until such claim has been finally resolved.

         SECTION 9.02. Indemnification. (a) The Parent, the Parent Sub (prior to the Closing and thereafter the Company) and its other Affiliates, and each of their officers, directors, employees, agents, consultants, successors and assigns shall be indemnified and held harmless by the Shareholders (and, prior to the Closing, the Company) for any and all Liabilities, losses, damages, claims, reasonable costs and expenses, interest, awards, judgments, damages (including punitive damages), fines, fees and penalties (including, without limitation, attorneys', experts and consultants' fees and expenses) (collectively, "Losses") actually suffered or incurred by them (including, without limitation, any Action brought or otherwise initiated by any of them), arising out of or resulting from:

                  (i) the inaccuracy of any representation or warranty made by the Shareholders or the Company contained in any of the Acquisition Documents;

                  (ii) the breach of any covenant or agreement by the Shareholders or the Company contained in the Acquisition Documents;

                  (iii)    as expressly provided by Article VII hereof; and

                  (iv) liabilities of the Company, the Subsidiary or the LLC Subsidiary, any Affiliate of the Company, the Subsidiary or the LLC Subsidiary or, with respect to the Business, the Shareholders, arising out of or relating to events occurring or circumstances or conditions existing at or prior to the Closing under any Environmental Law or involving Hazardous Materials in connection with the current or former assets and operations of the Company, the Subsidiary, the LLC Subsidiary or the Business, or any former business conducted by the Company or any current or former subsidiary or Affiliate, including, without limitation, in connection with any security interest in real property obtained by the Company, the Subsidiary or the LLC Subsidiary prior to the Closing;

                  (v) liabilities of the Company, the Subsidiary or the LLC Subsidiary, any Affiliate of the Company, the Subsidiary or the LLC Subsidiary or, with respect to the Business, the Shareholders, arising out of or relating to products sold or services rendered at or prior to the Closing in connection with the current or former operations of the Company, the Subsidiary, the LLC Subsidiary or the Business, or any former business conducted by the Company or any current or former subsidiary or Affiliate.

         (b) The Shareholders and (prior to the Closing, the Company, the Subsidiary and the LLC Subsidiary) and their respective Affiliates, officers, directors, employees, agents, consultants, successors and assigns shall be indemnified and held harmless by the Parent for any and all Losses actually suffered or incurred by any Indemnified Party (including, without limitation, any Action brought or otherwise initiated by any of them), arising out of or resulting from:

                  (i) the inaccuracy of any representation or warranty made by the Parent and the Parent Sub contained in the Acquisition Documents; and

                  (ii) the breach of any covenant or agreement by the Parent or the Parent Sub contained in the Acquisition Documents.

         (c) To the extent that an Indemnifying Party's undertakings set forth in this Section 9.02 may be unenforceable, such Indemnifying Party shall contribute the maximum amount that it is permitted to contribute under applicable law to the payment and satisfaction of all Losses incurred by an Indemnified Party.

         (d) All claims for indemnification against the Shareholders or the Parent, as the case may be (an "Indemnifying Party"), under any provision of this Article IX shall be asserted and resolved (except for those claims related to Taxes specifically provided in Section 7.06) as follows:

                  (i)  In  the  event  of any  claim  or  demand  for  which  an
Indemnifying  Party  would be liable  for  Losses to the  Persons  specified  in
Section 9.02(a) or (b), as applicable, (each an "Indemnified Party") which is asserted against or sought to be collected from such Indemnified Party by a Person other than the Parent, the Parent Sub or the Shareholders ("Third Party Claim"), the Indemnified Party shall deliver a Claim Notice (as defined below) with reasonable promptness to the Indemnifying Party after the Indemnified Party has actual notice of the Third Party Claim. The failure by any Indemnified Party to provide the Indemnifying Party with the Claim Notice required by the preceding sentence shall not impair the Indemnified Party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been materially prejudiced thereby. The Indemnifying Party shall notify the
Indemnified Party within thirty (30) days of receipt of the Claim Notice ("Notice Period") whether the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such Third Party Claim.

                  (ii) If the Indemnifying  Party notifies the Indemnified Party within the Notice Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 9.02(d), then the Indemnifying Party shall have the right to defend, at its sole cost and expense, and, except as provided in the following sentence, through counsel of its choice reasonably acceptable to the Indemnified Party such Third party Claim by all appropriate proceedings, which proceedings shall be diligently defended by the Indemnifying Party to a final conclusion or shall be settled at the discretion of the Indemnifying Party (with the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld), so long as the Indemnified Party is fully released with respect to such Third Party Claim. If there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the reasonable judgment of the Indemnified Party for the same counsel to represent both the Indemnified Party and the Indemnifying Party and the Indemnifying Party does not provide separate counsel reasonably acceptable to the Indemnified Party, then the Indemnified Party shall be entitled to retain its own counsel, in each jurisdiction for which the Indemnified Party reasonably determines counsel is required, at the expense of the Indemnifying Party. Assumption by the Indemnifying Party of the defense of such Third Party Claim will not constitute an admission by the Indemnifying Party that the claim or litigation is one for which the Indemnifying Party is required to indemnify the Indemnifying Party under this Article IX. The Indemnifying Party shall have full control of such defense and proceedings; provided, however, that the Indemnified Party may at the sole cost and expense of the Indemnifying Party, file during the Notice Period any motion, answer, or other pleadings that the Indemnified Party may deem necessary or appropriate to protect its interests and not irrevocably prejudicial to the Indemnifying Party (it being understood and agreed that, except as provided in Section 9.02(d)(iii) hereof, if an Indemnified Party takes any such action that is irrevocably prejudicial and conclusively causes a final adjudication that is materially adverse to the Indemnifying Party, the Indemnifying Party will be relieved of its obligations hereunder with respect to the portion of such Third Party Claim prejudiced by the Indemnified Party's action); and provided further, however, that if requested by the Indemnifying Party, the Indemnified Party agrees, at the sole cost and expense of the Indemnifying Party, to cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim that the Indemnifying Party elects to contest, or, if appropriate in the judgment of the Indemnified Party and related to the Third Party Claim in question, in making any counterclaim against the person asserting the Third Party Claim or any cross-complaint against any Person (other than the Indemnified Party). The Indemnified Party may, at its sole cost and expense, participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 9.02(d)(ii).

                  (iii) If the Indemnifying Party fails to notify the Indemnified Party within the Notice Period that the Indemnifying Party desires to defend the Indemnified Party pursuant to Section 9.03(d)(i), or if the Indemnifying Party gives such notice but fails to defend the Third Party Claim, then the Indemnified Party will have the right (but not the obligation) to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be vigorously defended by the Indemnified Party or will be settled at the discretion of the Indemnified Party. The Indemnified Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party agrees, at the sole cost and expense of the Indemnifying Party, to cooperate with the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting, or, if appropriate and relating to the Third Party Claim in question, in making any counterclaim against the person asserting the Third Party Claim, or any cross-complaint against any person (other than the Indemnifying Party or any of its Affiliates). Notwithstanding the forgoing provisions of this Section 9.02(d)(iii), if the Indemnifying Party has notified the Indemnified Party with reasonable promptness that the Indemnifying Party disputes, or reserves its rights to dispute, its liability to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this Section 9.02(d)(iii) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party will reimburse the Indemnifying Party in full for all costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section 9.02(d)(iii), but the Indemnifying Party will bear its own costs and expenses with respect to such participation. Regardless of whether the Indemnifying Party defends a Third Party Claim on behalf of the Indemnified Party or participates in the defense thereof, the Indemnified Party and the Indemnifying Party shall reasonably cooperate with each other in all material respects in connection with the defense for such Third Party Claim. Each Indemnified Party shall furnish such information regarding itself and the Third Party Claim as the Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense thereof. No Third Party Claim may be settled by the Indemnifying Party without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld), unless such settlement provides a release of the Indemnified Party for such claim.

                  (iv) In the event any Indemnified Party should have a claim for Losses against any Indemnifying Party hereunder that does not involve a Third Party Claim being asserted against or sought to be collected from the Indemnified Party, the Indemnified Party shall deliver an Indemnity Notice (as defined below) with reasonable promptness to the Indemnifying Party after the Indemnified Party has actual notice of such claim. The failure by any Indemnified Party to give the notice referred to in the preceding sentence shall not impair such party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. The Indemnifying Party and the Indemnified Party agree to proceed in good faith to negotiate a resolution of any dispute relating to such a claim for Losses within sixty (60) days following receipt of any Indemnity Notice. If any such claim is not resolved within the foregoing period, the parties may pursue any available remedies.

                  (v) The term "Claim Notice" shall mean written notification of a Third Party Claim by an Indemnified Party to an Indemnifying Party pursuant to
Section 9.02(d)(i), enclosing a copy of all papers served, if any, and specifying the nature of and alleged basis for such Third Party Claim and, to the extent then feasible, the alleged amount or the estimated amount of such Third Party Claim.

                  (vi) The term "Indemnity Notice" shall mean written notification of a claim for indemnity (which claim does not involve a Third Party Claim) by an Indemnified Party to an Indemnifying Party pursuant to
Section 9.02(d)(iv) hereof, specifying the nature of and specific basis for such claim and, to the extent then feasible, the amount or the estimated amount of such claim.

                  (vii) Any estimated amount of a claim submitted in a Claim Notice or an Indemnity Notice shall not be conclusive of the final amount of such claim.

                  (viii) Notwithstanding any other provision hereof, any contest or claim for indemnification under Article VII shall be governed by the procedures of such Article VII and not by the provisions of this Section 9.03.

                  (ix)  In   connection   with  each  Third  Party  Claim,   the
Indemnifying   Party  shall  obligated  to  provide  only  one  counsel  to  all
Indemnified Parties.

         (e) (i) The terms and provisions set forth in this Section 9.02 shall constitute the sole rights and remedies of the parties for money damages in respect of any inaccuracies of representations or warranties or any breaches of covenants or agreements contained in this Agreement.

                  (ii) In the event of a claim pursuant to Section 9.02(a)(v), the Parent agrees, to the extent practical, to seek recovery for the related Losses first from any products liability insurance providing coverage to the Parent therefor, and then from the Escrow Shares (as defined in the Escrow Agreement), prior to collection of such Losses from the Shareholders; provided, however, the foregoing provision shall in no way limit or restrict any actions or proceedings by the Parent against any Indemnifying Party, including without limitation the Shareholders, to the extent the Parent deems, in its discretion, such actions or proceedings to be necessary to preserve, maintain or enforce any of its rights against any Indemnifying Party.

         SECTION 9.03.  Limits on Indemnification.

         (a) No amount shall be payable by any  Indemnifying  Party  pursuant to
Section 9.02(a) or (b) unless and until the aggregate amount of Losses indemnifiable under Section 9.02(a) or (b) exceeds $300,000 and the Indemnifying Party shall indemnify the Indemnified Party to the full extent of such Losses up to but not to exceed $10,000,000.

         (b) The limitations set forth in Sections 9.03(a) shall not apply with respect to any Losses suffered or incurred by the Parent in connection with (i) the representations contained in Sections 3.03, 3.09(a), 3.24 and 3.09(c), (ii) the representations, covenants and indemnities contained in Article VII and
(iii) any sums paid by the Subsidiary to acquire the membership interest of the LLC Subsidiary not owned by the Company on the date hereof, and the Shareholders shall fully indemnify the Parent for any such Losses from the first dollar of such Losses to the full extent of such Losses.

         (c) The amount of any indemnification obligation of an Indemnifying Party shall be reduced by an amount equal to the value of the net Tax benefit actually received by the Indemnified Party (to be calculated at the highest marginal rate then applicable to the Indemnified Party) with respect to any loss or other item the payment of which by an Indemnified Party shall produce a deduction or an addition to basis for federal income tax purposes, such benefit to be offset to the extent that the payment is treated as taxable income or results in a reduction in basis to the Indemnified Party. No Indemnified Party shall take any action or omit to take any action the primary purpose of which is to avoid the application of this Subsection 9.03(c); provided, however, that each Indemnified Party shall be permitted to engage in its own tax planning, notwithstanding that the effect of such tax planning is to cause this Subsection 9.03(c) to be inapplicable.

         (d) Notwithstanding any provision of this Agreement to the contrary, including Section 3.16 and this Article IX, and as consideration for the Shareholders entering into this Agreement, the Shareholders shall have no liability under this Agreement, direct or indirect, whether by indemnification, contribution or otherwise, under any Environmental Law or involving any Hazardous Waste except for Environmental Claims arising out of or relating to events occurring or circumstances or conditions existing at or prior to the Closing under any Environmental Law or involving Hazardous Materials in connection with the current or former assets and operations of the Company, the Subsidiary, the LLC Subsidiary or the Business, or any former business conducted by the Company or any current or former subsidiary or Affiliate.

         SECTION 9.04. Security for Shareholders' Agreement to Indemnify. To secure the Shareholders' obligations to indemnify the Parent hereunder, at the Closing, the Shareholders shall deposit 10% of the shares of the Parent's Common Stock received by them at the Closing with City National Bank of Baton Rouge (or such other financial institution acceptable to the Parent), as escrow agent, to be held and released in accordance with the terms of the Escrow Agreement. Such escrowed funds and shares and right of set-off, however, shall not be the Parent's exclusive remedies hereunder, and nothing herein shall preclude the assertion by the Parent of any other right or remedies in respect of the foregoing agreements on indemnity.


                                    ARTICLE X

                             TERMINATION AND WAIVER

         SECTION 10.01. Termination by the Shareholders or Parent. This Agreement may be terminated at any time prior to the Effective Time:

         (a) by the Parent if, between the date hereof and the time scheduled for the Closing: (i) an event or condition occurs that has resulted in a Material Adverse Effect, (ii) any representation or warranty of the Shareholders or the Company contained in this Agreement shall not have been true and correct in all material respects as of the date when deemed to have been made and, in the case of a breach reasonably susceptible to cure, shall not have been cured within 30 calendar days, (iii) the Shareholders or the Company shall not have complied in all material respects with any covenant or agreement to be complied with by it and contained in this Agreement and, in the case of a breach reasonably susceptible to cure, shall not have been cured within 30 calendar days, or (iv) the Shareholders, the Company, the Subsidiary or the LLC Subsidiary makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against, the Shareholders, the Company, the Subsidiary or the LLC Subsidiary seeking to adjudicate any of them a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization; or

         (b) by the Shareholders if, between the date hereof and the time scheduled for the Closing: (i) any representation or warranty of the Parent or the Parent Sub contained in this Agreement shall not have been true and correct in all material respects as of the date when deemed to have been made and, in the case of a breach reasonably susceptible to cure, shall not have been cured within 30 calendar days, (ii) the Parent or the Parent Sub shall not have complied in all material respects with any covenant or agreement to be complied with by them and contained in this Agreement, and, in the case of a breach reasonably susceptible to cure, shall not have been cured within 30 calendar days, or (iii) the Parent or the Parent Sub makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Parent seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization;

         (c) by either the Shareholders or the Parent if the Effective Time shall not have occurred by September 30, 1996; provided, however, that (i) if the provisions of Section 8.01(g) have not been satisfied by September 30, 1996, and the Parent is diligently seeking to satisfy such condition, or (ii) if the provisions of Section 8.02(g) have not been satisfied by September 30, 1996, and the Shareholders are diligently seeking to satisfy such condition, then, in each case (subject to the proviso below) the obligations of the parties to proceed toward Closing shall be extended until October 30, 1996; and provided, further, that the right to terminate this Agreement under this Section 10.01(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Effective Time to occur on or prior to such date; or

         (d) by either the Parent or the Shareholders in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement or in the reasonable determination of the Parent or the Shareholders, otherwise render inadvisable the consummation of the transaction contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

         (e) by the mutual written consent of the Shareholders, the Company, the Parent Sub and the Parent.

         SECTION 10.02. Effect of Termination. (a) In the event of termination of this Agreement as provided in Section 10.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except (a) as set forth in Sections 10.02(b) and 11.02 and (b) that nothing herein shall relieve any party from liability for any fraud or willful breach of this Agreement.

         (b) Notwithstanding the foregoing, if the Effective Time does not occur solely because of (i) the failure to satisfy the conditions to the Parent's and the Parent Sub's obligation to effect the Closing contained in Sections 8.02
(a), (d), (f), (g) (except insofar as such condition relates to the delivery of documents required to be obtained from any Governmental Authority), (h), (i),
(j), (k), (1), (m), (r), (s), (t) (relating to the Company's accountants),  (v),
(w), (x) and (y), then the Shareholders and the Company shall reimburse the Parent for its reasonable costs and expenses, including, without limitation, reasonable fees and disbursements of counsel, financial advisors, financing sources and accountants, incurred by the Parent in connection with the preparation, negotiation and performance of this Agreement and the transactions contemplated hereby up to $250,000 (as supported by itemized invoices delivered to Shareholder), or (ii) the failure to satisfy the conditions to the Shareholders' or the Company's obligation to effect the Closing contained in Sections 8.01(a), (d), (e), (f), (g) (except insofar as such condition relates to the delivery of documents required to be obtained from any Governmental Authority), (h), (i), (j), (k) or (l), then the Parent shall reimburse the Shareholders and the Company for their reasonable costs and expenses, including, without limitation, reasonable fees and disbursements of counsel, financial advisors and accountants, incurred by the Shareholders in connection with the negotiation and performance of this Agreement and the transactions contemplated hereby up to $250,000 (as supported by itemized invoices delivered to the Parent).

         SECTION 10.03. Waiver. Any party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements or conditions of the other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.


                                   ARTICLE XI

                               GENERAL PROVISIONS

         SECTION 11.01. Solidary Obligation of Shareholders Other than Minority Shareholders. The obligations of the Shareholders under this Agreement, other than the Minority Shareholders, shall be solidary; provided the maximum liability of each such Shareholder shall not exceed a percentage of all amounts owing by the Shareholders hereunder equal to 125% of a fraction of which the numerator is the number of Shares owned by such Shareholder immediately prior to the Closing Date and the denominator is the total number of Shares owned by all the Shareholders immediately prior to the Closing Date. The obligations of each of the Minority Shareholders shall be pro-rata based on the number of Shares owned by each Minority Shareholder immediately prior to the Closing Date as a percentage of the total number of Shares owned by all the Shareholders immediately prior to the Closing Date. Following the Closing, the Shareholders shall have no right of or claim to contribution or indemnity against the Company with respect to any breach, violation, default, or alleged breach, violation or default of any representation, warranty or covenant of the Company in any of the Acquisition Documents.

         SECTION 11.02. Expenses. Except as otherwise specified in Section 10.02(b), all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred; provided, however, the costs and expenses of the Company's counsel and accountants in excess of $81,000 shall be paid by the Shareholders.

         SECTION 11.03. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by telecopy (confirmed by telephone within 24 hours following receipt thereof), or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.03):

(a)      if to the Shareholders or the Company:

         Bradford J. Brower as Shareholder Representative
         851 South Freeport Industrial Parkway
         Clearfield, Utah  84015
         Telecopy:  (801) 773-6185
         Telephone: (801) 773-7300
         with a copy to:

         LeBoeuf, Lamb, Greene & MacRae, L.L.P.
         1000 Kearns Building
         136 South Main Street
         Salt Lake City, Utah  84101
         Attention:  Nolan S. Taylor, Esq.
         Telecopy:  (801) 359-8256
         Telephone: (801) 320-6700

         and

(b)      if to the Parent or the Parent Sub:

         The Shaw Group Inc.
         11100 Mead Road
         Baton Rouge, Louisiana  70816
         Attention:  Bret M. Talbot
         Telecopy:  (504) 296-1199
         Telephone:  (504) 296-1140

         with a copy to:

         Kantrow, Spaht, Weaver & Blitzer
         (A Professional Law Corporation)
         Suite 300, City Plaza
         445 North Boulevard
         P.O. Box 2997
         Baton Rouge, Louisiana 70821-2997
         Attention:  J. Michael Robinson, Jr., Esq.
         Telecopy:         (504) 343-0637
         Telephone:        (504) 383-4703
         and

         Fulbright & Jaworski, L.L.P.
         1301 McKinney, Suite 5100
         Houston, Texas  77010-3095
         Attention:  William H. Caudill, Esq.
         Telecopy:         (713) 651-5246
         Telephone:        (713) 651-5151

         SECTION 11.04. Public Announcements. Except to the extent that the Shareholders or Parent believes on the advice of counsel that public disclosure is required by Law, no party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without prior notification to the other parties, and the parties shall cooperate as to the timing and contents of any such press release or public announcement.

         SECTION 11.05. Headings; Construction. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The provisions of this Agreement were negotiated by the parties hereto and this Agreement shall be deemed to have been drafted by all the parties hereto.

         SECTION 11.06. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

         SECTION 11.07. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof.

         SECTION 11.08. Assignment. This Agreement may not be assigned by any party hereto by operation of law or otherwise without the express written consent of the other parties hereto (which consent may be granted or withheld in the sole discretion of such other parties).

         SECTION 11.09. No Third Party Beneficiaries. Except for the provisions of Article IX relating to Indemnified Parties, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         SECTION 11.10. Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the parties hereto or (b) by a waiver in accordance with Section 10.03.

         SECTION 11.11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Louisiana, applicable to contracts executed in and to be performed entirely within that state.

         SECTION 11.12. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         SECTION 11.13. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

         SECTION 11.14. Legal Advice. Each party hereto represents and warrants to the other party that he, she or it has consulted attorneys, accountants and tax advisors of their own choosing concerning the legal, financial and tax consequences of this Agreement

         SECTION  11.15.  Remedies Not  Exclusive.  Subject to the provisions of
Section 9.02 (e), no remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or not or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by any party hereto shall not constitute a waiver of the right to pursue other available remedies.


                                   ARTICLE XII

                  SHAREHOLDER REPRESENTATIVE; POWER OF ATTORNEY

         SECTION 12.01. Shareholder Representative, Etc. Each of the Shareholders hereby constitutes and appoints Bradford J. Brower as his true and lawful attorney-in-fact, agent and representative (the "Shareholder Representative"), with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to negotiate and sign all amendments to this Agreement, and all other documents in connection with the transactions contemplated by this Agreement, including without limitation those instruments called for by this Agreement and all waivers, consents instructions, authorizations and other actions called for, contemplated or that may otherwise be necessary or appropriate in connection with this Agreement or any of the foregoing agreements or instruments, granting unto the Shareholder Representative full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the Shareholder Representative, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof, including without limitation the power and authority to deliver and convey his Shares in accordance with the terms hereof, to receive and give receipt for all consideration due him pursuant to this Agreement and to receive all notices, requests and demands that may be made under and pursuant to this Agreement. Should the Shareholder Representative be unable or unwilling to serve or to appoint his successor to serve in his stead, and unless the Shareholders appoint a successor to serve in his stead, the Shareholders shall be required to act jointly so that the Parent and the Parent Sub may always deal with one person on their behalf.

         IN WITNESS WHEREOF, the Shareholders, the Company the Parent and the Parent Sub have caused this Agreement to be executed as of the date first written above, the corporate parties represented herein by their respective officers thereunto duly authorized.

THIS PLAN AND AGREEMENT OF MERGER IS NOT A PROSPECTUS AND ANY OFFERING OF THE SHARES OF COMMON STOCK OF THE SHAW GROUP INC., COVERED BY THIS AGREEMENT IS NOT A PUBLIC OFFERING. RECIPIENTS OF SUCH SHARES WILL NOT BE ENTITLED TO BRING A CAUSE OF ACTION FOR RESCISSION UNDER SECTION 12(2) OF THE SECURITIES ACT OF 1933 FOR AN UNTRUE STATEMENT OF A MATERIAL FACT OR FOR THE FAILURE TO STATE A MATERIAL FACT.

                                             COMPANY:
                                             NAPTech, INC.

                                             By: -----------------------------
                                             Name:     Bradford J. Brower
                                             Title:    President


                                             PARENT:
                                             THE SHAW GROUP INC.

                                             By: -----------------------------
                                             Name:     Bret M. Talbot
                                             Title:    Vice President and
                                                       Chief Financial Officer


                                             PARENT SUB:
                                             SAON, INC.

                                             By: -----------------------------
                                             Name:     Bret M. Talbot
                                             Title:    President

Members of the Board of Directors of NAPTech, Inc.


-----------------------                              -------------------------
Bradford J. Brower                                   Donald L. Robertson


-----------------------                              -------------------------
M. Russell Ballard                                   Raymond Furgeson


-----------------------
Robert A. Schroeder

Members of the Board of Directors of SAON, Inc.


--------------------------              -----------------------------
Bret M. Talbot                          T.A. Barfield, Jr.


                                        SHAREHOLDERS OF SAON, Inc.

                                        THE SHAW GROUP INC.

                                        By: -------------------------
                                        Name:     J. M. Bernhard, Jr.
                                        Title: Chairman of the Board, President
                                        and Chief Executive Officer

SHAREHOLDERS OF NAPTech, Inc.:

----------------------------                        ------------------------
Bradford J. Brower (30.64%)                         Gary Stevenson (.98%)

----------------------------                        -------------------------
Donald L. Robertson (10.71%)                        Scott Watterson (.98%)

----------------------------                        -------------------------
Robert A. Schroeder (10.34%)                        Adelyn Bonin (.05%)

----------------------------                        -------------------------
NUPETCO Associates (9.76%)                          Francis Ellyin (.10%)

----------------------------                        -------------------------
GES Investments (8.29%)                             Thomas Young (.20%)

----------------------------                        -------------------------
SRW Investments (8.29%)                             Roger Fisher (.10%)

----------------------------                        -------------------------
Ballard Investment (7.81%)                          Robert Gerbode (.49%)

----------------------------                        -------------------------
Richard Winwood (6.37%)                             Harold Stewart (.15%)

----------------------------                        -------------------------
Prudential Securities (.20%)                        Karen Norman (.15%)

----------------------------                        -------------------------
Kim Medeiros (.41%)                                 Harry Norman (.10%)

----------------------------                        -------------------------
Wendy Robertson (.26%)                              Eric Menke (.10%)

----------------------------                        -------------------------
Greg R. Cowley (.98%)                               Albert Hedges (.15%)

----------------------------                        -------------------------
Jack Bollerud (.24%)                                Michael Denicola (.24%)

                                                    -------------------------
                                                    Sue Olson (.10%)

-------------------------
Anoosh Gulian (.20%)

-------------------------
Phyllis Sammon (.10%)

-------------------------
Sharon Slough (.10%)

-------------------------
Theodore Kaspervic (.10%)

-------------------------
Douglas Lehman (.10%)

-------------------------
BAP (.59%)

-------------------------
Diane Wiacek (.10%)

-------------------------
BB & GC (.52%)

                                  EXHIBIT 2(b)
                                  ------------


THIS PURCHASE AND SALE AGREEMENT IS NOT A PROSPECTUS AND ANY OFFERING OF THE SHARES OF COMMON STOCK OF THE SHAW GROUP INC. COVERED BY THIS AGREEMENT IS NOT A PUBLIC OFFERING. RECIPIENTS OF SUCH SHARES WILL NOT BE ENTITLED TO BRING A CAUSE OF ACTION FOR RESCISSION UNDER SECTION 12(2) OF THE SECURITIES ACT OF 1933 FOR AN UNTRUE STATEMENT OF A MATERIAL FACT OR FOR THE FAILURE TO STATE A MATERIAL FACT.














                           PURCHASE AND SALE AGREEMENT



                                      AMONG


                    THE MEMBERS OF FREEPORT PROPERTIES, L.C.,
                FREEPORT PROPERTIES, L.C., SAON PROPERTIES, INC.
                             AND THE SHAW GROUP INC.



                          Dated as of January 27, 1997

                                TABLE OF CONTENTS
                                -----------------
                          (Not a Part of the Agreement)

                                                                           Page
                                                                           ----

ARTICLE I  DEFINITIONS ...................................................   1

         SECTION 1.01.           Certain Defined Terms....................   1

ARTICLE II  AGREEMENT TO PURCHASE AND SELL, ETC...........................   7

         SECTION 2.01.           Agreement to Purchase and Sell, Etc......   7
         SECTION 2.02.           Purchase Price...........................   7
         SECTION 2.03.           Closing..................................   8
         SECTION 2.04.           Closing Deliveries by the Company .......   8
         SECTION 2.05.           Closing Deliveries by Acquisition and
                                 the Parent...............................   9
         SECTION 2.06.           Deposit .................................   9

ARTICLE III   REPRESENTATIONS AND WARRANTIES OF THE
                  MEMBERS AND THE COMPANY.................................   9

SECTION 3.01.              Capacity of the Members........................   9
SECTION 3.02.              Reserved ......................................   9
SECTION 3.03.              Reserved ......................................  10
SECTION 3.04.              Organization, Ownership, Authority and
                           Qualification of the Company...................  10
SECTION 3.05.              Reserved.......................................  10
SECTION 3.06.              No Conflict....................................  10
SECTION 3.07.              Governmental Consents and Approvals............  11
SECTION 3.08.              Reserved ......................................  11
SECTION 3.09.              Certain Additional Representations.............  11
SECTION 3.10.              No Undisclosed Liabilities or Indebtedness.....  11
SECTION 3.11.              Reserved.......................................  11
SECTION 3.12.              Sole Asset and Activity .......................  11
SECTION 3.13.              Litigation.....................................  11
SECTION 3.14.              Reserved ......................................  11
SECTION 3.15.              Compliance with Laws...........................  11
SECTION 3.16.              Environmental and Other Permits and Licenses;
                           Related Matters................................  12
SECTION 3.17.              Material Contracts.............................  13
SECTION 3.18.              Reserved ......................................  13
SECTION 3.19.              Real Property..................................  13
SECTION 3.20.              Tangible Personal Property.....................  14
SECTION 3.21.              Title, Condition, Etc..........................  14
SECTION 3.22.              Reserved.......................................  14
SECTION 3.23.              Reserved.......................................  14

SECTION 3.24.              Employee Benefit Matters ......................  14
SECTION 3.25.              Labor Matters..................................  15
SECTION 3.26.              Reserved.......................................  15
SECTION 3.27.              Reserved.......................................  15
SECTION 3.28.              Reserved ......................................  15
SECTION 3.29.              Full Disclosure................................  15
SECTION 3.30.              Investment Purpose, Etc........................  15
SECTION 3.31.              Brokers........................................  16

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF THE
                  PARENT AND ACQUISITION..................................  17

SECTION 4.01.              Organization and Authority of the Parent and
                           Acquisition ...................................  17
SECTION 4.02.              No Conflict....................................  17
SECTION 4.03.              Governmental Consents and Approvals............  18
SECTION 4.04.              Litigation.....................................  18
SECTION 4.05.              Brokers........................................  18
SECTION 4.06.              Reports; Financial Statements .................  18

ARTICLE V  ADDITIONAL AGREEMENTS .........................................  19

SECTION 5.01               Conduct of Business After the Closing;
                           Liquidation ...................................  19
SECTION 5.02               Voting Rights Regarding the Parent's Common
                           Stock .........................................  19

ARTICLE VI  RESERVED......................................................  19

ARTICLE VII  TAX MATTERS .................................................  19

SECTION 7.01.              Representations, Warranties and Covenants .....  19
SECTION 7.02.              Form 8594 .....................................  20
SECTION 7.03.              Further Assurances; Continuing Cooperation.....  20
SECTION 7.04.              Reserved ......................................  20
SECTION 7.05.              Indemnity .....................................  20
SECTION 7.06.              Reserved ......................................  21
SECTION 7.07.              Reserved ......................................  21
SECTION 7.08.              Reserved.......................................  21
SECTION 7.09.              Reserved ......................................  21
SECTION 7.10.              Conveyance Taxes...............................  21

ARTICLE VIII  CONDITIONS TO CLOSING.......................................  21

SECTION 8.01.              Conditions to Obligations of the Members and
                           the Company....................................  21
SECTION 8.02.              Conditions to Obligations of the Parent and
                           Acquisition ...................................  23

ARTICLE IX  SURVIVAL AND INDEMNIFICATION..................................  25

SECTION 9.01.              Survival of Representations, Warranties and
                           Covenants......................................  25
SECTION 9.02.              Indemnification................................  25
SECTION 9.03.              Limits on Indemnification......................  30
SECTION 9.04               Security for Members' Agreement to Indemnify...  30

ARTICLE X  WAIVER                .........................................  31

SECTION 10.01.             Waiver.........................................  31

ARTICLE XI  GENERAL PROVISIONS............................................  31

SECTION 11.01.             Solidary Obligation of Members ................  31
SECTION 11.02.             Expenses.......................................  31
SECTION 11.03.             Notices........................................  31
SECTION 11.04.             Public Announcements...........................  33
SECTION 11.05.             Headings; Construction.........................  33
SECTION 11.06.             Severability...................................  33
SECTION 11.07.             Entire Agreement...............................  33
SECTION 11.08.             Assignment.....................................  33
SECTION 11.09.             Successors and Assigns.........................  33
SECTION 11.10.             Amendment......................................  34
SECTION 11.11.             Governing Law..................................  34
SECTION 11.12.             Counterparts...................................  34
SECTION 11.13.             Specific Performance...........................  34
SECTION 11.14.             Legal Advice ..................................  34
SECTION 11.15              Remedies Not Exclusive ........................  34



Exhibits

Exhibit A                     Description of Land
Exhibit 1.01                  Permitted Encumbrances
Exhibit 2.04(a)               Deed
Exhibit 2.04(b)               Bill of Sale
Exhibit 2.04(c)               Title Policy
Exhibit 2.05(b)               Assumption Agreement
Exhibit 3.04                  Members and Percentage Ownership of the Company
Exhibit 8.01(f)               Legal Opinion of Parent's Counsel
Exhibit 8.01(s)(1)            Registration Rights Agreement
Exhibit 8.02(f)               Legal Opinion of Company's Counsel

Exhibit 8.02(s)(2)            Representation Letter by the Members
Exhibit 8.02(l)               Escrow Agreement

         THIS PURCHASE AND SALE AGREEMENT, dated as of January 27, 1997, among the undersigned members of FREEPORT PROPERTIES, L.C. (collectively, the "Members"), FREEPORT PROPERTIES, L.C., a Utah limited liability company (the "Company"), THE SHAW GROUP INC., a Louisiana corporation (the "Parent"), and SAON PROPERTIES, INC., a Louisiana corporation ("Acquisition").

                                    RECITALS

          WHEREAS, the Members own all the membership interest of the Company;
and

          WHEREAS, the Parent owns all of the issued and outstanding shares of common stock, $0.01 par value, of Acquisition; and

         WHEREAS, the Parent desires to purchase from the Company, and the Company desires to sell to the Parent (with title to be conveyed directly from the Company to Acquisition or such other entity as designated by the Parent), upon the terms and subject to the conditions of this Agreement, that certain tract or parcel of land situated in Davis County, State of Utah, as further described in Exhibit "A" attached hereto and incorporated herein, together with all rights and interests appurtenant thereto (the "Land"), including all improvements, structures and fixtures located on the Land (the "Improvements") and all rights, titles, easements and interests appurtenant to the Land and Improvements (hereinafter the Land and Improvements are collectively called the "Freeport Real Property");

         WHEREAS, at or prior to the Closing, as hereinafter defined, the Parent will pay the Purchase Price directly to the Company as consideration for the purchase of the Freeport Real Property;

         WHEREAS, at or prior to the Closing, the Parent will direct the Company to convey the Freeport Real Property directly to Acquisition (or such other entity as designated by the Parent) as if the Parent had acquired the Freeport Real Property (and any liabilities assumed or to which the Freeport Real Property is subject) directly from the Company in a transaction in which the Parent's basis in the Freeport Real Property is determined under Section 1012 of the Code, as hereinafter defined, and the Parent then had transferred the Freeport Real Property (and liabilities) to Acquisition in a transaction in which the Parent's basis in the Freeport Real Property is adjusted under Section 358 of the Code.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the Members, the Company, Acquisition and the Parent hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS
         SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

         "Acquisition" has the meaning specified in the preamble of this Agreement.

         "Acquisition Documents" has the meaning specified in Section 9.01.

         "Action"  means  any  claim,   action,  suit,   arbitration,   inquiry,
proceeding or investigation by or before any Governmental Authority.

         "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

         "Agreement" or "this Agreement" means this Purchase and Sale Agreement, dated as of the date set forth in the preamble to this Agreement, among the Members, the Company, Acquisition and the Parent (including the Exhibits hereto) and all amendments hereto made in accordance with the provisions of Section 11.10.

         "Assumption Agreement" has the meaning specified in Section 2.05(b).

         "Bill of Sale" has the meaning specified in Section 2.04(b).

         "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the State of Louisiana or in the State of Utah.

         "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. ss.ss. 9601 et seq.

         "Claim Notice" has the meaning specified in Section 9.02.

         "Closing" has the meaning specified in Section 2.03.

         "Closing Date" has the meaning specified in Section 2.03.

         "Code" means the Internal Revenue Code of 1986, as amended through the date hereof.

         "Company" has the meaning specified in the preamble to this Agreement.

         "Company's Counsel" means LeBoeuf, Lamb, Greene & MacRae L.L.P., legal counsel to the Company and two of the Members, Bradford J. Brower and Greg R. Cowley, in connection with this Agreement and the transactions contemplated hereby.

         "Control" (including, without limitation, the terms "controls", "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

         "Deed" has the meaning specified in Section 2.04(a).

         "Encumbrance" or "Encumbrances" means any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

         "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, notices of liability or potential liability, investigations, proceedings, settlements, consent orders or consent agreements by any Person relating in any way to any Environmental Law, Environmental
Permits or Hazardous Materials, or arising from alleged injury or threat of injury to health, safety or the environment.

         "Environmental Law" means any Law, now in effect, and any judicial or administrative interpretation thereof, including, without limitation, any judicial or administrative order, consent decree or judgment, relating to or addressing the environment, health, safety or Hazardous Materials, including without limitation any Occupational Safety and Health Law.

         "Environmental Lien" means a lien in favor of any Governmental Authority for any (a) liability under any Environmental Law, or (b) damages arising from, or costs incurred by, such Governmental Authority in response to a Release of a Hazardous Material.

         "Environmental Permits" means all Permits required under any applicable Environmental Law.

         "ERISA" has the meaning specified in Section 3.24.

         "Escrow Agreement" means the agreement referred to in Section 8.02.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Freeport Mortgage Loan" has the meaning specified in Section 2.02.

         "Freeport Real Property" has the meaning specified in the Recitals to this Agreement.

         "GAAP" means United States generally accepted accounting principles and practices as in effect from time to time.

         "Governmental Authority" means any United States federal, state or local or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

         "Governmental Order" or "Governmental Orders" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

         "Hazardous Materials" means any pollutant, hazardous substance, radioactive substance, toxic substance, hazardous waste, medical waste, radioactive waste, special waste, petroleum or petroleum-derived substance or waste, asbestos, polychlorinated biphenyls, or any hazardous or toxic constituent thereof and includes, but is not limited to, any substance defined in or regulated under any Environmental Law.

         "Improvements" has the meaning specified in the Recitals to this Agreement.

         "Indebtedness" means, with respect to any Person, (a) all indebtedness of such Person, whether or not contingent, for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Indebtedness of others referred to in clauses (a) through (f) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss,
(iii) to supply funds to or in any other manner invest in the debtor (including, without limitation, any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (i) all Indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

         "Indemnified Party" has the meaning specified in Section 9.02.

         "Indemnifying Party" has the meaning specified in Section 9.02.

         "Indemnity Notice" has the meaning specified in Section 9.02.

         "IRS" means the Internal Revenue Service of the United States.

         "Land" has the meaning specified in the Recitals to this Agreement.

         "Law" or "Laws" means any United States federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, Permit, other legal requirement or rule of law.

         "Lease" means any and all leases, subleases, sale/leaseback agreements or similar arrangements, whether or not capitalized.

         "Leased Real Property" means the real property leased by the Company, as tenant, together with, to the extent leased by the Company, all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Company attached or appurtenant thereto, and all easements, licenses, rights and appurtenances relating to the foregoing.

         "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Law (including, without limitation, any Environmental Law), Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

         "Losses" has the meaning specified in Section 9.02.

         "Material Contracts" has the meaning specified in Section 3.17.

         "Members" has the meaning specified in the preamble to this Agreement.

         "Merger Agreement" means that certain Plan and Agreement of Merger by and among NAPTech, Inc., the shareholders of NAPTech, Inc., the Parent and SAON, Inc. dated as of August 5, 1996 as heretofore or hereafter amended, supplemented or modified.

         "NAPTech Lease" has the meaning specified in Section 3.19(c).

         "Notice Period" has the meaning specified in Section 9.02.

         "Occupational Safety and Health Law" means any law, rule or regulation designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any mandatory program designed to provide safe and healthful working conditions.

         "Owned Real Property" means the real property owned by the Company prior to the Closing, together with all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Company attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

         "Parent" has the meaning specified in the preamble to this Agreement.

         "Parent SEC Reports" has the meaning specified in Section 4.06.

         "Parent's Common Stock" means the common stock, no par value, of the Parent.

         "Parent's Counsel" means Kantrow, Spaht, Weaver & Blitzer (A Professional Law Corporation) and Fulbright & Jaworski L.L.P., legal counsel to the Parent and Acquisition in connection with this Agreement and the transactions contemplated hereby.

         "Permits" has the meaning specified in Section 3.16.

         "Permitted Encumbrances" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) liens for taxes, assessments and governmental charges or levies not yet due and payable which are not in excess of $10,000 in the aggregate; and (b) the Encumbrances identified on Exhibit 1.01.

         "Person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization, governmental authority or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

         "Plans" has the meaning specified in Section 3.24.

         "Purchase Price" has the meaning specified in Section 2.02.

         "Real Property" means the Leased Real Property and the Owned Real Property.

         "Regulations"  means  the  Treasury  Regulations  (including,   without
limitation, Temporary Regulations) promulgated by the United States Department of Treasury with respect to the Code or other federal tax statutes.

         "Release" means the release or threatened release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migrating into the indoor or outdoor environment of any Hazardous Material.

         "Returns" has the meaning specified in Section 7.01.

         "SEC" means the Securities and Exchange Commission.

         "Securities" has the meaning specified in Section 2(11) of the Securities Act.

         "Securities Act" means the Securities Act of 1933, as amended.

         "subsidiaries" means any and all other corporations, partnerships, joint ventures, limited liability companies, associations and other entities controlled by the Company directly or indirectly through one or more intermediaries.

         "Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, premiums, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs duties, tariffs, and similar charges.

         "Tax Returns" has the meaning specified in Section 7.01.

         "Third Party Claim" has the meaning specified in Section 9.02.

         "Title Policy" has the meaning specified in Section 2.04(c).

                                   ARTICLE II

                      AGREEMENT TO PURCHASE AND SELL, ETC.

         SECTION 2.01 Agreement to Purchase and Sell, Etc. Subject to the terms and conditions of this Agreement, the Company hereby agrees to sell, convey and assign to Acquisition (in accordance with the Parent's direction), with full warranty of title except for Permitted Encumbrances, and the Parent (with full warranty of title to be conveyed directly to Acquisition) hereby agrees to purchase and accept from the Company, in exchange for and in consideration of the Purchase Price as set forth in Section 2.02, the Freeport Real Property.

         SECTION 2.02 Purchase Price. (a) The aggregate purchase price (the "Purchase Price") for the Freeport Real Property shall be (i) 83,333 unregistered shares of the Parent's Common Stock and (ii) assumption by the Parent and Acquisition, as applicable, of that certain mortgage loan of the Company to Research Industries secured by a first mortgage on the Freeport Real Property having a present outstanding principal balance of $1,809,066 bearing interest at 8 1/2% per annum, and being payable in monthly installments with a due date of January 1, 2000 (the "Freeport Mortgage Loan"). The value of the unregistered shares of the Parent's Common Stock for purposes of this Agreement shall be $24.00 per share. In addition, the Parent and Acquisition estimate that the acquisition costs including engineering, legal, accounting, title, and other appropriate costs (including stock registration) shall be $125,000.

         (b) The Purchase Price plus the acquisition costs for the Freeport Real Property shall be allocated as follows:


                Purchase Price      Acquisition Costs           Total Cost
Land               $560,000              $18,375                 $578,375
Improvements     $3,249,058             $106,625               $3,355,683
                 $3,809,058             $125,000               $3,934,058

     The value of the Freeport Real Property shall be that as described above plus any additional consideration paid or liabilities assumed on the Closing Date. The allocation of the Purchase Price plus the acquisition costs shall be based on such determinations found reasonable by the Parent, the Company and Acquisition, and subdivided in accordance with the principles set forth in Treas. Reg. ss. 1.1060-1T. Because the Purchase Price (plus any additional assumed liabilities on the Closing Date and any additional consideration) does not exceed the fair market value of the Freeport Real Property, no amount will be allocated to goodwill.

         SECTION 2.03 Closing. Upon the terms and subject to the conditions of this Agreement, the purchase and sale of the Freeport Real Property contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of Kantrow, Spaht, Weaver & Blitzer (A Professional Law Corporation), Baton Rouge, Louisiana, at 10:00 A.M. Baton Rouge time on the same day as the closing under the Merger Agreement, following the satisfaction or waiver of all other conditions to the obligations of the parties set forth in
Article 8, or at such other place or at such other time or on such other date as the Company and the Parent may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date").

         SECTION 2.04 Closing Deliveries by the Company. At the Closing, the Company shall, at the Parent's discretion, deliver or cause to be delivered to
Acquisition:

         (a) A general warranty deed (the "Deed") in the form of Exhibit 2.04(a) duly executed by the Company;

         (b) A bill of sale (the "Bill of Sale") in the form of Exhibit 2.04(b) duly executed by the Company;

         (c) A title insurance policy (the "Title Policy") issued by Lawyers Title Insurance Corporation in the amount of $9,155 in the form of Exhibit 2.04(c), the cost of which shall be paid by the Company;

         (d) A receipt from the Company for the stock certificates evidencing the number of unregistered shares of the Parent's Common Stock as provided in
Section 2.02 above; and

         (e) the opinions, certificates and other documents required to be delivered pursuant hereto.

         SECTION 2.05 Closing Deliveries by Acquisition and the Parent. At the Closing, Acquisition and the Parent, as applicable, shall deliver to the
Company: (a) the stock certificates evidencing the number of unregistered shares of the Parent's Common Stock as provided in Section 2.02 above; (b) an agreement assuming the Freeport Mortgage Loan in the form of Exhibit 2.05(b) (the "Assumption Agreement"), and (c) the opinions, certificates and other documents required to be delivered pursuant hereto.

         SECTION 2.06 Deposit. At the Closing, the Company shall return to NAPTech, Inc. the deposit in the amount of $23,200 previously remitted by NAPTech, Inc. to the Company pursuant to the NAPTech Lease.


                                   ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF THE
                             MEMBERS AND THE COMPANY

         Subject to the terms and conditions of this Agreement, each of the Members and the Company hereby represents and warrants to the Parent and Acquisition as of the date hereof, as set forth in Sections 3.01 through 3.31, as follows:

         SECTION 3.01. Capacity of the Members. The Members are individuals with full legal capacity to enter into this Agreement, to carry out the Members' obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Members, and this Agreement constitutes a legal, valid and binding obligation of the Members enforceable against the Members in accordance with its terms, except as
enforceability   may  be   limited   by   applicable   bankruptcy,   insolvency,
reorganization, moratorium or similar laws affecting rights of creditors generally or by general principles of equity.

         SECTION 3.02.  Reserved.

         SECTION 3.03.  Reserved.

         SECTION 3.04. Organization, Ownership, Authority and Qualification of the Company.


         (a) The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Utah and has all necessary power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to conduct its business. The Company is duly licensed or qualified to do business and is in good standing in the State of Utah which is the only jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary. All of the foregoing registrations, licenses, and qualifications are in full force and effect and the Company has not received any notice of any event, inquiry, investigation or proceeding that could result in the suspension, revocation or limitation of any such registration, license, qualification or membership, and to the best knowledge of the Members and the Company, there is no sustainable basis for any such suspension, revocation or limitation.

         (b) All of the membership interests of the Company are owned by the Members, and all membership interests of the Company are validly issued, fully paid and nonassessable. The percentage membership interests of each Member in the Company is set forth on Exhibit 3.04.

         (c) All actions taken by the Company have been duly authorized or ratified and the Company has not taken any action that in any respect conflicts with, constitutes a default under or results in a violation of any provision of, its articles of organization or operating agreement. Complete and accurate copies of the articles of organization and operating agreement, in each case as in effect on the date hereof, of the Company have been delivered by the Members and the Company to the Parent.

         SECTION 3.05.  Reserved.

         SECTION 3.06. No Conflict. The execution, delivery and performance of this Agreement by the Members and the Company do not and will not (a) violate, conflict with or result in the breach of any provision of the articles of organization or operating agreement of the Company, (b) conflict with or violate any Law or Governmental Order applicable to the Members, the Company, or any of their respective assets, properties or businesses, or (c) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or the lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of the Members or the Company, pursuant to any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Members or the Company is a party or by which any of such assets or properties is bound or affected.

         SECTION 3.07. Governmental Consents and Approvals. The execution, delivery and performance of this Agreement do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to any Governmental Authority or any other third party.

         SECTION 3.08.  Reserved.

         SECTION 3.09.  Certain Additional Representations.

         (a) The Company and each of the Members represent and warrant that none of them has any affiliation with Freeport Center Associates.

         SECTION 3.10.  No Undisclosed Liabilities or Indebtedness.

         (a) There are no Liabilities or Indebtedness of the Company, and no Liabilities or Indebtedness encumbering the Freeport Real Property other than the Freeport Mortgage Loan and the Permitted Encumbrances

         SECTION 3.11.  Reserved.

         SECTION 3.12. Sole Asset and Activity. Since its formation, the sole asset owned by the Company has been the Freeport Real Property and the sole activity of the Company has been the ownership of the Freeport Real Property and the leasing thereof to NAPTech, Inc., a Delaware corporation.


         SECTION 3.13. Litigation. There are no Actions (i) by or against the Company, (ii) by or against the Members relating to the business of the Company, or (iii) affecting the Freeport Real Property, pending before any Governmental Authority (or, to the best knowledge of the Members and the Company, threatened to be brought by or before any Governmental Authority). None of (i) the Company,
(ii) the Freeport Real Property or (iii) the Members (with respect to the business of the Company) is subject to any Governmental Order (nor, to the best knowledge of the Members and the Company, are there any such Governmental Orders threatened to be imposed by any Governmental Authority).

         SECTION 3.14.  Reserved.

         SECTION 3.15. Compliance with Laws. The Company has conducted and continues to conduct the ownership and operation of the Freeport Real Property in accordance with all material Laws and Governmental Orders applicable to the Company and the Freeport Real Property, and neither the Company nor the ownership and operation of the Freeport Real Property is in violation of any such Law or Governmental Order. The Company has duly and validly filed or caused to be filed all material reports, statements, documents, registrations, filings or submissions that were required by applicable Laws to be filed; all such filings complied with all applicable Laws in all material respects when filed, and no material deficiencies have been asserted with respect to any such filings which have not been satisfied.

         SECTION 3.16. Environmental and Other Permits and Licenses; Related Matters.
         (a) The Members and the Company currently hold all the permits, licenses, authorizations, certificates, consents, exemptions and approvals required under any Law (collectively, "Permits"), including, without limitation, Environmental Permits, necessary for the ownership, use, occupancy and operation of the Freeport Real Property, and all such Permits are in full force and effect.

         (b) (i) Each tenant and occupant of the Freeport Real Property holds all Permits, including, without limitation, Environmental Permits, necessary for the use, occupancy and operation of the Freeport Real Property by such tenant or occupant, and all such Permits are in full force and effect; (ii) there is no existing practice, action or activity of any tenant or occupant of the Freeport Real Property which will give rise to any criminal liability or civil Liability under, or violate or prevent compliance with, any applicable material Law, including, without limitation, any applicable Environmental Law; (iii) no tenant or occupant of the Freeport Real Property has received any notice from any Governmental Authority revoking, cancelling, rescinding, materially modifying or refusing to renew any Permit or providing written notice of violations under any Law, including, without limitation, any applicable Environmental Law; (iv) each tenant and occupant of the Freeport Real Property is in all respects in compliance with its Permits, including, without limitation, Environmental Permits; (v) there is no existing practice, action or activity of the Company or the Members (relating to the business of the Company) which has given or will give rise to any unresolved criminal liability or civil Liability under, or violate or prevent compliance with, any applicable Law, including, without limitation,any applicable Environmental Law; (vi) neither the Members nor the Company has received any notice from any Governmental Authority revoking, cancelling, rescinding, materially modifying or refusing to renew any Permit; and (vii) the Company is in all respects in compliance with the Permits, including, without limitation, Environmental Permits. Section 3.16(a) of the Disclosure Schedule to the Merger Agreement completely and accurately identifies all Permits, including, without limitation, Environmental Permits and indicates by asterisk those that will require the consent of any Governmental Authority in the event of the execution of this Agreement or the consummation of the transactions contemplated by this Agreement.

         (c) (i) None of the Company nor the Members (with respect to the business of the Company) has violated or is violating any applicable Environmental Law; (ii) no tenant or occupant of the Freeport Real Property is violating any applicable Environmental Law in connection with the ownership, use, occupancy or operation of the Freeport Real Property; (iii) there has been no Release of Hazardous Materials at, to, from, or under the Freeport Real Property except (x) Releases which individually or collectively do not exceed the applicable reportable quantity established pursuant to CERCLA, or (y) Releases of petroleum or its derivatives which individually or collectively do not exceed ten gallons; (iv) none of the Company nor the Members (with respect to the business of the Company) has generated, transported or arranged for the transport of, or disposed of any Hazardous Materials at any location, other than amounts and types of Hazardous Materials normally present in ordinary office trash or household waste; (v) no tenant or occupant of the Freeport Real Property has generated at such Freeport Real Property any Hazardous Material, other than amounts and types of Hazardous Materials normally present in ordinary office trash or household waste other than the transportation set forth in
Section 3.16 of the Disclosure Schedule to the Merger Agreement; (vi) none of the Company nor the Members (with respect to the business of the Company) has any Liabilities in connection with the Release of any Hazardous Material at any location; (vii) there is not present at any of the Freeport Real Property any underground storage tanks or sumps, asbestos, or polychlorinated biphenyls; (viii) no Environmental Lien has attached to any of the Freeport Real Property; and (ix) there are no unresolved past, pending or threatened Environmental Claims against the Company or the Members, nor are there any circumstances that may form the basis of any such Environmental Claim.

         SECTION 3.17. Material Contracts. (a) The Company is not a party to any contract or agreement, and the Freeport Real Property is not subject to any contract, agreement, lease or mortgage other than the following (collectively, the "Material Contracts"):

                  (i)      the Freeport Mortgage Loan; and

                  (ii)     the NAPTech Lease.

         (b) Each Material Contract is legal, valid, binding, enforceable and in full force and effect, and will not cease to be in full force and effect on terms identical to those currently in effect following the consummation of the transactions contemplated by this Agreement, except, in either case, as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting rights of creditors, of creditors generally or by general principles of equity, nor will the consummation of the transactions contemplated by this Agreement constitute a breach or default under such Material Contract. The Company is not in breach of, or default under, any Material Contract.

         (c) To the best knowledge of the Members and the Company, no other party to any Material Contract is in breach thereof or default thereunder.

         (d) There is no contract, agreement or other arrangement granting any Person any right to purchase the Freeport Real Property other than this Agreement.

         (e) Complete and accurate copies of each of the Material Contracts have previously been furnished by the Members and the Company to the Parent.

         SECTION 3.18.  Reserved.

         SECTION 3.19. Real Property. (a) The only Owned Real Property, as of the date hereof and at all times prior hereto, is the Freeport Real Property.

         (b) There is, as of the date hereof, and was, at all times prior hereto, no Leased Real Property.

         (c) The Members have, or have caused to be, delivered to the Parent a complete and accurate copy of the following Lease which is the only Lease now or previously relating to the Freeport Real Property to which the Company is or was a party (the "NAPTech Lease"): The Lease dated February 23, 1993, by and between the Company and NAPTech, Inc. with respect to the Freeport Real Property.

         (d) There are no condemnation proceedings or eminent domain proceedings of any kind pending or, to the best knowledge of the Members and the Company, threatened against the Freeport Real Property.

         (e) Pursuant to Article II of the NAPTech Lease, the term thereof terminated on February 28, 1996, but pursuant to Article III, Section 16, the Company has agreed to permit NAPTech to holdover, on a month-to-month basis, at an agreed upon monthly rental of $35,000 per month. Since March 1, 1996, the actual monthly rental received by the Company pursuant to the NAPTech Lease has been $35,000 per month.

         SECTION 3.20. Tangible Personal Property. The Company owns no equipment, inventory, supplies, furniture, personalty, vehicles or other tangible personal property (the "Tangible Personal Property"), other than any Tangible Personal Property being transferred hereby.

         SECTION 3.21. Title, Condition, Etc. (a) The Company has good and marketable title to the Freeport Real Property, free and clear of all
Encumbrances, except for Permitted Encumbrances. All buildings, plants, structures and fixtures comprising the Improvements lie wholly within the boundaries of the Land owned by the Company and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person.

         (b) All the buildings, plants, structures, fixtures and equipment comprising the Improvements are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, fixtures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost.

         SECTION 3.22.  Reserved.

         SECTION 3.23.  Reserved.

         SECTION 3.24. Employee Benefit Matters. The Company has, and previously has had, no (i) employee welfare benefit and employee pension benefit plans as defined in Sections 3(1) and 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, but not limited to, any (1) plans that provide retirement income or result in a deferral of income by employees for periods extending to termination of employment or beyond, and plans that provide medical, surgical, or hospital care benefits or benefits in the event of sickness, accident, disability, death or unemployment, and (2) other employee benefit agreements or arrangements, including without limitation deferred compensation plans, incentive plans, bonus plans or arrangements, stock option plans, stock purchase plans, stock award plans, golden parachute agreements, severance pay plans, dependent care plans, cafeteria plans, employee assistance programs, scholarship programs, employment contracts, vacation policies, or other similar plans, agreements and arrangements for the benefit of directors, officers, employees or former employees (or their beneficiaries) of the Company or (ii) plan in respect of which the

Company could reasonably be expected to incur liability under Section 4212(c) of ERISA (collectively, the "Plans").

         SECTION 3.25. Labor Matters. The Company has, and previously has had, no employees.

         SECTION 3.26.  Reserved.

         SECTION 3.27.  Reserved.

         SECTION 3.28.  Reserved.

         SECTION 3.29. Full Disclosure. (a) There are no facts pertaining to the Company or the Freeport Real Property that are reasonably likely to have a material adverse effect that have not been disclosed in this Agreement.

         (b) No representation or warranty of the Members in this Agreement, nor any certificate furnished or to be furnished by the Members to the Parent pursuant to this Agreement, or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

         SECTION 3.30.  Investment Purpose; Etc.

         (a) The Company hereby confirms that the Parent's Common Stock which it will receive under this Agreement will be acquired for investment for the Company's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Company has no present intention of selling, granting any participation in or otherwise distributing the Parent's Common Stock. By executing this Agreement, the Company further represents that it has no present intention of selling, granting any participation in or otherwise distributing the same in a manner contrary to the Securities Act or applicable state law.

         (b) The Company understands that the shares of the Parent's Common Stock that it will receive under this Agreement are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Parent in a transaction not involving a public offering and that under such laws and applicable regulations such shares of the Parent's Common Stock may be resold without registration under the Securities Act only in certain limited circumstances and in accordance with the terms and conditions set forth in the legend described in Section 3.30(c). In this connection, the Company represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

         (c) To the extent applicable, each certificate evidencing any of the shares of the Parent's Common Stock issued to the Company shall be endorsed with a legend in substantially the form set forth below, and the Company covenants that, except to the extent such restrictions are waived by the Parent, the Company shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in the legend endorsed on such certificate:

                  THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE LAW, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (i) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, OR (ii) THIS CORPORATION RECEIVES AN OPINION SATISFACTORY TO THIS CORPORATION OF LEGAL COUNSEL FOR THE HOLDER OF THESE SECURITIES ACCEPTABLE TO THIS CORPORATION STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION. THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS SET FORTH IN THAT CERTAIN REGISTRATION RIGHTS AGREEMENT DATED AS OF JANUARY 27, 1997 (THE "REGISTRATION AGREEMENT") AMONG SHAW AND FREEPORT PROPERTIES, L.C. A COPY OF THE REGISTRATION AGREEMENT IS FILED WITH THE SECRETARY OF SHAW. BY ACCEPTANCE OF THIS CERTIFICATE, THE HOLDER HEREOF AGREES TO BE BOUND BY THE TERMS OF THE REGISTRATION AGREEMENT.

         (d) Each of the Members and the Company is an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act.

         (e) None of the Company, the Members or their Affiliates have purchased or sold any shares of Parent's Common Stock since February 1, 1996.

         SECTION 3.31. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement from the Company or the Members based upon arrangements made by or on behalf of the Members or the Company.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                          OF THE PARENT AND ACQUISITION

         Each of the Parent and Acquisition hereby represents and warrants to the Members and the Company as follows:

         SECTION 4.01. Organization and Authority of the Parent and Acquisition. Each of the Parent and Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana and has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. Upon the approval of this Agreement by the Board of Directors of the Parent, the execution and delivery of this Agreement by the Parent and Acquisition, the performance by the Parent and Acquisition of their respective obligations hereunder and the consummation by the Parent and Acquisition of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Parent. This Agreement has been duly executed and delivered by the Parent and Acquisition, and (assuming due authorization, execution and delivery by the Company and the Members) upon receipt of the necessary approvals by Governmental Authorities, this Agreement will constitute a legal, valid and binding obligation of the Parent and Acquisition enforceable against the Parent and Acquisition in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting rights of creditors or by general principles of equity.

         SECTION 4.02. No Conflict. Assuming the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 4.03, except as may result from any facts or circumstances relating solely to the Members or Acquisition, the execution, delivery and performance of this Agreement by the Parent and Acquisition does not and will not (a) violate, conflict with or result in the breach of any provision of the articles of incorporation or by-laws of the Parent or Acquisition, (b) conflict with or violate any Law or Governmental Order applicable to the Parent or Acquisition which would have a material adverse effect on the ability of the Parent or Purchaser to consummate the transactions contemplated by this Agreement or (c) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or the lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation, or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of the Parent or Acquisition pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Parent or Acquisition is a party or by which any of such assets or properties are bound or affected which would have a material adverse effect on the ability of the Parent or Acquisition to consummate the transactions contemplated by this Agreement. The Parent's Common Stock to be issued pursuant to Section 2.02 will, when issued, be duly authorized, validly issued, fully paid and nonassessable.

         SECTION 4.03. Governmental Consents and Approvals. The execution, delivery and performance of this Agreement by the Parent and Acquisition do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Authority or any other third party.

         SECTION 4.04. Litigation. Except as disclosed in a writing given to the Members by the Parent prior to the execution of this Agreement, no claim, action, proceeding or investigation is pending or, to the best knowledge of the Parent and Acquisition after due inquiry, threatened, which seeks to delay or prevent the consummation of, or which could reasonably be expected to materially adversely affect the Parent's or Acquisition's ability to consummate, or which could otherwise affect the legality, validity or enforceability of, the transactions contemplated by this Agreement.

         SECTION 4.05. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Parent.

         SECTION 4.06.  Reports; Financial Statements.

         (a) Copies of all reports, registration statements and other filings, together with any amendments thereto, filed by the Parent with the Securities and Exchange Commission (the "SEC") since December 8, 1993 through the date of this Agreement (the "Parent SEC Reports"), have been heretofore delivered to the Company and the Members by the Parent. As of the respective dates of their filing with the SEC, the Parent SEC Reports complied, and all such reports, registration statements and other filings to be filed by the Parent with the SEC prior to the Closing Date will comply, in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, and did not at the time they were filed with the SEC, or will not at the time they are filed with the SEC, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not materially misleading.

         (b) The consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports and in any such reports, registration statements and other filings to be filed by the Parent with the SEC prior to the Closing Date (i) have been or will be prepared in accordance with the published rules and regulations of the SEC and GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and (ii) fairly present or will fairly present in all material respects the consolidated financial position of the Parent and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated, except that any unaudited interim financial statements were or will be subject to normal and recurring year-end adjustments and may omit footnote disclosure as permitted by regulations of the SEC.

         (c) Since May 31, 1996, to the date hereof, there has been no material adverse event relating to the Parent and its subsidiaries taken as a whole and no material adverse change in the financial position or results of operations of the Parent and its subsidiaries taken as a whole which, in either case, (i) require a public disclosure or filing by the Parent with the SEC or (ii) will be required to be included in a Parent SEC Report which report includes the period from May 31, 1996, to the date hereof.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         SECTION 5.01. Conduct of Business After the Closing; Liquidation. The Company and the Members hereby covenant and agree that (i) following the Closing, the sole business activity of the Company shall be the ownership of the Parent's Common Stock, and (ii) no later than twelve months following the Closing Date, the Company shall be liquidated and dissolved and the assets of the Company distributed to the Members in accordance with their respective membership interests.

         SECTION 5.02. Voting Rights Regarding the Parent's Common Stock. The Company and the Members hereby covenant and agree that the Operating Agreement of the Company shall be amended to provide that the Members shall have the right to vote the number of shares of the Parent's Common Stock received by the Company pursuant to this Agreement in proportion to their membership interests in the Company. The Company and the Members covenant and agree to comply with such amendment, which amendment to the Operating Agreement of the Company may not be amended, changed, waived or repealed, directly or indirectly.


                                   ARTICLE VI

                                    RESERVED


                                   ARTICLE VII
                                   TAX MATTERS
         SECTION 7.01. Representations, Warranties and Covenants.

         Each of the Members and the Company hereby represents and warrants, as of the date hereof and as of the Closing Date, as follows:

                  (i) (A) all returns and reports in respect of Taxes ("Tax Returns" or "Returns") required to be filed as of the date of this Agreement with respect to the Company and the Freeport Real Property have been timely filed; (B) all Taxes shown to be payable on such Returns and all assessments of Tax made against the Company or the Freeport Real Property with respect to such Returns have been paid; (C) all such Returns are true, correct, and complete in all material respects; and (D) no adjustment relating to such Returns has been proposed formally or informally by any Tax authority and, to the best knowledge of the Members and the Company, no basis exists for any such adjustment;

                  (ii) there is no pending or, to the best knowledge of the Members and the Company, threatened actions or proceedings for the assessment or collection of Taxes against the Company or the Freeport Real Property;

                  (iii)    Reserved.

                  (iv) there are no Tax liens on any assets of the Company except liens for Taxes that are not yet due and payable;

         SECTION 7.02. Form 8594. Because Section 1060(e) of the Code, which is applicable to stock transfers, such as the transactions contemplated by the Merger Agreement, does not currently require the completing and filing of Form 8594, the Parent, Acquisition and the Company do not intend to file Form 8594, but they acknowledge that Form 8594 may be required to be filed by them. The Parent, Acquisition and the Company hereby agree that Form 8594, should it be required, shall be completed and filed by both of them using the information described in Section 2.02(b). Further, the Parent, Acquisition and the Company agree to cooperate with each other should there be supplemental information or supplemental filings required.

         SECTION 7.03. Further Assurances; Continuing Cooperation. The Parent, Acquisition and the Company agree that from time to time hereafter and without further consideration, they will execute and deliver such additional or further certificates, agreements or instruments of conveyance, assignment and transfer, and take such other actions as may reasonably be requested by any other party, as may be necessary or appropriate to fully carry out their obligations hereunder or the purpose of this Agreement. In furtherance thereof, each of the Parent, Acquisition and the Company shall cooperate with the other party with respect to, and shall make available to the other party on a reasonably timely basis such tax data and other information as may be reasonably required for, the preparation of any Tax Returns required to be prepared and filed with respect to the Freeport Real Property or the Company, and for the conduct of any audits or litigation with respect to Taxes of the Company or for the proper payment of any Taxes for which such party is responsible under the Agreement.

         SECTION 7.04. Reserved.

         SECTION 7.05. Indemnity. The Members agree to indemnify and hold the Parent and Acquisition harmless against any breach of a covenant contained in this Article VII and the following Taxes: (i) Taxes imposed on the Company or any one or more Members and (ii) Taxes imposed on the Freeport Real Property for any period on or prior to the Closing.

         SECTION 7.06. Reserved.

         SECTION 7.07. Reserved.

         SECTION 7.08. Reserved.

         SECTION 7.09. Reserved.

         SECTION 7.10. Conveyance Taxes. Any real property transfer or gains, sales, use, transfer, value added, stock transfer, stamp, recording, registration, and any similar Tax or fee that becomes payable in connection with any and all of the transactions contemplated by this Agreement shall be paid by the Members who shall file such applications and documents as shall permit any such Tax to be assessed and paid on or prior to the Closing Date in accordance with any available pre-sale filing procedure. Each party hereto shall execute and deliver all instruments and certificates necessary to enable the other to comply with the foregoing.

                                  ARTICLE VIII

                              CONDITIONS TO CLOSING

         SECTION 8.01. Conditions to Obligations of the Members and the Company. The respective obligations of the Members and the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

         (a) Representations, Warranties and Covenants. The representations and warranties of the Parent and Acquisition contained in this Agreement shall have been true and correct as of the date they were deemed to have been made and shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing, except for such changes as are permitted or contemplated by this Agreement, and other than such representations and warranties as are made as of another date. The covenants and agreements contained in this Agreement to be complied with by the Parent and Acquisition on or before the Closing shall have been complied with. The Members shall have received a certificate from the Parent to such effect signed by duly authorized representatives thereof and dated as of the Closing Date;

         (b)      Reserved.

         (c) No Proceeding or Litigation. No Action shall have been commenced or threatened by or before any Governmental Authority against any of the Members, the Company, Acquisition or the Parent, seeking to restrain or adversely alter the transactions contemplated by this Agreement or which is likely to render it impossible or unlawful to consummate such transactions; provided, however, that the provisions of this Section 8.01(c) shall not apply if the Members or the Company has directly or indirectly solicited or encouraged any such Action;

         (d) Resolutions. The Members shall have received a true and complete copy, certified by the Secretary or an Assistant Secretary of the Parent and Acquisition of the resolutions duly and validly adopted by the Board of Directors of the Parent and the sole shareholder and the Board of Directors of Acquisition evidencing its authorization of the execution and delivery of this Agreement and the other agreements to be executed by the Parent as contemplated hereby and the consummation of the transactions contemplated hereby;

         (e) Incumbency Certificate. The Members shall have received a certificate of the Secretary or an Assistant Secretary of the Parent and Acquisition certifying the names and signatures of the officers of the Parent and Acquisition authorized to sign this Agreement and theother documents to be delivered hereunder;

         (f) Legal Opinion. The Members shall have received from Parent's Counsel a legal opinion, addressed to the Members and dated the Closing Date, substantially in the form of Exhibit 8.01(f);

         (g) Merger. The merger pursuant to the Merger Agreement shall have been consummated.

         (h) Related Agreements. The Registration Rights Agreement, in the form of Exhibit 8.01(h)(1) shall have been duly executed and delivered by the parties thereto; and

         (i) Organizational Documents. The Members shall have received a copy of
(i) the Articles of Incorporation, as amended, of the Parent and of the Acquisition, certified by the Louisiana Secretary of State, as of a date not earlier than 10 Business Days prior to the Closing Date and accompanied by a certificate of the Secretary or Assistant Secretary of the Parent, dated as of the Closing Date, stating that no amendments have been made to such Articles of Incorporation since such date and (ii) the By-Laws of the Parent and of Acquisition, as amended, certified by the Secretary or Assistant Secretary of the Parent.

         (j)      Reserved.

         (k) No Material Adverse Event. Since May 31, 1996, to the Closing Date, there has been no material adverse event relating to the Parent and its subsidiaries taken as a whole and no material adverse change in the financial position or results of operations of the Parent and its subsidiaries taken as a whole which, in either case, (i) require a public disclosure or filing by the Parent with the SEC or (ii) will be required to be included in a Parent SEC Report which report includes the period from May 31, 1996, to the Closing Date.

         (l) Freeport Mortgage Loan. The Freeport Mortgage Loan has been paid in full by the Parent or Acquisition.

         (m)      Reserved.

         (n)      Reserved.

         SECTION 8.02. Conditions to Obligations of the Parent and Acquisition. The respective obligations of the Parent and Acquisition to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may be waived by the Parent in writing, and the Company and the Members shall use their best efforts to cause such conditions to be fulfilled; provided, however, Parent's election to proceed with the Closing of the transactions contemplated herein shall not be deemed a waiver of any breach of any representation, warranty or covenant herein, whether or not known to Parent or Purchaser or existing on the Closing Date. For purposes of determining whether a breach of a representation or warranty has occurred, and determining the amount of damage suffered by the Parent or Acquisition or their Affiliates as a result thereof for purposes of
Section 9.02 hereof, the Members and the Company shall be deemed to have made the agreements contained in this Agreement and the representations and warranties set forth in Article III on the Closing Date as if they were made on such date:

         (a) Representations, Warranties and Covenants. The representations and warranties of the Members and the Company contained in this Agreement shall have been true and correct as of the date as of which they were deemed to have been made and shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing except for such changes as are permitted or contemplated by this Agreement, other than such representations and warranties as are made as of another date. The covenants and agreements contained in this Agreement to be complied with by the Members and the Company on or before the Closing shall have been complied with. The Parent shall have received a certificate from the Members to such effect dated as of the Closing Date;

         (b)      Reserved.

         (c) No Proceeding or Litigation. No Action shall have been commenced or threatened by or before any Governmental Authority against any of the Members, the Company, Acquisition or the Parent, seeking to restrain or adversely alter the transactions contemplated hereby or which is likely to render it impossible or unlawful to consummate the transactions contemplated by this Agreement or which could have a material adverse effect; provided, however, that the provisions of this Section 8.02(c) shall not apply if the Parent or Acquisition has directly or indirectly solicited or encouraged any such Action;

         (d) Merger. The merger pursuant to the Merger Agreement shall have been consummated.

         (e)      Reserved.

         (f) Legal Opinions. The Parent and Acquisition shall have received from Company's Counsel a legal opinion, addressed to the Parent and Acquisition and dated the Closing Date, substantially in the form of Exhibit 8.02(f);

         (g)      Reserved.

         (h)      Reserved.

         (i) Organizational  Documents. The Parent shall have received a copy of
(i) the Articles of Organization of the Company, certified by the Secretary of State of the State of its organization, as of a date not earlier than 10 Business Days prior to the Closing Date and accompanied by a certificate of the Secretary or Assistant Secretary of such entity, dated as of the

Closing Date, stating that no amendments have been made to such Articles of Organization since such date and (ii) the Operating Agreement of the Company, as amended, certified by the Secretary or Assistant Secretary of such entity;

         (j) Amendment to Operating Agreement. The Operating Agreement of the Company shall have been amended in accordance with Section 5.02 of this Agreement.

         (k) Good Standing; Qualification to Do Business. The Parent shall have received good standing certificates, certificates of compliance, or certificates of existence, as applicable, for the Company from the secretary of state, or the other applicable Governmental Authority, of the jurisdiction in which such entity is organized.

         (l) Escrow Agreement. The Members shall have executed and delivered the Escrow Agreement substantially in the form of Exhibit 8.02(l) and made the transfer to the escrow agreement as contemplated thereby;

         (m) Resolutions. The Parent shall have received a true and complete copy, certified by the Secretary or an Assistant Secretary of the Company resolutions duly and validly adopted by the Members of the Company evidencing its authorization of the execution and delivery of this Agreement and the other agreements to be executed by the Company as contemplated hereby and the consummation of the transactions contemplated hereby;

         (n)      Reserved.

         (o)      Reserved.

         (p)      Reserved.

         (q)      Reserved.

         (r)      Reserved.

         (s) Related Agreements. The Registration Rights Agreement and Representation Letter by the Members in the respective forms of Exhibit 8.01(s)
(1) and Exhibit 8.02(s)(2), respectively, shall have been duly executed and delivered by the parties thereto; and

         (t)      Reserved.

         (u)      Reserved.

         (v)      Reserved.

         (w)      Reserved.

         (x)      Reserved.

         (y)      Reserved.

                                   ARTICLE IX

                          SURVIVAL AND INDEMNIFICATION

         SECTION 9.01.  Survival of  Representations,  Warranties and Covenants.
(a) The representations and warranties of the Members contained in this Agreement, the Exhibits to this Agreement and any certificate, statement or report or other document delivered pursuant to this Agreement (collectively, the "Acquisition Documents"), shall survive the Closing until the first anniversary of the Closing Date, or such earlier time as agreed to by the Parent. All covenants of the Members shall survive the Closing until the first anniversary of the Closing Date, or as otherwise specifically set forth herein. Neither the period of survival nor the liability of the Members or the Parent with respect to the Members' or the Parent's representations and warranties shall be reduced by any investigation made at any time by or on behalf of the Parent or the Members, as the case may be. If written notice of a claim has been properly given in the manner required by Section 9.02(d) prior to the expiration of the applicable representations and warranties, then the relevant representations and warranties shall survive as to such claim until such claim has been finally resolved.

         (b) The representations and warranties of the Parent contained in the Acquisition Documents shall survive the Closing until the first anniversary of the Closing Date. All covenants of the Parent shall survive the Closing until the first anniversary of the Closing Date or as otherwise specifically set forth herein. If written notice of a claim has been properly given in the manner required by Section 9.02(d) prior to the expiration of the applicable representations and warranties, then the relevant representations and warranties shall survive as to such claim until such claim has been finally resolved.

         SECTION 9.02. Indemnification. (a) The Parent, Acquisition and the Parent's other Affiliates, and each of their officers, directors, employees, agents, consultants, successors and assigns shall be indemnified and held harmless by the Members and the Company for any and all Liabilities, losses, damages, claims, reasonable costs and expenses, interest, awards, judgments, damages (including punitive damages), fines, fees and penalties (including, without limitation, attorneys', experts and consultants' fees and expenses) (collectively, "Losses") actually suffered or incurred by them (including, without limitation, any Action brought or otherwise initiated by any of them), arising out of or resulting from:

                  (i) the inaccuracy of any representation or warranty made by the Members or the Company contained in any of the Acquisition Documents;

                  (ii) the breach of any covenant or agreement by the Members or the Company contained in the Acquisition Documents;

                  (iii)    as expressly provided by Article VII hereof; and

                  (iv) liabilities of the Company, any Affiliate of the Company, or, with respect to the Freeport Real Property, the Members, arising out of or relating to events occurring or circumstances or conditions existing at or prior to the Closing under any Environmental Law or involving Hazardous Materials in connection with the current or former assets and operations of the Company, or any former business conducted by the Company or any current or former subsidiary or Affiliate, including, without limitation, any business or activity conducted on or in the Freeport Real Property prior to the Closing; and

                  (v) liabilities of the Company, any Affiliate of the Company, or, with respect to the Freeport Real Property, the Members, arising out of or relating to products sold or services rendered at or prior to the Closing in connection with the current or former operations of the Company, or any former business conducted by the Company or any current or former subsidiary or Affiliate, including without limitation, any business or activity conducted on or in the Freeport Real Property prior to the Closing.

                  (vi) any claims, damages or other liabilities of the Parent or Acquisition, or any of their respective Affiliates, sustained or incurred by the Parent or Acquisition, or any of their Affiliates, arising out of or in any way related to the encroachment of the Improvements situated on the Property onto any easement on the Property, including particularly, but not by way of limitation, any such claims, damages or other liabilities (i) relating to the financing of the Property, or (ii) by reason of any claim against the Parent or Acquisition, or any of their Affiliates for the removal of any portion of said Improvements that encroach on any easements on the Property, or for the removal of said Improvements, including costs, attorneys' fees, and expenses incurred in connection therewith that are not covered by the Title Policy. The foregoing covenant shall survive the Closing until the earlier of the occurrence of any one of the following: (A) the financing by the Parent or Acquisition of the Property; (B) the removal from the Title Policy of any exception related to such encroachment; or (C) payment by the Company or the Members for the removal from the easement of any encroaching Improvements, up to but not exceeding $200,000. Notwithstanding the foregoing, to the extent that items (A)-(C) of this Section 9.02(a)(vi) have not yet occurred within two (2) years following the Closing, the covenant set forth in this Section 9.02(a)(vi) shall terminate upon payment by the Company or the Members to Parent or Acquisition the cost not to exceed $200,000, of removing any encroachments, as set forth in a bid by a firm, acceptable to both Parent and the Company, engaged to estimate the cost of removing said encroachments.

         (b) The Members, the Company and their respective Affiliates, officers, directors, employees, agents, consultants, successors and assigns shall be indemnified and held harmless by the Parent for any and all Losses actually suffered or incurred by any Indemnified Party (including, without limitation, any Action brought or otherwise initiated by any of them), arising out of or resulting from:

                  (i) the inaccuracy of any representation or warranty made by the Parent and Acquisition contained in the Acquisition Documents; and

                  (ii) the breach of any covenant or agreement by the Parent or Acquisition contained in the Acquisition Documents.

         (c) To the extent that an Indemnifying Party's undertakings set forth in this Section 9.02 may be unenforceable, such Indemnifying Party shall contribute the maximum amount that it is permitted to contribute under applicable law to the payment and satisfaction of all Losses incurred by an Indemnified Party.

         (d) All claims for indemnification against the Members, the Company, the Parent or Acquisition, as the case may be (an "Indemnifying Party"), under any provision of this Article IX shall be asserted and resolved as follows:

                  (i)  In  the  event  of any  claim  or  demand  for  which  an
Indemnifying  Party  would be liable  for  Losses to the  Persons  specified  in
Section 9.02(a) or (b), as applicable, (each an "Indemnified Party") which is asserted against or sought to be collected from such Indemnified Party by a Person other than the Parent, Acquisition, the Company or the Members ("Third Party Claim"), the Indemnified Party shall deliver a Claim Notice (as defined below) with reasonable promptness to the Indemnifying Party after the Indemnified Party has actual notice of the Third Party Claim. The failure by any Indemnified Party to provide the Indemnifying Party with the Claim Notice required by the preceding sentence shall not impair the Indemnified Party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been materially prejudiced thereby. The Indemnifying Party shall notify the Indemnified Party within thirty (30) days of receipt of the Claim Notice ("Notice Period") whether the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such Third Party Claim.

                  (ii) If the Indemnifying  Party notifies the Indemnified Party within the Notice Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 9.02(d), then the Indemnifying Party shall have the right to defend, at its sole cost and expense, and, except as provided in the following sentence, through counsel of its choice reasonably acceptable to the Indemnified Party such Third party Claim by all appropriate proceedings, which proceedings shall be diligently defended by the Indemnifying Party to a final conclusion or shall be settled at the discretion of the Indemnifying Party (with the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld), so long as the Indemnified Party is fully released with respect to such Third Party Claim. If there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the reasonable judgment of the Indemnified Party for the same counsel to represent both the Indemnified Party and the Indemnifying Party and the Indemnifying Party does not provide separate counsel reasonably acceptable to the Indemnified Party, then the Indemnified Party shall be entitled to retain its own counsel, in each jurisdiction for which the Indemnified Party reasonably determines counsel is required, at the expense of the Indemnifying Party. Assumption by the Indemnifying Party of the defense of such Third Party Claim will not constitute an admission by the Indemnifying Party that the claim or litigation is one for which the Indemnifying Party is required to indemnify the Indemnifying Party under this Article IX. The Indemnifying Party shall have full control of such defense and proceedings; provided, however, that the Indemnified Party may at the sole cost and expense of the Indemnifying Party, file during the Notice Period any motion, answer, or other pleadings that the Indemnified Party may deem necessary or appropriate to protect its interests and not irrevocably prejudicial to the Indemnifying Party (it being understood and agreed that, except as provided in Section 9.02(d)(iii) hereof, if an Indemnified Party takes any such action that is irrevocably prejudicial and conclusively causes a final adjudication that is materially adverse to the Indemnifying Party, the Indemnifying Party will be relieved of its obligations hereunder with respect to the portion of such Third Party Claim prejudiced by the Indemnified Party's action); and provided further, however, that if requested by the Indemnifying Party, the Indemnified Party agrees, at the sole cost and expense of the Indemnifying Party, to cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim that the Indemnifying Party elects to contest, or, if appropriate in the judgment of the Indemnified Party and related to the Third Party Claim in question, in making any counterclaim against the person asserting the Third Party Claim or any cross-complaint against any Person (other than the Indemnified Party). The Indemnified Party may, at its sole cost and expense, participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 9.02(d)(ii).

                  (iii) If the Indemnifying Party fails to notify the Indemnified Party within the Notice Period that the Indemnifying Party desires to defend the Indemnified Party pursuant to Section 9.03(d)(i), or if the Indemnifying Party gives such notice but fails to defend the Third Party Claim, then the Indemnified Party will have the right (but not the obligation) to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be vigorously defended by the Indemnified Party or will be settled at the discretion of the Indemnified Party. The Indemnified Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party agrees, at the sole cost and expense of the Indemnifying Party, to cooperate with the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting, or, if appropriate and relating to the Third Party Claim in question, in making any counterclaim against the person asserting the Third Party Claim, or any cross-complaint against any person (other than the Indemnifying Party or any of its Affiliates). Notwithstanding the forgoing provisions of this Section 9.02(d)(iii), if the Indemnifying Party has notified the Indemnified Party with reasonable promptness that the Indemnifying Party disputes, or reserves its rights to dispute, its liability to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this Section 9.02(d)(iii) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party will reimburse the Indemnifying Party in full for all costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section 9.02(d)(iii), but the Indemnifying Party will bear its own costs and expenses with respect to such participation. Regardless of whether the Indemnifying Party defends a Third Party Claim on behalf of the Indemnified Party or participates in the defense thereof, the Indemnified Party and the Indemnifying Party shall reasonably cooperate with each other in all material respects in connection with the defense for such Third Party Claim. Each Indemnified Party shall furnish such information regarding itself and the Third Party Claim as the Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense thereof. No Third Party Claim may be settled by the Indemnifying Party without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld), unless such settlement provides a release of the Indemnified Party for such claim.

                  (iv) In the event any Indemnified Party should have a claim for Losses against any Indemnifying Party hereunder that does not involve a Third Party Claim being asserted against or sought to be collected from the Indemnified Party, the Indemnified Party shall deliver an Indemnity Notice (as defined below) with reasonable promptness to the Indemnifying Party after the Indemnified Party has actual notice of such claim. The failure by any Indemnified Party to give the notice referred to in the preceding sentence shall not impair such party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. The Indemnifying Party and the Indemnified Party agree to proceed in good faith to negotiate a resolution of any dispute relating to such a claim for Losses within sixty (60) days following receipt of any Indemnity Notice. If any such claim is not resolved within the foregoing period, the parties may pursue any available remedies.

                  (v) The term "Claim Notice" shall mean written notification of a Third Party Claim by an Indemnified Party to an Indemnifying Party pursuant to
Section 9.02(d)(i), enclosing a copy of all papers served, if any, and specifying the nature of and alleged basis for such Third Party Claim and, to the extent then feasible, the alleged amount or the estimated amount of such Third Party Claim.

                  (vi) The term "Indemnity Notice" shall mean written notification of a claim for indemnity (which claim does not involve a Third Party Claim) by an Indemnified Party to an Indemnifying Party pursuant to
Section 9.02(d)(iv) hereof, specifying the nature of and specific basis for such claim and, to the extent then feasible, the amount or the estimated amount of such claim.

                  (vii) Any estimated amount of a claim submitted in a Claim Notice or an Indemnity Notice shall not be conclusive of the final amount of such claim.

                  (viii) Notwithstanding any other provision hereof, any contest or claim for indemnification under Article VII shall be governed by the procedures of such Article VII and not by the provisions of this Section 9.03.

                  (ix)  In   connection   with  each  Third  Party  Claim,   the
Indemnifying   Party  shall  obligated  to  provide  only  one  counsel  to  all
Indemnified Parties.

         (e) (i) The terms and provisions set forth in this Section 9.02 shall constitute the sole rights and remedies of the parties for money damages in respect of any inaccuracies of representations or warranties or any breaches of covenants or agreements contained in this Agreement.

                  (ii) In the event of a claim pursuant to Section 9.02(a)(v), the Parent agrees, to the extent practical, to seek recovery for the related Losses first from any products liability insurance providing coverage to the Parent therefor, and then from the Escrow Shares (as defined in the Escrow Agreement), prior to collection of such Losses from the Members; provided, however, the foregoing provision shall in no way limit or restrict any actions or proceedings by the Parent against any Indemnifying Party, including without limitation the Members, to the extent the Parent deems, in its discretion, such actions or proceedings to be necessary to preserve, maintain or enforce any of its rights against any Indemnifying Party.

         SECTION 9.03.  Limits on Indemnification.

         (a) No amount shall be payable by any  Indemnifying  Party  pursuant to
Section 9.02(a) or (b) unless and until the aggregate amount of Losses indemnifiable under Section 9.02(a) or (b) exceeds $300,000 and the Indemnifying Party shall indemnify the Indemnified Party to the full extent of such Losses up to but not to exceed $3,000,000.

         (b) The limitations set forth in Sections 9.03(a) shall not apply with respect to any Losses suffered or incurred by the Parent in connection with (i) the representations contained in Sections 3.01, 3.04, 3.16, 3.21 and 3.24, and
(ii) the representations, covenants and indemnities contained in Article VII, and the Members shall fully indemnify the Parent for any such Losses from the first dollar of such Losses to the full extent of such Losses.

         (c) The amount of any indemnification obligation of an Indemnifying Party shall be reduced by an amount equal to the value of the net Tax benefit actually received by the Indemnified Party (to be calculated at the highest marginal rate then applicable to the Indemnified Party) with respect to any loss or other item the payment of which by an Indemnified Party shall produce a deduction or an addition to basis for federal income tax purposes, such benefit to be offset to the extent that the payment is treated as taxable income or results in a reduction in basis to the Indemnified Party. No Indemnified Party shall take any action or omit to take any action the primary purpose of which is to avoid the application of this Subsection 9.03(c); provided, however, that each Indemnified Party shall be permitted to engage in its own tax planning, notwithstanding that the effect of such tax planning is to cause this Subsection 9.03(c) to be inapplicable.

         (d) Notwithstanding any provision of this Agreement to the contrary, the amount of any indemnification obligation of the Parent under this Article IX shall be paid by the Parent solely in shares of the Parent's Common Stock, which for such purposes shall be valued at $24.00 per share.

         (e) The $300,000 limitation set forth in Section 9.03(a) shall not apply with respect to any Losses suffered or incurred by the Parent or Acquisition or any of their respective Affiliates in connection with the claims, damages or other liabilities described in Section 9.02(a)(vi) of this Agreement, and the Company and the Members shall fully indemnify the Parent or Acquisition for such Losses to the full extent of such Losses.

         SECTION 9.04. Security for Members' Agreement to Indemnify. To secure the Members' obligations to indemnify the Parent and Acquisition hereunder, at the Closing, the Members shall deposit 10% of the shares of the Parent's Common Stock received by them at the Closing with City National Bank of Baton Rouge (or such other financial institution acceptable to the Parent), as escrow agent, to be held and released in accordance with the terms of the Escrow Agreement. Such escrowed funds and shares and right of set-off, however, shall not be the Parent's exclusive remedies hereunder, and nothing herein shall preclude the assertion by the Parent of any other right or remedies in respect of the foregoing agreements on indemnity.


                                    ARTICLE X

                                     WAIVER

         SECTION 10.01. Waiver. Any party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements or conditions of the other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.


                                   ARTICLE XI

                               GENERAL PROVISIONS

         SECTION 11.01. Solidary Obligation of Members. The obligations of the Members under this Agreement shall be solidary; provided the maximum liability of each such Member shall not exceed a percentage of all amounts owing by the Members hereunder equal to 125% of a fraction of which the numerator is the percentage membership interest in the Company owned by such Member immediately prior to the Closing Date and the denominator is 100%.

         SECTION 11.02. Expenses. All costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

         SECTION 11.03. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by telecopy (confirmed by telephone within 24 hours following receipt thereof), or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.03):

(a)      if to the Members or the Company:

         Bradford J. Brower
         851 South Freeport Industrial Parkway
         Clearfield, Utah  84015
         Telecopy:  (801) 773-6185
         Telephone: (801) 773-7300

         with a copy to:

         LeBoeuf, Lamb, Greene & MacRae, L.L.P.
         1000 Kearns Building
         136 South Main Street
         Salt Lake City, Utah  84101
         Attention:  Nolan S. Taylor, Esq.
         Telecopy:  (801) 359-8256
         Telephone: (801) 320-6700

         and

(b)      if to the Parent or Acquisition:

         The Shaw Group Inc.
         11100 Mead Road
         Baton Rouge, Louisiana  70816
         Attention:  Bret M. Talbot
         Telecopy:  (504) 296-1199
         Telephone:  (504) 296-1140
         with a copy to:

         Kantrow, Spaht, Weaver & Blitzer
         (A Professional Law Corporation)
         Suite 300, City Plaza
         445 North Boulevard
         P.O. Box 2997
         Baton Rouge, Louisiana 70821-2997
         Attention:  J. Michael Robinson, Jr., Esq.
         Telecopy:         (504) 343-0637
         Telephone:        (504) 383-4703

         and

         Fulbright & Jaworski, L.L.P.
         1301 McKinney, Suite 5100
         Houston, Texas  77010-3095
         Attention:  William H. Caudill, Esq.
         Telecopy:         (713) 651-5246
         Telephone:        (713) 651-5151

         SECTION 11.04. Public Announcements. Except to the extent that the Members or Parent believes on the advice of counsel that public disclosure is required by Law, no party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without prior notification to the other parties, and the parties shall cooperate as to the timing and contents of any such press release or public announcement.

         SECTION 11.05. Headings; Construction. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The provisions of this Agreement were negotiated by the parties hereto and this Agreement shall be deemed to have been drafted by all the parties hereto.

         SECTION 11.06. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

         SECTION 11.07. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof.

         SECTION 11.08. Assignment. This Agreement may be assigned by any party hereto, but such assignment shall not release or discharge the assigning party from its obligations hereunder.

         SECTION 11.09. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

         SECTION 11.10. Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the parties hereto or (b) by a waiver in accordance with Section 10.01.

         SECTION 11.11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Louisiana, applicable to contracts executed in and to be performed entirely within that state.

         SECTION 11.12. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         SECTION 11.13. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

         SECTION 11.14. Legal Advice. Each party hereto represents and warrants to the other party that he, she or it has consulted attorneys, accountants and tax advisors of their own choosing concerning the legal, financial and tax consequences of this Agreement

         SECTION  11.15.  Remedies Not  Exclusive.  Subject to the provisions of
Section 9.02 (e), no remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or not or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by any party hereto shall not constitute a waiver of the right to pursue other available remedies.

         IN  WITNESS  WHEREOF,   the  Members,   the  Company,  the  Parent  and
Acquisition have caused this Agreement to be executed as of the date first written above, the corporate parties represented herein by their respective officers thereunto duly authorized.

THIS PURCHASE AND SALE AGREEMENT IS NOT A PROSPECTUS AND ANY OFFERING OF THE SHARES OF COMMON STOCK OF THE SHAW GROUP INC., COVERED BY THIS AGREEMENT IS NOT A PUBLIC OFFERING. RECIPIENTS OF SUCH SHARES WILL NOT BE ENTITLED TO BRING A CAUSE OF ACTION FOR RESCISSION UNDER SECTION 12(2) OF THE SECURITIES ACT OF 1933 FOR AN UNTRUE STATEMENT OF A MATERIAL FACT OR FOR THE FAILURE TO STATE A MATERIAL FACT.

                                        COMPANY:
                                        FREEPORT PROPERTIES, L.C.

                                        By: -----------------------------
                                             Name: Bradford J. Brower
                                             Title:

                                        MEMBERS:

                                        ---------------------------------
                                        Bradford J. Brower (56%)

                                        ---------------------------------
                                        Donald Robertson (18%)

                                        ---------------------------------
                                        Robert Schroeder (16%)

                                        ---------------------------------
                                        M. Russell Ballard (8%)

                                        ---------------------------------
                                        Greg R. Cowley (2%)

                                        PARENT:

                                        THE SHAW GROUP INC.

                                        By:______________________________
                                             Name:_______________________
                                             Title:______________________

                                        ACQUISITION:

                                        SAON PROPERTIES, INC.

                                        By:______________________________
                                             Name:_______________________
                                             Title:______________________